THIS DOCUMENT IS A COPY OF THE DEFINITIVE PROXY MATERIALS FILED ON FEBRUARY 14, 1994 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

                               BURNUP & SIMS INC.


        The undersigned hereby appoints Nick A. Caporella and George R. Bracken, or either of them, each with the power to appoint his substitute, proxies to represent the undersigned and to vote as designated below all of the shares of Common Stock of Burnup & Sims Inc. (the "Company") held of record by the undersigned on January 31, 1994 at the Annual and Special Meeting of Stockholders (the "Meeting") to be held on March 11, 1994 and at any adjournment or postponement thereof.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        1.   ELECTION OF SAMUEL C. HATHORN, JR. AS DIRECTOR.

        /__/ FOR the nominee listed above

        /__/ WITHHOLD AUTHORITY to vote for the nominee listed above


        2.   TO  APPROVE THE TERMS  OF AN AGREEMENT  DATED AS OF  OCTOBER 15,
   1993, AS AMENDED, PURSUANT TO WHICH, AMONG OTHER THINGS, (i) THE COMPANY WILL ACQUIRE (THE "ACQUISITION") ALL OF THE OUTSTANDING CAPITAL STOCK OF CHURCH & TOWER, INC. ("CT") AND CHURCH & TOWER OF FLORIDA, INC. ("CTF") FOR $58.8 MILLION IN EXCHANGE FOR 10,250,000 SHARES OF COMMON STOCK OF THE COMPANY AND (ii) IMMEDIATELY THEREAFTER, THE COMPANY WILL REDEEM 3,153,847 SHARES OF COMMON STOCK OF THE COMPANY OWNED BY NATIONAL BEVERAGE CORP. ("NBC") IN CONSIDERATION FOR THE CANCELLATION OF $18,092,313 OF INDEBTEDNESS OWED BY NBC TO THE COMPANY.

        /__/ FOR                 /__/ AGAINST             /__/ ABSTAIN





   MI1-52505.1

        3.   TO  APPROVE  AN  AMENDMENT   TO  THE  COMPANY'S  CERTIFICATE  OF
   INCORPORATION (THE "CERTIFICATE") CHANGING THE NAME OF THE COMPANY TO MASTEC INC.

         /__/ FOR                /__/ AGAINST             /__/ ABSTAIN


        4. TO APPROVE AN AMENDMENT TO THE CERTIFICATE INCREASING THE TOTAL NUMBER OF SHARES OF COMMON STOCK WHICH THE COMPANY IS AUTHORIZED TO ISSUE FROM 25,000,000 TO 50,000,000.

        /__/ FOR                 /__/ AGAINST             /__/ ABSTAIN


        5. TO APPROVE AN AMENDMENT TO THE CERTIFICATE TO ELIMINATE ALL DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS PRESCRIBED IN THE CERTIFICATE RELATING TO THE 5,000,000 SHARES OF PREFERRED STOCK AUTHORIZED BY THE CERTIFICATE AND WHICH MAY IN THE FUTURE BE ISSUED BY THE COMPANY.

        /__/ FOR                 /__/ AGAINST             /__/ ABSTAIN



        6. TO APPROVE AN AMENDMENT TO THE CERTIFICATE TO ADOPT THE PROVISIONS OF SECTION 102(b)(7) OF THE DELAWARE GENERAL CORPORATION LAW ("DGCL") RELATING TO THE LIABILITY OF DIRECTORS.

        /__/ FOR                 /__/ AGAINST             /__/ ABSTAIN


        7. TO APPROVE AN AMENDMENT TO THE CERTIFICATE TO BROADEN THE CORPORATE POWERS OF THE COMPANY TO THE MAXIMUM EXTENT PERMITTED BY THE DGCL AND MAKE CERTAIN OTHER CLARIFICATIONS TO THE CERTIFICATE.

        /__/ FOR                 /__/ AGAINST             /__/ ABSTAIN

        8. TO APPROVE THE COMPANY'S 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

        /__/ FOR                 /__/ AGAINST             /__/ ABSTAIN


        9.   TO APPROVE THE COMPANY'S 1994 STOCK INCENTIVE PLAN.

        /__/ FOR                 /__/ AGAINST             /__/ ABSTAIN


        AS A CONDITION TO THE CONSUMMATION OF THE ACQUISITION, THE STOCKHOLDERS OF THE COMPANY ARE REQUIRED TO HAVE APPROVED EACH OF THE FOREGOING AMENDMENTS TO THE CERTIFICATE (PROPOSALS NOS. 3 THROUGH 7), PROPOSED BY THE STOCKHOLDERS OF CT AND CTF. IF EACH OF THE PROPOSED AMENDMENTS TO THE CERTIFICATE ARE NOT APPROVED BY THE REQUISITE NUMBER OF STOCKHOLDER VOTES, THE ACQUISITION MAY NOT BE CONSUMMATED EVEN IF THE TERMS OF THE ACQUISITION AGREEMENT ARE APPROVED BY THE STOCKHOLDERS OF THE COMPANY. ADDITIONALLY, THE PROPOSALS TO (i) APPROVE THE AMENDMENTS TO THE COMPANY'S CERTIFICATE, (ii) APPROVE THE COMPANY'S 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND (iii) APPROVE THE COMPANY'S 1994 STOCK INCENTIVE PLAN ARE CONDITIONED UPON THE APPROVAL OF THE TERMS OF THE ACQUISITION AGREEMENT. ACCORDINGLY, IF THE ACQUISITION AGREEMENT IS NOT APPROVED, THESE PROPOSALS, EVEN IF APPROVED BY THE STOCKHOLDERS, WILL NOT BE EFFECTED.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED, "FOR" PROPOSALS 1 THROUGH 9, AND WILL BE VOTED AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                 Dated ________________________________, 1994



                                 __________________________________________
                                      Signature



                                 __________________________________________
                                      Signature if held jointly



                                 Please   sign   exactly   as  name   appears
                                 opposite.   When  shares are  held by  joint
                                 tenants,  both should sign.  When signing as
                                 attorney,  executor,  administrator, trustee
                                 or guardian, please give full title as such.
                                 If  a  corporation,  please  sign   in  full
                                 corporate   name   by  President   or  other
                                 authorized  officer.    If   a  partnership,
                                 please   sign   in   partnership   name   by
                                 authorized person.




                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                        PROMPTLY USING ENCLOSED ENVELOPE

          NOTICE OF 1993 ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS -
                               BURNUP & SIMS INC.


   TIME:     2:00 p.m. local time

   DATE:     March 11, 1994

   PLACE:    Palm Beach Gardens Marriott
             4000 RCA Boulevard
             Palm Beach Gardens, Florida  33410

        At the 1993 Annual and Special Meeting of Stockholders of Burnup & Sims Inc. (the "Company"), and any adjournments or postponements thereof (the "Meeting"), the following proposals are on the agenda for action by the stockholders:

        .    To elect one director to serve as a Class II director.

        . To approve the terms of an Agreement, dated as of October 15, 1993, as amended (the "Acquisition Agreement"), by and among the Company, and the stockholders of Church & Tower, Inc., a Florida corporation ("CT"), and Church & Tower of Florida, Inc., a Florida corporation ("CTF"), pursuant to which, among other things, (i) the Company will acquire (the "Acquisition") all of the issued and outstanding capital stock of CT and CTF for $58.8 million in exchange for 10,250,000 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), and
             (ii) immediately thereafter, the Company will redeem (the "Redemption") 3,153,847 shares of Common Stock owned by National Beverage Corp. ("NBC"), in consideration for the cancellation of $18,092,313 of indebtedness owed by NBC to the Company.

        .    To  approve  an  amendment   to  the  Company's  Certificate  of
             Incorporation (the "Certificate") changing the name of the Company to MasTec Inc.

        . To approve an amendment to the Certificate increasing the total number of shares of Common Stock which the Company is authorized to issue from 25,000,000 to 50,000,000.

        . To approve an amendment to the Certificate to eliminate all designations, powers, preferences, rights, qualifications, limitations and restrictions prescribed in the Certificate relating to the 5,000,000 shares of preferred stock authorized by the Certificate and which may in the future be issued by the Company.

        . To approve an amendment to the Certificate to adopt the provisions of Section 102(b)(7) of the Delaware General
             Corporation  Law   ("DGCL")    relating  to   the  liability  of
             directors.

        . To approve an amendment to the Certificate to broaden the corporate powers of the Company to the maximum extent permitted by the DGCL and make certain other clarifications to the Certificate.

        . To approve the Company's 1994 Stock Option Plan for Non-Employee Directors.

        .    To approve the Company's 1994 Stock Incentive Plan.

        . To transact such other business as may properly come before the Meeting.

        The Redemption will not be consummated unless the Acquisition shall have occurred. Accordingly, assuming satisfaction of all other conditions to the consummation of the Acquisition, approval by stockholders of the Acquisition Agreement shall result in consummation of the Redemption. A vote in favor of the Acquisition Agreement may preclude a stockholder from challenging the Acquisition, the Redemption and the other transactions described in the accompanying Proxy Statement and from participating in, and receiving damages, if any, as a result of any action which has been or may be filed on behalf of any or all of the stockholders with respect to such transaction, including the class action and derivative complaint filed by a stockholder of the Company relating to, among other things, the Acquisition, the Redemption and certain other transactions described in the Proxy Statement.

        Upon consummation of the Acquisition and the transactions contemplated thereby, the former stockholders of CT and CTF will own approximately 65% of the issued and outstanding shares of Common Stock of the Company. Accordingly, to the extent they act in concert, the former stockholders of CT and CTF will have the ability to control the affairs of the Company and control the election of the Company's directors regardless of how the other stockholders may vote. Furthermore, such persons will have the ability to control other actions requiring stockholder approval, including certain fundamental corporate transactions such as a merger or sale of substantially all of the assets of the Company, regardless of how the other stockholders may vote. This ability may be enhanced by the adoption of the proposed amendments to the Certificate, including those which would (i) increase the number of authorized shares of Common Stock from twenty-five million (25,000,000) to fifty million (50,000,000), and
   (ii) eliminate all designations, powers, preferences, rights, qualifications, limitations and restrictions in the Certificate relating to the Company's preferred stock.

        These proposed amendments to the Certificate may be deemed to have the effect of making more difficult the acquisition of control of the Company after the consummation of the Acquisition by means of a hostile tender offer, open market purchases, a proxy contest or otherwise. On the one hand, these amendments may be seen as encouraging persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company; on the other hand, the amendments may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt may be economically beneficial to the Company and its stockholders. Furthermore, the proposed amendments to the Certificate and the fact that the CT and CTF stockholders will own approximately 65% of the Common Stock after the consummation of the Acquisition and the Redemption may have a negative effect on the market price and liquidity of the Common Stock.

        Only holders of record of Common Stock of the Company at the close of business on January 31, 1994 are entitled to notice of, and to vote at, the Meeting.

        A complete list of the stockholders entitled to vote at the Meeting will be open to examination by any stockholder, for any proper purpose, during ordinary business hours for a period of ten days prior to the Meeting at the corporate offices of the Company at One North University Drive, Fort Lauderdale, Florida 33324. This list will also be kept at the Meeting and may be inspected by any stockholder present.

        A Proxy Statement, setting forth certain additional information, and the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1993 and Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1993, as amended, accompany this Notice of Annual and Special Meeting.

        All stockholders are cordially invited to attend the Meeting in person. Please complete and return the proxy in the enclosed envelope addressed to the Company, since a majority of the outstanding shares entitled to vote at the Meeting must be represented at the Meeting in order to transact business. Stockholders have the power to revoke any such proxy at any time before it is voted and the giving of such proxy will not affect the right to vote in person if the Meeting is attended. Your vote is important.

                                      By Order of the Board of Directors,

                                       /s/ Nick A. Caporella
                                      ________________________________
                                      Nick A. Caporella
                                      Chairman of the Board,
                                      President and Chief Executive Officer

   February 10, 1994
   Fort Lauderdale, Florida

                                Table of Contents

   INFORMATION CONCERNING PROXY  . . . . . . . . . . . . . . . . . . . .    1

   PURPOSES OF THE MEETING . . . . . . . . . . . . . . . . . . . . . . .    2

   SUMMARY OF THE ACQUISITION AND RELATED MATTERS  . . . . . . . . . . .    4

   PROPOSAL TO APPROVE ACQUISITION AGREEMENT
   WITH CHURCH & TOWER, INC. AND
   CHURCH & TOWER OF FLORIDA, INC. . . . . . . . . . . . . . . . . . . .   10
        General  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
        Background of CT and CTF . . . . . . . . . . . . . . . . . . . .   10
        Background of Transaction  . . . . . . . . . . . . . . . . . . .   11
        Reasons for Engaging in the Acquisition  . . . . . . . . . . . .   17
        Report and Opinion of Financial Advisor  . . . . . . . . . . . .   20
        Terms of the Acquisition Agreement . . . . . . . . . . . . . . .   25
        Certain Effects of the Acquisition . . . . . . . . . . . . . . .   26
        Interest of Certain Persons in Matters to be Acted Upon  . . . .   28
        Operations Following the Acquisition . . . . . . . . . . . . . .   29
        Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . .   30
        Restrictions on Resales of Burnup Shares to be
          Issued in the Acquisition. . . . . . . . . . . . . . . . . . .   30
        Certain Expenses of the Acquisition  . . . . . . . . . . . . . .   30
        Memorandum of Understanding  . . . . . . . . . . . . . . . . . .   30

   PROPOSAL TO APPROVE AMENDMENTS TO THE
   COMPANY'S CERTIFICATE OF INCORPORATION  . . . . . . . . . . . . . . .   32

   PROPOSAL TO APPROVE 1994 STOCK OPTION
   PLAN FOR NON-EMPLOYEE DIRECTORS . . . . . . . . . . . . . . . . . . .   38
        Summary of Directors' Plan . . . . . . . . . . . . . . . . . . .   38
        Federal Income Tax Consequences  . . . . . . . . . . . . . . . .   40

   PROPOSAL TO APPROVE
   1994 STOCK INCENTIVE PLAN . . . . . . . . . . . . . . . . . . . . . .   41
        Summary of Incentive Plan  . . . . . . . . . . . . . . . . . . .   41

        Federal Income Tax Consequences  . . . . . . . . . . . . . . . .   44

   ELECTION OF DIRECTOR  . . . . . . . . . . . . . . . . . . . . . . . .   47

   MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
        Information as to Nominees and Other Directorships . . . . . . .   47
        Nominee for Director . . . . . . . . . . . . . . . . . . . . . .   47
        Directors Whose Terms of Office will Continue After
          the Annual Meeting . . . . . . . . . . . . . . . . . . . . . .   48
        Executive Officers . . . . . . . . . . . . . . . . . . . . . . .   49
        Proposed Directors and Executive Officers  . . . . . . . . . . .   49
        Directors Following Consummation of the Acquisition  . . . . . .   51
        Meetings and Committees of the Board of Directors  . . . . . . .   51
        Director Compensation  . . . . . . . . . . . . . . . . . . . . .   52

   EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . .   52
        Summary Compensation Table . . . . . . . . . . . . . . . . . . .   52
        Options Granted in Last Fiscal Year  . . . . . . . . . . . . . .   53
        Aggregate Fiscal Year-End Stock Option Value Table . . . . . . .   53
        Long-Term Incentive and Pension Plans  . . . . . . . . . . . . .   53
        Report of the Compensation and Stock Option Committee  . . . . .   54
        Executive Compensation Subsequent to the Acquisition . . . . . .   55

   PERFORMANCE GRAPH . . . . . . . . . . . . . . . . . . . . . . . . . .   55

   CERTAIN TRANSACTIONS AND LITIGATION . . . . . . . . . . . . . . . . .   56

   CERTAIN CT AND CTF TRANSACTIONS . . . . . . . . . . . . . . . . . . .   57

   SELECTED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . .   59

   THE COMPANY, CT AND CTF UNAUDITED PRO FORMA
   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . . .   62

   CT AND CTF'S MANAGEMENT'S DISCUSSION AND
   ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION  . . . . . .   68
        Results of Operations  . . . . . . . . . . . . . . . . . . . . .   68

        Liquidity and Capital Resources  . . . . . . . . . . . . . . . .   69

   OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS . . . . . . . . . . .   71

   VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF . . . . . . . . . . .   72
        Security Ownership of Certain Beneficial Owners  . . . . . . . .   72
        Security Ownership of Management . . . . . . . . . . . . . . . .   73
        Compliance with Section 16(a) of the Securities
          Exchange Act of 1934 . . . . . . . . . . . . . . . . . . . . .   74

   INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . .  F-1

   STOCKHOLDER PROPOSALS FOR ANNUAL MEETING  . . . . . . . . . . . . . .   75

   INDEPENDENT AUDITORS  . . . . . . . . . . . . . . . . . . . . . . . .   75

   AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . .   75

   INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . . . .   76

   APPENDICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

                 1993 ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                               BURNUP & SIMS INC.
                              ____________________

                                 PROXY STATEMENT
                               ___________________


        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Burnup & Sims Inc., a Delaware corporation ("Burnup & Sims" or the "Company"), of proxies from the holders of the Company's Common Stock, par value $.10 per share (the "Common Stock"), for use at the 1993 Annual and Special Meeting of Stockholders of the Company to be held at the Palm Beach Gardens Marriott, 4000 RCA Boulevard, Palm Beach Gardens, Florida 33410 on March 11, 1994 at 2:00 p.m., local time and any adjournments or postponements thereof (the "Meeting").


        The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is February 10, 1994. Stockholders should review the information provided herein in conjunction with the Annual Report on Form 10-K of the Company for the fiscal year ended April 30, 1993 (the "Annual Report"), and the Quarterly Report on Form 10-Q of the Company for the six months ended October 31, 1993, as amended, which accompany this Proxy Statement.

                          INFORMATION CONCERNING PROXY

        The giving of a proxy does not preclude the right to vote in person should any stockholder giving a proxy so desire. The mailing address of the principal executive offices of the Company is P.O. Box 15070, Fort Lauderdale, Florida 33318. A stockholder who gives a proxy may revoke it at any time before it is exercised, either in person at the Meeting or by filing with Ms. Margaret M. Madden, Vice President and Corporate Secretary of the Company, at the address of the executive offices set forth above, a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked.

        The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual and Special Meeting of Stockholders and the enclosed proxy will be borne by the Company. In addition to the use of mail, officers, directors and employees of the Company may solicit proxies personally and by telephone. The Company's officers, directors and employees will receive no compensation for soliciting proxies other than their regular salaries. The Company has retained Hill & Knowlton to assist in soliciting proxies for use at the Meeting for an aggregate fee of $8,000 plus reimbursement of reasonable out-of-pocket expenses. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners on whose behalf they are holding shares of Common Stock and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

        At the Meeting, the Company's stockholders will consider and vote upon the following matters:

        1. The election of one member to the Company's Board of Directors to serve as a Class II director.

        2. The approval of the terms of an Agreement, dated as of October 15, 1993 by and among the Company and the stockholders of Church & Tower, Inc., a Florida corporation ("CT"), and Church & Tower of Florida, Inc., a Florida corporation ("CTF"), as amended (the "Acquisition Agreement"), pursuant to which, among other things, (i) the Company will acquire all of the issued and outstanding capital stock of CT and CTF (collectively, the "CT and CTF Shares") for $58.8 million in exchange for 10,250,000 shares of Common Stock (the "Burnup Shares"), and (ii) immediately thereafter, the Company will redeem (the "Redemption") 3,153,847 shares of Common Stock owned by National Beverage Corp. ("NBC"), in consideration for the cancellation of $18,092,313 of indebtedness owed by NBC to the Company. The acquisition of CT and CTF by the Company pursuant to the terms of the Acquisition Agreement is sometimes herein referred to as the "Acquisition."

        3. The approval of an amendment to the Company's Certificate of Incorporation (the "Certificate") changing the name of the Company to MasTec Inc.

        4. The approval of an amendment to the Certificate increasing the total number of shares of Common Stock which the Company is authorized to issue from 25,000,000 to 50,000,000.

        5. The approval of an amendment to the Certificate to eliminate all designations, powers, preferences, rights, qualifications, limitations and restrictions prescribed in the Certificate relating to the 5,000,000 shares of preferred stock authorized by the Certificate and which may in the future be issued by the Company.

        6. The approval of an amendment to the Certificate to adopt the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") relating to the liability of directors.

        7. The approval of an amendment to the Certificate to broaden the corporate powers of the Company to the maximum extent permitted by the DGCL and make certain other clarifications to the Certificate.

        8. The approval of the Company's 1994 Stock Option Plan for Non-Employee Directors.

        9.   The approval of the Company's 1994 Stock Incentive Plan.

        10. The transaction of such other business as may properly come before the Meeting and any adjournments or postponements thereof.

        As a condition to the consummation of the Acquisition, the stockholders of the Company are required to have approved each of the foregoing amendments to the Certificate, proposed by the stockholders of CT and CTF. If each of the proposed amendments to the Certificate are not approved by the requisite number of stockholder votes, the Acquisition may not be consummated even if the terms of the Acquisition Agreement are approved by the stockholders of the Company. Additionally, the proposals to (i) approve such amendments to the Company's Certificate, (ii) approve the Company's 1994 Stock Option Plan for Non-Employee Directors and
   (iii) approve the Company's 1994 Stock Incentive Plan are conditioned upon the approval of the terms of the Acquisition Agreement. Accordingly, if the Acquisition Agreement is not approved, these proposals, even if approved by the stockholders, will not be effected.

        Unless a stockholder otherwise specifies therein, all shares represented by valid proxies will be voted FOR the election as director of the Company of the person named under the caption "Election of Director," FOR the adoption of the Acquisition Agreement, FOR each of the amendments to the Company's Certificate, FOR approval of the Company's 1994 Stock Option Plan for Non-Employee Directors and FOR approval of the Company's 1994 Stock Incentive Plan, and will be voted at the discretion of the proxies on any other matter that may properly come before the Meeting. Where a stockholder has specified how a proxy is to be voted, it will be voted accordingly. The Board of Directors does not know of any action to be taken at the Meeting other than the foregoing.

                 SUMMARY OF THE ACQUISITION AND RELATED MATTERS

        The following is a summary of certain information contained in this Proxy Statement concerning the Acquisition and matters related thereto. This summary is provided for your convenience, should not be considered complete, and is qualified in its entirety by the detailed discussions contained elsewhere in this Proxy Statement, the Financial Statements and Notes thereto included herein or incorporated by reference herein and by reference to the Acquisition Agreement, a copy of which is attached hereto as Appendix A. Certain terms which are used in this Proxy Statement are defined in the summary. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE ENTIRE PROXY STATEMENT CAREFULLY, INCLUDING ALL APPENDICES HERETO AND ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

        The Company. The Company is a corporation incorporated under the laws of the state of Delaware with its principal offices located at One North University Drive, Fort Lauderdale, Florida 33324. Where appropriate, the term the Company shall mean and include Burnup & Sims Inc. and its subsidiaries. The Company's telephone number is (305) 587-4512.

        The Company was founded in 1929 and currently provides a wide range of cable design, installation and maintenance services to telephone, CATV and utility services throughout the United States. These services are rendered through various subsidiary companies located principally in California, Florida, Georgia, Mississippi, North Carolina and Texas. In addition, the Company manufactures power supplies for the CATV industry, operates a motion picture theater chain in the southeastern U.S. and also provides commercial printing and graphic arts services.


        CT and CTF. CT and CTF provide a broad range of services to the telecommunications industry and are engaged in providing construction and design services to government and industry, in South Florida. CTF is principally involved in providing engineering, construction and maintenance services to local utility companies under master contracts. CT is a subcontractor of CTF and engages in selected construction projects in the public and private sectors. CT and CTF are sometimes collectively referred to herein as the "CT Group." See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Background of CT and CTF."


        The Proposed Acquisition. Pursuant to the terms of the Acquisition Agreement, the Company will acquire the CT and CTF Shares for $58.8 million in exchange for 10,250,000 shares of Common Stock issued to the present stockholders of CT and CTF. As a result of the Acquisition, CT and CTF will become wholly-owned subsidiaries of the Company. The Acquisition will become effective immediately following receipt of stockholder approval and satisfaction or waiver of all other conditions set forth in the Acquisition Agreement (the "Closing Date" or the "Closing"). See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC - Terms of the Acquisition Agreement."


        Change of Control. As a result of transactions contemplated by and in connection with the Acquisition, the present stockholders of CT and CTF will own approximately 65% of the Common Stock outstanding immediately after consummation of the Acquisition and the Redemption. See "MANAGEMENT-Proposed Directors and Executive Officers." To the extent such persons act in concert, they will be controlling stockholders of the Company and will have the ability to control the election of the Company's directors and certain fundamental corporate transactions regardless of how the other stockholders may vote. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Certain Effects of the Acquisition - Change of Control."


        Requirements for Stockholder Approval. The listing requirements of The National Association of Securities Dealers Automated Quotation System ("NASDAQ") require stockholder approval of any transaction, such as the Acquisition, in which the issuer proposes to issue new shares of a listed class of securities constituting 20% or more of the outstanding shares of such class prior to the date of issuance. The Burnup Shares will constitute approximately 65% of the outstanding Common Stock following consummation of the Acquisition and the Redemption. Accordingly, it is a condition to the consummation of the Acquisition that holders of a majority of the outstanding Common Stock approve the terms of the Acquisition Agreement. The terms of the Acquisition Agreement were reviewed and approved by the Special Transaction Committee of the Board of Directors of the Company (the "Special Transaction Committee") on behalf of the stockholders of the Company (other than NBC and its affiliates). See "MANAGEMENT - Meetings and Committees of Board of Directors" for the names of the members of the Special Transaction Committee and the functions of such committee.


        The vote of a majority of the unaffiliated stockholders of the Company is not required to approve the Acquisition Agreement. NBC, which currently holds approximately 36% of the shares of outstanding Common Stock, will vote in connection with the proposal to approve the Acquisition Agreement. The Redemption will not be consummated unless the Acquisition shall have occurred. Accordingly, assuming satisfaction of all other conditions to the consummation of the Acquisition, approval by stockholders of the Acquisition Agreement shall result in consummation of the Redemption. A vote in favor of the Acquisition Agreement may preclude a stockholder of the Company from challenging the Acquisition, the Redemption and the other transactions described in this Proxy Statement and from participating in, and receiving damages, if any, as a result of any action which has been or may be filed on behalf of any or all of the stockholders with respect to such transactions. See "CERTAIN TRANSACTIONS AND LITIGATION" for a description of a class action and derivative complaint relating to, among other things, the Acquisition, the Redemption and certain other transactions described in this Proxy Statement. On November 16, 1993, the Board of Directors of the Company approved the Acquisition.

        The Redemption. The Acquisition Agreement provides as a condition to the consummation of the Acquisition by the stockholders of CT and CTF and the Company that (i) the Company shall have entered into a written agreement with NBC pursuant to which the Company shall have agreed to redeem 3,153,847 shares of Common Stock owned by NBC, (ii) all of the conditions to the consummation of the Redemption shall have been satisfied or waived, except the condition requiring consummation of the Acquisition, and (iii) the stockholders of CT and CTF shall have received a written certificate from the Chief Executive Officer and Chief Financial Officer of the Company that all of the conditions to the consummation of the Redemption shall have been satisfied or waived, except the condition to the Redemption that the Acquisition shall have occurred, which certificate shall be supported by a certificate from the Chief Executive Officer of NBC, to the same effect. Accordingly, the Acquisition will be consummated prior to the Redemption. The Acquisition and Redemption are sometimes referred to herein as the "Transaction."


        The Redemption was negotiated and approved by the Special Transaction Committee on behalf of the stockholders of the Company (other than NBC and its affiliates). The consideration for the Redemption will be the cancellation of $18,092,313 of indebtedness owed by NBC to the Company, consisting of (x) the outstanding principal of $17,500,000 of a 14% Subordinated Debenture (the "Subordinated Debenture") owed to the Company by NBC and (y) a credit of the next succeeding principal payments in the amount of $592,313 of a promissory note with an outstanding principal amount of $1,371,430 owed to the Company by NBC (the "Other Indebtedness"). Nick A. Caporella, the Chairman of the Board of Directors, President and Chief Executive Officer of the Company is also the Chairman of the Board of Directors, President, Chief Executive Officer and controlling stockholder of NBC. On November 16, 1993, the Board of Directors of the Company approved the Redemption. The Board of Directors of NBC has not yet approved the terms of the Redemption. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Interest of Certain Persons in Matters to be Acted Upon", and "CERTAIN TRANSACTIONS AND LITIGATION."

        Fairness Opinion. The Special Transaction Committee has retained PaineWebber Incorporated ("PaineWebber") as a financial advisor in connection with the Acquisition and the transactions contemplated thereby to render an opinion to the Special Transaction Committee as to the fairness from a financial point of view of the Transaction. On November 16, 1993, representatives of PaineWebber advised the Special Transaction Committee of its valuation analysis and indicated that they were not aware of any facts on such date that would preclude such representatives from recommending to PaineWebber's fairness opinion committee that on such date, the Transaction is fair, from a financial point of view to the Company and the holders of Common Stock other than NBC and its affiliates. On January 18, 1994, PaineWebber delivered their written opinion which is attached hereto as Appendix B indicating that each of the Acquisition, Redemption and Transaction is fair, from a financial point of view to the Company and the holders of Common Stock, other than NBC and its affiliates. The opinion of PaineWebber sets forth the assumptions made, the matters considered and the scope of the review. PaineWebber will reaffirm its opinion immediately prior to the Meeting. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Report and Opinion of Financial Advisor."

        Outstanding Stock Options. Pursuant to the terms of the Acquisition Agreement, the Company is required to take all necessary action to cause the acceleration, in certain instances, of the vesting periods of options and rights to elect alternative settlement methods issued pursuant to the Company's 1976 Stock Option Plan and 1978 Stock Option Plan. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. -Certain Effects of the Acquisition -- Outstanding Stock Options."

        Conditions to Acquisition. There are a number of conditions which must be satisfied prior to or simultaneous with the Acquisition, including certain matters relating to the Redemption. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF

   FLORIDA, INC. -Terms of the Acquisition Agreement -- Conditions of the Acquisition."

        Reasons for the Acquisition. In determining to recommend the approval of the Acquisition Agreement and the transactions contemplated thereby (including the Redemption) to the Board of Directors, and in approving the Acquisition Agreement and the transactions contemplated thereby (including the Redemption) and recommending that stockholders approve and adopt the Acquisition Agreement and the transactions contemplated thereby (including the Redemption), the Special Transaction Committee and the Board, respectively, considered and based their opinion as to the fairness of the transactions contemplated by the Acquisition Agreement, on a number of factors, including the following: (i) the belief of the Board and Special Transaction Committee that the combination of the Company, CT and CTF is an attractive business opportunity because the Company's financial condition, business prospects and senior management will be strengthened through the consummation of the Acquisition and greater economies of scale and synergies will be created;
   (ii) the belief of the Board and Special Transaction Committee that significant favorable recent developments are taking place in the domestic and international telecommunications industry and the combined entity will be better able to compete in the global marketplace; and (iii) the oral and written presentations and the written opinion of PaineWebber as to the fairness from a financial point of view of the Transaction to the Company and the holders of Common Stock other than NBC and its affiliates. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Background of Transaction; Reasons for Engaging in the Acquisition."


        Directors and Management of the Company Following the Acquisition. The Acquisition Agreement provides that upon consummation of the Acquisition and the transactions contemplated thereby, the Board of Directors will hold a meeting at which (i) Jorge Mas will be elected as President and Chief Executive Officer of the Company and the Board will determine his compensation and (ii) the size of the Board will be expanded from five to seven members. The directors intend to appoint Jorge L. Mas Canosa as a Class II director and Jorge Mas as a Class I director. Prior to the conducting of any other business at such meeting, Nick A. Caporella (a Class I Director) and Leo J. Hussey (a Class III Director) will resign from the Board of Directors. The remaining directors will appoint Eliot
   C. Abbott as a Class II Director and Arthur B. Laffer as a Class III Director to fill the resulting vacancies. Messrs. Mas Canosa and Mas are controlling stockholders of CTF and CT, respectively. See "MANAGEMENT - Proposed Directors and Executive Officers" and "EXECUTIVE COMPENSATION - Report of the Compensation and Stock Option Committee."

        Appraisal Rights. The holders of Common Stock are not entitled to appraisal rights under Delaware law with respect to the Acquisition or any transactions contemplated by the Acquisition Agreement.

        Restrictions on Resales of Burnup Shares. The Burnup Shares received by the stockholders of CT and CTF in connection with the Acquisition will be subject to certain restrictions on transfer. Pursuant to the
   Acquisition Agreement, however, the Company has agreed, under certain circumstances, to register the Burnup Shares. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Terms of the Acquisition Agreement -- Registration Rights" and "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. -Restrictions on Resales of Burnup Shares to be Issued in the Acquisition."

        Indemnification. The Acquisition Agreement provides that in certain circumstances (i) the Company will indemnify and hold harmless CT, CTF and their respective stockholders, and (ii) the CT and CTF stockholders will indemnify and hold harmless the Company, its subsidiaries and their respective officers and directors. The aggregate liability of the CT and CTF stockholders is limited to the sum of $1,000,000 plus the aggregate fair market value of 350,000 Burnup Shares on the date of payment. The Company's aggregate liability is limited to the sum of $2,500,000. The Acquisition Agreement also provides that at Closing, the Company will enter into an Indemnification Agreement with certain current and former directors and officers of the Company pursuant to which the Company will be obligated to indemnify and hold harmless such directors and officers to the fullest extent permitted under Delaware law, subject to certain limitations, for a period of six years after Closing for all damages and costs which they suffer or incur by reason of the fact that they were or are a director or officer of the Company. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Terms of the Acquisition Agreement - Indemnification."

        Accounting Treatment. The Acquisition will be accounted for as a "purchase", as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Because of certain factors, including the fact that the stockholders of the CT Group will hold a majority of the Common Stock subsequent to the Closing and that they or their designees will constitute a majority of the Board of Directors, it is anticipated that the Acquisition will be treated as a "reverse acquisition", with the CT Group considered to be the acquiring entity. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Certain Effects of the Acquisition -- Accounting Treatment."

        Certain Federal Income Tax Considerations. The stockholders of CT and CTF have received an opinion from Price Waterhouse substantially to the effect that, on the basis of the facts in existence at the Closing Date, the Acquisition constitutes a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Certain Effects of the Acquisition -- Federal Income Tax Considerations."

        Other Approvals. The Acquisition is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder. On January 21, 1994, the Company and the CT Group made the necessary filings under the

   HSR Act with the Federal Trade Commission and Justice Department and on February 2, 1994, the Company was notified that early termination of the waiting period had been granted. Additionally, under certain of the loan documents between the Company and its senior bank lender, and between the CT Group and its bank lender (which is the same as the Company's lender), the written consent of such lender is required to consummate the Acquisition. Such lender has orally indicated to each of the Company and the CT Group that it intends to provide its written consent for consummation of the Acquisition, subject to certain conditions. The Company and the CT Group are not currently aware of any other material permits, approvals, consents or similar actions that are required for consummation of the Acquisition.

        Approval by CT and CTF Stockholders. The stockholders of each of CT and CTF have unanimously approved the Acquisition Agreement.

        Amendments to the Company's Certificate. As a condition to the consummation of the Acquisition, the Company is required to have approved certain amendments to the Certificate proposed by the CT Group. See "PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION." The affirmative votes of the holders of a majority of the outstanding Common Stock will be required for approval of each amendment to the Certificate. The proposed amendments to the Certificate are contingent upon the consummation of the Acquisition and, as such, will not be effected unless the terms of the Acquisition Agreement are approved at the Meeting.

        The Proposal to Approve the Company's 1994 Stock Option Plan for Non-Employee Directors. The CT and CTF stockholders have proposed, subject to approval by the holders of the Common Stock, the 1994 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"). There will be 400,000 shares of Common Stock reserved for issuance pursuant to the Directors' Plan. The members of the Special Transaction Committee have agreed not to participate in the Directors' Plan. See "PROPOSAL TO APPROVE 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS."

        The Proposal to Approve 1994 Stock Incentive Plan. The CT and CTF stockholders have proposed, subject to approval by the holders of Common Stock, the 1994 Stock Incentive Plan (the "Incentive Plan") for key employees of the Company and its subsidiaries to replace the existing 1976 Stock Option Plan (the "Current Plan"). There will be 800,000 shares of Common Stock reserved for issuance pursuant to the Incentive Plan. See "PROPOSAL TO APPROVE 1994 STOCK INCENTIVE PLAN."


        Operations Following the Acquisition. Following consummation of the Acquisition, each of CT and CTF will become a wholly-owned subsidiary of the Company. Other than as described herein, it is the present intention of the CT and CTF stockholders to operate the subsidiaries of the Company under their present names and related trade names in substantially the same manner following consummation of the Acquisition as currently being operated. The proposed Board of Directors will, upon consummation of the Acquisition, review additional information about the Company and, upon completion of such review, may develop or propose plans which may result in changes in the operations of the Company. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Operations Following the Acquisition."

                    PROPOSAL TO APPROVE ACQUISITION AGREEMENT
                          WITH CHURCH & TOWER, INC. AND
                         CHURCH & TOWER OF FLORIDA, INC.

   General

        A copy of the Acquisition Agreement is attached to this Proxy Statement as Appendix A and incorporated herein by reference. The following summary of the material terms of the Acquisition Agreement, and the potential consequences thereof does not purport to be complete. The discussion of the Acquisition Agreement is qualified in its entirety by reference to the text of the Acquisition Agreement. The Company's stockholders are urged to read the entire proxy statement carefully, including all appendices hereto and all documents incorporated herein by reference.

        The Closing under the Acquisition Agreement will occur immediately following receipt of stockholder approval and satisfaction or waiver of all other conditions set forth in the Acquisition Agreement. As a result, each of CT and CTF will become wholly-owned subsidiaries of the Company and the former stockholders of CT and CTF will own approximately 65% of the outstanding Common Stock after giving effect to the Acquisition and the Redemption and, to the extent they act in concert, will be controlling stockholders of the Company. See " - Certain Effects of the Acquisition - Change in Control."


        The listing requirements of NASDAQ require stockholder approval of any acquisition transaction in which the issuer proposes to issue new shares of a listed class of securities constituting 20% or more of the outstanding shares of such class prior to the date of issuance. The Burnup Shares will constitute 65% of the outstanding Common Stock following consummation of the Acquisition and the Redemption contemplated thereby. Accordingly, it is a condition to the Acquisition that holders of a majority of the outstanding Common Stock of the Company approve the terms of the Acquisition Agreement.

        The terms of the Acquisition Agreement were reviewed and approved by the Special Transaction Committee on behalf of the stockholders of the Company (other than NBC and its affiliates). The vote of a majority of the unaffiliated stockholders of the Company is not required to approve the Acquisition Agreement. NBC, which currently holds approximately 36% of the shares of outstanding Common Stock, will vote in connection with the proposal to approve the Acquisition Agreement. A vote in favor of the Acquisition Agreement may preclude a stockholder of the Company from challenging the Acquisition, the Redemption and the other transactions described in this Proxy Statement and from participating in, and receiving damages, if any, as a result of any action which has been or may be filed on behalf of any or all of the stockholders with respect to such transactions. See "CERTAIN TRANSACTIONS AND LITIGATION" for a description of a class action and derivative complaint relating to, among other things, the Acquisition, the Redemption and certain other transactions described in this Proxy Statement.


   Background of CT and CTF

        CTF was incorporated under the laws of Florida in 1968. Since 1969, CTF has performed engineering, construction and maintenance services on behalf of Southern Bell, an affiliate of BellSouth, pursuant to master contracts covering outside plant work. CTF currently holds three such master contracts, expiring at various times through 1996, for Dade County and south Broward County, Florida. The revenues generated under such contracts constitute approximately 70% of its total combined revenues. CTF also provides construction and maintenance services under individual contracts to local utilities, including the Miami-Dade Water and Sewer Department.

        CT was incorporated under the laws of Florida in 1990 to engage in selected construction projects in the public and private sectors. In 1990, a joint venture (the "9001 Joint Venture") of which CT is the majority partner was established for the purpose of constructing a detention facility in Dade County with a capacity of approximately 2,500 beds which was completed in 1993. In September, 1990, CT entered into a joint venture (the "OCT Joint Venture") of which CT is a 20% minority partner with Constructora Norberto Odebrecht, an international construction contractor, to construct governmental projects. The OCT Joint Venture has completed the Brickell Extension Project of the City of Miami's Metro Mover, an elevated transportation system, and has begun construction of a landfill in south Dade County.

        In May 1992, CT merged with Communication Contractors, Inc., an affiliate of CTF engaged primarily in providing manpower and equipment to CTF. Since the merger, work under the Southern Bell master contracts has been subcontracted to CT. The principal offices of CT and CTF are located at 8600 N.W. 36th Street, Miami, Florida 33178 and their telephone number is (305) 599-1800.

   Background of Transaction

        The acquisition by the Company of CT and CTF represents the culmination of the Company's efforts to implement a transactional solution to the operational and strategic challenges resulting from the impact of the recession on the Company's core operations.

        The recent recession resulted in the deferral or cancellation of construction projects and a general contraction in the market for the services comprising the Company's core business. The Company believed that while it had adequate resources to participate in renewed growth in the market expected to occur following the recession's anticipated end, its ability to participate in that growth would be enhanced if it combined with a strategic partner. It was the Company's view that an appropriate partner would be one which conducted substantial business in the telecommunications services industry, had strong operational management and a history of positive operating results. The Company's management and Board recognized that the search for a strategic partner would have to be conducted with sensitivity to the possible detrimental effects that such a search could have on the Company's core business.

        In February 1992, the Company announced that it had entered into an agreement with certain stockholders of Dycom Industries, Inc. ("Dycom"), a company engaged in the telecommunications industry, pursuant to which, among other things, the Company acquired an option to purchase approximately 9.9% of the outstanding common stock of Dycom. At the time, the Company was seeking to effect a merger or business combination with Dycom. The Company believed that the combined entity would result in cost saving efficiencies that would enhance earnings. Over the course of the next few months, representatives of the Company unsuccessfully attempted to commence discussions with members of senior management of Dycom, as well as its Board of Directors. On December 3, 1992, the Company announced that the agreement had expired pursuant to its terms.

        In August 1992, after numerous attempts to negotiate with Dycom had failed, a meeting of the Special Transaction Committee of the Board of Directors was held to consider alternatives in light of the decline in profitability. The members of the Special Transaction Committee are Messrs. Conlee, Morse and Hathorn. During the course of the meeting, representatives of PaineWebber discussed with members of the Committee a variety of alternatives to enhance stockholder value, including a merger, sale of all or substantially all of the assets or other business combination. In addition, the Committee discussed the lack of any expression of interest by third parties to engage in a business combination with the Company in spite of the Company's public announcements that it was seeking to effect such a transaction. The difficulty of managing the Company's business during any attempt to seek strategic partners was also discussed. Prior to conclusion of the meeting, the Special Transaction Committee requested PaineWebber to prepare a proposal for the Committee's review with respect to engaging PaineWebber as financial advisor in connection with the sale or merger of the Company.

        In October 1992, the Board of Directors of the Company held a meeting to discuss the engagement of PaineWebber by the Special Transaction Committee to explore strategic alternatives for the Company, including the sale of part or all of the Company. Although PaineWebber was not formally engaged by the Special Transaction Committee, PaineWebber reflected upon strategic merger and acquisition alternatives and attempted to identify likely candidates for merger, joint ventures and/or partners for all or part of the Company. While PaineWebber considered certain companies as potential candidates, preliminary analysis and efforts by PaineWebber led it to conclude that there was a very low likelihood of effecting a transaction with any such candidates. In the course of its activities, PaineWebber noted that the impact of the economic recession on the industry of which the Company is a part substantially reduced the likelihood of successfully concluding a transaction, both because of effects of that recession on the Company's performance and the effects of the recession on potential other parties to a transaction. In addition, the interrelationship between the Company and NBC increased the difficulty of effecting a transaction.

        In April 1993, representatives of the Company were contacted by Jorge Mas, President of CT, who expressed an interest in meeting with the Company to discuss a possible business combination with the Company. From late April 1993 through July 1993, Nick A. Caporella, Chairman of the Board, President and Chief Executive Officer of the Company, met with representatives of the CT Group and discussed in conceptual terms the possibility of such a transaction. At these meetings, which were informal and general in nature, various structural possibilities pursuant to which the companies could be combined were explored.


        On July 10, 1993, a meeting of the Executive Strategic Planning Committee of the Board of Directors (the "Strategic Planning Committee") of the Company (which includes the members of the Special Transaction Committee) was held. The members of the Strategic Planning Committee, who had been advised from time to time of the discussions with CT Group prior to the meeting, were informed of the nature of the business of CT and CTF, their management and financial results and the impact an acquisition would have on the operations of the Company. Mr. Caporella informed the members of the Strategic Planning Committee of the discussions he had held with representatives of the CT Group and explored with the members of the Strategic Planning Committee the possibility of a business combination transaction. Mr. Caporella also advised the Strategic Planning Committee that the CT Group indicated that it may require that the repurchase of the Company's stock held by NBC be a condition to any such acquisition. Mr. Caporella also noted that a likely result of the transaction would be that the stockholders of the CT Group would become significant stockholders of the Company. Mr. Caporella also indicated that in light of a condition requiring repurchase of Common Stock from NBC, the terms of any such transaction would require the review and approval of the Special Transaction Committee of the Board of Directors. Mr. Caporella further indicated that stockholder approval would be required for such an acquisition in accordance with the rules of NASDAQ. The Strategic Planning Committee then discussed the various alternatives available to the Company, including the lack of any viable alternatives which could maximize stockholder value, such as a recapitalization, extraordinary dividend, or sale of assets to other third parties. The Strategic Planning Committee noted that previous attempts to find a strategic partner for the Company were unsuccessful and that a recapitalization or extraordinary dividend could not be effectuated in light of the losses being reported by the Company, the effect such a transaction would have on the Company's cash flow and the inability of the Company to obtain sufficient borrowings to fund such transactions. At the conclusion of the meeting, the Strategic Planning Committee determined that Mr. Caporella should hold further meetings with the CT Group and report his progress to the Strategic Planning Committee or the full Board at a later date.


        From late July through mid August 1993, the parties and their respective advisors negotiated the terms of a letter agreement (the "Letter Agreement"). On August 18, 1993, a meeting was held among representatives of the Company and the stockholders of the CT Group and their advisors at which time the Letter Agreement was executed. The Letter Agreement provided a format to proceed forward with a possible transaction pursuant to which the stockholders of the CT Group would exchange the CT and CTF Shares for shares of Common Stock of the Company and contained a number of conditions, including satisfactory completion of due diligence, an agreement as to the number of shares of Common Stock to be issued in the Acquisition, the requirement by the CT Group that the ownership by NBC of Common Stock of the Company be reduced or eliminated on terms acceptable to the Company and the stockholders of the CT Group and approval of the transaction by the stockholders and Board of Directors of the Company. During the meeting, the parties also discussed the due diligence process, regulatory requirements and fiduciary obligations applicable to such a transaction.

        Effective August 1, 1993, PaineWebber was retained by the Special Transaction Committee for the purpose of acting as its financial adviser to render an opinion with respect to the terms of the Acquisition. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Report and Opinion of Financial Advisor."

        In September 1993, representatives of the Company and the CT Group commenced negotiations of the terms of the Acquisition Agreement. Various issues regarding the structure of the transaction, indemnification obligations, conditions to the transaction and other material terms of the Acquisition Agreement were discussed and reviewed.

        In September 1993, representatives of PaineWebber met with management of the Company and management of the CT Group to review the respective businesses, operations and prospects of each of the Company, CT and CTF. Thereafter, numerous discussions were held among PaineWebber, the Company and CT Group with respect to the financial results of each company.

        On September 20, 1993, a meeting of the Board of Directors of the Company was held to discuss the status of the negotiations with the CT Group as well as financial due diligence . During the meeting, representatives of PaineWebber, at the request of the Special Transaction Committee, provided an overview of the due diligence that had been conducted to date by PaineWebber. The Committee also held lengthy discussions concerning the negotiations that had taken place to date with respect to the terms of the transaction. The Board discussed the desire to promptly pursue negotiations with representatives of the CT Group and the need to engage in negotiations which would result in the most favorable transaction for stockholders of the Company. The Board noted that the initial negotiations were held between management of each company and concluded that engaging outside advisors to negotiate the transaction would only increase the costs and length of time to complete the transaction and negatively impact the relationship which had been established between the managements of each company. The Board authorized management of the Company, in consultation with the advisors to the Special Transaction Committee, to proceed forward with its negotiations based upon the matters discussed at the meeting and to review with the Board the final terms of the Acquisition Agreement prior to its execution.

        Subsequent to this meeting, the Special Transaction Committee engaged outside counsel to represent it in connection with the transaction.

        On September 23, 1993, the Company issued a press release announcing its negotiations with the CT Group. The high and low sales prices for the Common Stock as quoted on NASDAQ as of September 22, 1993 were $3.25 and $3.00, respectively.

        On October 18, 1993, a meeting of the Board of Directors was held to discuss the terms of the Acquisition Agreement and other related matters. During the meeting, the Board reviewed the terms of the Acquisition Agreement as well as the financial results of the CT Group. The Board also discussed the number of shares of Common Stock that would be issued by the Company to the stockholders of the CT Group, including the fact that the CT Group had made known its intentions to be a significant stockholder following consummation of the Acquisition and the transactions contemplated thereby.

        Later that day, a meeting of the Special Transaction Committee was held for the purpose of reviewing the terms of the Acquisition Agreement and for representatives of PaineWebber to present its preliminary valuation analysis. During the meeting, PaineWebber reviewed for the Committee its financial analysis, including background, operating and financial information of the Company and the CT Group, based upon various valuation analyses. PaineWebber advised the Committee that, subject to completion of its due diligence, the CT Group would have a preliminary range of value between approximately $45 million to $55 million, depending upon the amount of the distribution the CT Group makes to its stockholders prior to closing the Acquisition for previously taxed earnings not distributed to such stockholders. In addition, the Committee was informed by PaineWebber that a preliminary range of value for the shares of the

   Company's Common Stock was between $4.50 to $6.00 per share. For information concerning the analysis undertaken by PaineWebber see "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Report and Opinion of Financial Advisor." It was also noted that since September 23, 1993, the date negotiations with the CT Group were publicly disclosed, no offers or expressions of interest had been received by the Company from other third parties with respect to a potential business combination or other significant transaction.

        The Committee also discussed the manner in which to negotiate the exchange ratio with the CT Group. The Committee indicated that the exchange ratio should be arrived at based upon an agreed upon valuation for the CT Group and the percentage of stock to be held by the stockholders of the CT Group following the Acquisition. PaineWebber advised the Committee that, based upon its preliminary analysis approximately 56% to 67% of the outstanding Common Stock could be held by the stockholders of the CT Group following the Acquisition and the transactions contemplated thereby. This analysis was based upon the relative values of the Company and the CT Group utilizing various valuation analyses. The Committee authorized Mr. Caporella to negotiate the terms of the exchange ratio with representatives of the CT Group within the parameters discussed by the Committee and in consultation with the members of the Special Transaction Committee and its legal and financial advisors. The Committee required that the exchange ratio for purposes of the Redemption would not be negotiated unless and until an agreement was reached with the CT Group. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Report and Opinion of Financial Advisor."

        The Committee also reviewed the terms of the Acquisition Agreement with its special counsel. The Committee reviewed the overall structure of the transaction and certain material terms of the Acquisition Agreement, including: (i) the terms of the Memorandum of Understanding and the requirement that the memoranda be executed prior to execution and approval of the Acquisition Agreement, (ii) the provisions permitting the Board to review other proposals received by the Company with respect to an acquisition proposal, (iii) the right to terminate the Acquisition Agreement without the Company being liable for "break-up" fees in excess of $500,000, (iv) the requirement for stockholder approval and delivery of a fairness opinion from PaineWebber, and (v) the fact that the Redemption would not occur unless and until the Acquisition was consummated.

        After conclusion of the meeting of the Special Transaction Committee, a reconvened meeting of the Board of Directors was held. During the meeting, the Special Transaction Committee updated the Board concerning the discussions held at the Special Transaction Committee meeting. After discussing the terms of the Acquisition Agreement, the Board approved the execution of the Memorandum of Understanding and the Acquisition Agreement, subject to a number of conditions, including satisfactory conclusion of the negotiation of the valuation of the CT Group and the number of shares of Common Stock to be issued by the Company, approval by the stockholders and Special Transaction Committee of the Company and receipt of a written fairness opinion from PaineWebber.

        On October 19, 1993, the Company, CT and CTF issued a press release announcing the execution of the Acquisition Agreement. The high and low sales price for the Common Stock as quoted on NASDAQ as of October 18, 1993, was $4.00 and $3.75, respectively.

        Pursuant to the terms of the Acquisition Agreement, the parties completed their respective due diligence by November 1, 1993.

        During the period from late October 1993 through November 4, 1993, representatives of the parties engaged in lengthy negotiations concerning the relative values of the Company and the CT Group for the purpose of determining the number of shares of Common Stock to be owned by the CT Group following consummation of the Acquisition and the Redemption. During this period, there were differing views regarding the proper relative valuations of the Company and the CT Group. On November 4, 1993, the Company and CT Group reached an agreement pursuant to which 10,250,000 shares of Common Stock would be exchanged for the CT and CTF Shares. In addition, in light of the fact that the CT Group would no longer be afforded Subchapter S status under the Internal Revenue Code of 1986, an aggregate distribution of $11.5 million in the form of cash and notes would be made to the stockholders of the CT Group for undistributed earnings on which the stockholders of the CT Group had paid income taxes (a portion of which distribution was made during the period ended September 30, 1993). In a press release issued on November 5, 1993, the parties announced that 10,250,000 shares of Common Stock would be issued to the stockholders of CT and CTF upon consummation of the Acquisition subject to, among other things, receipt of financial advisory opinions, ratification by the Board of Directors of the Company, approval by the stockholders of the Company, and execution of an agreement with NBC regarding the Redemption.


        In November, 1993, a purported class action and derivative suit was filed against the Company, the members of the Board of Directors, CT, CTF, Jorge Mas Canosa, Jorge Mas and Juan Carlos Mas with respect to the Acquisition Agreement and the transactions contemplated thereby. See "CERTAIN TRANSACTIONS AND LITIGATION."


         At a meeting of the Special Transaction Committee on November 9, 1993, the status of the Acquisition was reviewed by the Committee and the terms of the Redemption were discussed among the members of the Committee and their financial and legal advisors. It was indicated that a proposal had been received from NBC subsequent to November 4, 1993 pursuant to which (i) the Company would redeem the shares of Common Stock owned by NBC for $6.00 per share or a total redemption price of $18,923,082, and (ii) the Company would cancel (x) the Subordinated Debenture, having a book value of 17,291,000, at an amount equal to $17,250,000 and (y) the remaining balance outstanding under the Other Indebtedness. The Committee expressed the view that the per share redemption price should not exceed the value negotiated for the shares of Common Stock being issued in the Acquisition.


        On November 10, 1993, discussions were held between PaineWebber and representatives of NBC with respect to the terms of the Redemption. During these discussions, the relative values of the Company, the Subordinated Debenture and the Other Indebtedness were analyzed by the respective parties. Later that evening, a meeting of the Special

   Transaction Committee was held. PaineWebber indicated to the Committee that NBC was prepared to accept the per share value arrived at in the Acquisition, but was insistent on discounting the Subordinated Debenture. In addition, NBC had requested that all interest cease accruing on the Subordinated Debenture commencing December 1, 1993. PaineWebber then answered numerous questions concerning the terms proposed by NBC, including an analysis of the valuation of the Subordinated Debenture and Other Indebtedness. A discussion also ensued concerning the preferred stock of NBC owned by the Company and whether all or a portion of such preferred stock should be utilized in the Redemption. The Special Transaction Committee's advisers stated that NBC indicated it would not accept any terms requiring NBC to retire its preferred stock. The
   Committee concluded that it would be inappropriate to discount the Subordinated Debenture in connection with the Redemption and directed
   PaineWebber to propose the following to NBC: (i) the Company would redeem the 3,153,847 shares of Common Stock owned by NBC at $5.74 per share (the per share value of the Acquisition), (ii) the Company would cancel the Subordinated Debenture at its face value of $17,500,000, and
   (iii) the balance of $592,313 would be applied to reduce the Other Indebtedness.

        Discussions continued on November 11, 1993 between PaineWebber and representatives of NBC. At a meeting of the Special Transaction Committee later that day, PaineWebber advised the Committee that representatives of NBC were prepared to recommend to the Board of Directors of NBC the Special Transaction Committee's proposal made by PaineWebber earlier in the day; provided all collateral underlying the Other Indebtedness was released by the Company. PaineWebber then reviewed for the Committee the terms of the Other Indebtedness and the security underlying the obligations. The Committee concluded that it would not agree to release any collateral and would not alter from its previous proposal and directed PaineWebber to communicate the Committee's position to representatives of NBC.

        On November 16, 1993, a meeting of the Special Transaction Committee was held. During the meeting, an overview of the negotiations was presented as well as the historical and pro forma financial results of the

   CT Group and the Company. Representatives from PaineWebber answered questions and discussed in detail the structure of the transaction and the valuations utilized to negotiate the Acquisition and Redemption. During the meeting, PaineWebber advised the Committee of its valuation analysis and indicated that they were not aware of any facts on such date that would preclude such representatives from recommending to PaineWebber's fairness opinion committee that on such date, the Transaction is fair, from a financial point of view, to the Company and the holders of Common Stock other than NBC and its affiliates. The Committee's counsel then discussed legal issues concerning the Transaction and answered the questions of members of the Special Transaction Committee. The Special Transaction Committee then adopted a resolution to unanimously recommend that the Board approve the Acquisition Agreement and the transactions contemplated thereby (including the Redemption), subject to, among other things, receipt of stockholder approval and an amendment to the Acquisition Agreement described below. At a meeting held immediately thereafter, the Board, by the unanimous vote of all directors (other than, Mr. Caporella, who abstained with respect to the Redemption), concluded that the transactions contemplated by the Acquisition Agreement was in the best interest of the Company's stockholders, and approved the Acquisition Agreement and the transactions contemplated thereby (including the Redemption), subject to receipt of a written fairness opinion from PaineWebber, an executed Amendment to the Acquisition Agreement described below, waiver by the CT Group of its rights to terminate the Acquisition Agreement as a result of the filing of the 1993 Complaint (see, "CERTAIN TRANSACTIONS AND LITIGATION") and the execution of the agreement between the Company and NBC with respect to the Redemption. The Board also resolved to recommend that the stockholders approve and adopt the Acquisition Agreement and the transactions contemplated thereby (including the Redemption).


        On November 23, 1993, the stockholders of the CT Group and the Company executed the First Amendment to the Acquisition Agreement (the "First Amendment") which provided for, among other things: (i) the exchange ratio of the CT and CTF Shares for the Burnup Shares, (ii) the waiver by the stockholders of the CT Group of their rights with respect to the 1993 Complaint and (iii) the amount and manner of payment of the distribution to the stockholders of the CT Group. In addition, a Second Amendment to the Acquisition Agreement was executed by the parties, effective November 23, 1993, to clarify a mutual mistake in the First Amendment with respect to the calculation of the distribution to be made to the stockholders of the CT Group by CT and CTF. The parties have agreed to execute a Third Amendment to the Acquisition Agreement which provides for, among other things, (i) the extension of the termination date from February 28, 1994 to March 31, 1994, (ii) the elimination of certain conditions to the Closing, and (iii) the elimination of the provision relating to liquidated damages in the event of termination of the Acquisition Agreement.


        On January 18, 1994, PaineWebber delivered its written fairness opinion to the Special Transaction Committee that each of the Acquisition, the Redemption and Transaction is fair, from a financial point of view, to the Company and the stockholders of the Company, other than NBC and its affiliates. The high and low sales price for the Common Stock as quoted on NASDAQ as of such date was $7.00 and $6.625, respectively.

   Reasons for Engaging in the Acquisition

        In determining to recommend the approval of the Acquisition Agreement and the transactions contemplated thereby (including the Redemption) to the Board of Directors, and in approving the Acquisition Agreement and the transactions contemplated thereby and recommending that stockholders approve and adopt the Acquisition Agreement and the transactions contemplated thereby (including the Redemption), the Special Transaction Committee and the Board, respectively, considered and based their opinion as to the fairness of the transactions contemplated by the Acquisition Agreement, on a number of factors, including the following: (i) the belief of Board and the Special Transaction Committee, that the combination of the Company and the CT Group is an attractive business opportunity because the Company's core business operations, business prospects and senior operating management will be strengthened through the consummation of the Acquisition and greater economies of scale and synergies will be created through the Acquisition; (ii) the belief of the Board and the Special Transaction Committee that significant favorable recent developments are taking place in the domestic and international telecommunications industry and that the combined entity will be better able to compete in the global marketplace; (iii) the fact that the transactions contemplated by the Acquisition Agreement require the approval of the stockholders of the Company; (iv) information with respect to the financial condition, results of operations, business and prospects of CT and CTF and the Company and current industry, economic and market conditions as well as the risks involved in achieving those prospects; (v) the possible alternatives to the Acquisition, including the prospects of the Company continuing to successfully operate as an independent entity, and in particular, the potential adverse consequences to the Company, including its business prospects and its ability to retain and attract talented operating management, in the event the Acquisition were not to occur; (vi) the fact that, notwithstanding the Company's objective to effect a business combination and the significant possibility of the Company being sold or a change in control of the Company occurring, no expressions of interest or proposals from third parties which might be interested in acquiring the Company were received by the Board of Directors; (vii) the fact that the Acquisition is not structured to preclude additional bona fide offers to acquire the Company and that the Acquisition Agreement permits the Board of Directors of the Company in the exercise of its fiduciary obligations under applicable law, to review and accept proposals from third parties relating to any acquisition of the Company; and (viii) the oral and written presentations of PaineWebber described under "Report and Opinion of Financial Advisor" and the written opinion of PaineWebber to the effect that, as of the date of its opinion, each of the Acquisition, the Redemption, and the Transaction, is fair from a financial point of view to the Company and the stockholders of the Company other than NBC and its affiliates.

        In view of the wide variety of factors considered in connection with its evaluation of the transaction neither the Special Transaction Committee nor the Board found it practicable to and did not, quantify or otherwise attempt to assign relative weights to the specific factors in reaching its determination, although it viewed the matters set forth in
   (i), (ii), (iii), (iv) (v), (vi), (vii) and (viii) as favorable to its decision. Moreover, the Special Transaction Committee and the Board placed special emphasis on the financial terms of the Acquisition and the transactions contemplated thereby (including the Redemption) and the absence of any other proposals from third parties to acquire the Company. The factors discussed above were considered by the Special Transaction Committee and the Board in the manner set below:

   (i) As noted above, the Special Transaction Committee and the Board considered favorable the matters set forth in item (i). The Special Transaction Committee and the Board reviewed the financial results of the Company, including a three-year revenue decline and losses incurred during that period, and compared such results to the historical financial results of the CT Group and pro forma combined financial results of the Company and the CT Group. The Board and Special Transaction Committee noted that the CT Group results were obtained within a more contained geographic area. The Board and Special Transaction Committee also noted that recently the Company had been required to obtain waivers of certain violations of its loan documents. The Special Transaction Committee and the Board considered the synergies that would result from combining the companies, and concluded that increased economies of scale are attainable through the Acquisition, primarily due to the more efficient use of equipment and personnel and the elimination of certain administrative redundancies. In addition, the combination of the financial strength and operational capabilities of the CT Group along with the potential increased efficiencies that would result from the Acquisition were considered by the Special Transaction Committee and the Board as being favorable to the development of business prospects. The Special Transaction Committee and Board noted the closing stock price of the Common Stock on NASDAQ had increased approximately 44% since the initial announcement of the transaction through November 15, 1993 and interpreted the increase as a favorable perception of the combined entities by the investment community. The Board and the Special Transaction Committee also considered as favorable the potential strengthening of senior operating management through the consummation of the Acquisition. The attraction and retention of management personnel who are experienced within the telecommunications industry and have demonstrated knowledge of the business, the customer base, and operating efficiencies as demonstrated by the strong operating margins attained by the CT Group was considered important to the growth of the Company, particularly in view of anticipated capital spending programs expected to occur in the domestic and international telephone and cable industries.


   (ii) As noted above, the Special Transaction Committee and the Board considered as favorable the matters set forth in item (ii). The Special Transaction Committee and the Board discussed the various opportunities which are available to the telecommunications industry in view of recent legislation allowing the formation of alliances between cable television and telephone companies and concluded that a business combination with the CT Group would result in the enhancement of earnings and stockholder value. Additionally, the Special Transaction Committee and the Board considered as favorable the combination of experience and customer contacts of management of the Company and the CT Group relative to international opportunities and the potential for further significant development of the Company's international telecommunications customer base resulting from the Acquisition, and concluded the combined entity would be better equipped and financially able to compete in the global marketplace. The Special Transaction Committee also noted the probable need for additional capital in order to take advantage of the projected expansion of telecommunications construction and the likelihood of the Company obtaining such capital as a stand alone entity.

   (iii) As noted above, the Special Transaction Committee and the Board considered as favorable the matters set forth in item (iii). Specifically, the Special Transaction Committee and the Board viewed as favorable the requirement that the transactions contemplated by the Acquisition Agreement required the approval of holders of a majority of the outstanding Common Stock.

   (iv) As noted above, the Special Transaction Committee and the Board considered as favorable the matters set forth in item (iv). The Special Transaction Committee and the Board reviewed the information provided in presentations by the Company's advisors and management, including summary historical financial information for both the Company and the CT Group and pro forma financial information for the combined entity. The Special Transaction Committee and the Board also reviewed the historical volatility of the Company's financial performance and the demands placed on the Company and other large, telecommunications companies to compete effectively, particularly in view of the past prolonged economic pressures. On the basis of such review, the Special Transaction Committee and the Board reconfirmed their understanding of the Company's and the CT Group's historical financial and business results and prospects, the necessity to stabilize and strengthen the Company's financial performance, and to increase the Company's presence in the global telecommunications marketplace. The Special Transaction Committee also reviewed such risks as currency and political risks associated with international opportunities and the potential returns to be realized if global business development can be efficiently implemented.


   (v) As noted above, the Special Transaction Committee and the Board considered as favorable the matters set forth in item (v). Possible alternatives to the transactions contemplated by the Acquisition Agreement were discussed at various meetings of the Special Transaction Committee and the Board. In that connection, members of the Special Transaction Committee were advised of alternative transaction structures which had been discussed and rejected or withdrawn during the period from 1990 through 1993. Alternative transactions included the Company's entering into an agreement to acquire beneficial ownership of certain shares and other interests in Dycom for the purpose of effecting a merger with Dycom. See "Background of Transaction." The members of the Special Transaction Committee and the Board also explored the alternatives which may or may not be available to the Company in the event that the transactions contemplated by the Acquisition Agreement were not consummated, including the possible further deterioration in the Company's financial results. Based on its understanding of the potentially adverse consequences to the Company, including the potential loss of certain business opportunities and the Company's current ability to retain and attract talented operating management, the Special Transaction Committee considered favorably the terms of the Acquisition Agreement and the transactions contemplated thereby and recommended that the stockholders of the Company approve and adopt the Acquisition Agreement.

   (vi) As noted above, the Special Transaction Committee and the Board considered as favorable the matters set forth in item (vi). In connection with their consideration of such matters, the Special Transaction Committee and the Board reviewed the fact that, notwithstanding the fact that several press releases and newspaper articles were disseminated to the public concerning the Company's desire to enhance stockholder value through a business combination as well as the announcement of the negotiations between the Company and the CT Group and the execution of the Acquisition Agreement, no proposals from third parties which might be interested in acquiring the Company have been received by the Board of Directors.


   (vii) As noted above, the Special Transaction Committee and the Board considered as favorable the matters set forth in item (vii). Specifically, the fact that the Acquisition is not structured to preclude consideration of additional bona fide offers by third parties to acquire the Company and the Acquisition Agreement permits the Special Transaction Committee to provide information and to accept, review and negotiate with such parties prior to the Closing is fair to the stockholders of the Company. The Special Transaction Committee and the Board required that the terms of the Acquisition Agreement not preclude the Company from terminating the Acquisition Agreement if a more favorable transaction were to be proposed as a result of the Company's public announcement of the Acquisition and noted that no "lock-up" arrangements were entered into in connection with the Acquisition nor would break-up fees in excess of $500,000 be payable in the event the Acquisition were terminated.


   (viii) As noted above, the Special Transaction Committee and the Board considered as favorable the matter set forth in Item (viii). In connection with their consideration of such matters, the Special Transaction Committee and the Board relied in part on the presentation of PaineWebber described under "Report and Opinion of Financial Advisor" and adopted as reasonable both PaineWebber's presentations and analysis of various factors described therein. In addition, the Special Transaction Committee and Board considered the fairness of the process undertaken in approving the Acquisition Agreement and recommending its approval to stockholders of the Company. The Special Transaction Committee and Board viewed as favorable the retention by the Special Transaction Committee of a financial advisor and legal counsel to assist it in reviewing and approving the Acquisition and negotiating and approving the Redemption. In addition, the Special Transaction Committee and Board considered the length and detail of the negotiations and manner in which the Acquisition and Redemption were independently negotiated. Moreover, the fact that no other third party offers were received by the Company or the Special
   Transaction Committee despite the Company's attempts to identify a strategic partner and following the announcement of the negotiations with CT and CTF in September 1993 were considered favorable in analyzing the negotiating process.

   Report and Opinion of Financial Advisor

        The Special Transaction Committee has retained PaineWebber as its financial advisor in connection with the Acquisition and to render a fairness opinion to the Special Transaction Committee with respect to the Company and the holders of Common Stock, other than NBC and its affiliates.

        On November 16, 1993, in connection with the evaluation of the Acquisition, the Redemption and the transactions contemplated thereby by the Board of Directors and the Special Transaction Committee, representatives of PaineWebber advised the Special Transaction Committee of its valuation analysis and indicated that they were not aware of any facts on such date that would preclude such representatives from recommending to PaineWebber's fairness opinion committee that on such date, the Transaction is fair from a financial point of view to the Company and holders of Common Stock, other than NBC and its affiliates. On January 18, 1994, PaineWebber delivered its written opinion to the Special Transaction Committee indicating that each of the Acquisition, the Redemption and the Transaction is fair from a financial point of view to Company and the holders of Common Stock, other than NBC and its affiliates. Stockholders are urged to read such opinion in its entirety for a discussion of the assumptions made, the matters considered and the scope of the review undertaken in rendering such opinion. The fairness opinion will be updated by PaineWebber immediately prior to the Meeting.

   A copy of the opinion letter of PaineWebber is attached as Appendix B and should be read carefully and in its entirety by the holders of Common Stock.

        In rendering its written opinion to the Special Transaction Committee, PaineWebber: (i) reviewed the audited financial statements for CT and CTF for the three fiscal years ended December 31, 1992, and reviewed the unaudited financial statements for CT and CTF for the six months ended June 30, 1993; (ii) reviewed the combined audited financial statements for the CT Group for the three years ended December 31, 1992, and reviewed the unaudited financial statements for the CT Group for the nine months ended September 30, 1993; (iii) reviewed the Company's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended April 30, 1993 and the Company's Form 10-Q and the related unaudited financial information for the six months ended October 31, 1993;
   (iv) reviewed an estimated income statement for the CT Group for the year ended December 31, 1993 and an estimated income statement for the Company for the year ended April 30, 1994; (v) conducted discussions with members of senior management of the CT Group and the Company concerning their respective businesses and prospects; (vi) reviewed the summary appraisal reports dated June and July of 1991 and an updated market analysis dated August 12, 1993 prepared by an outside appraisal firm with respect to certain of the Company's real estate assets; (vii) reviewed the historical market prices and trading activity of the Company's Common Stock and compared them with that of certain publicly traded companies which PaineWebber deemed to be reasonably similar to the Company; (viii) compared the results of operations of the CT Group and the Company and compared them with that of certain publicly traded companies which PaineWebber deemed to be reasonably similar to the CT Group and the Company, respectively; (ix) reviewed the terms of the Subordinated Debenture and Other Indebtedness; (x) reviewed the Acquisition Agreement; and (xi) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed necessary, including PaineWebber's assessment of general economic, market and monetary conditions.

        In preparing its opinion, PaineWebber relied on the accuracy and completeness of all information supplied or otherwise made available to PaineWebber by the Company, CT and CTF and assumed that estimates have been reasonably prepared on bases reflecting the best currently available information and judgments of the managements of the Company, CT and CTF as to the expected future financial performance of their respective companies. PaineWebber did not independently verify such information or assumptions, including estimates, or undertake an independent appraisal of the assets of the Company, CT or CTF. PaineWebber's opinion is based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion. PaineWebber's opinion does not constitute a recommendation to any holder of Common Stock of the Company as to how any such holder of Common Stock should vote on the Acquisition. The opinion does not address the relative merits of the Transaction and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Transaction or the decision of the Board of Directors of the Company to proceed with the Transaction. Although various estimates of value were developed with respect to the combined entities, no opinion is expressed by PaineWebber as to the price at which the securities to be issued in the Transaction may trade at any time.

        PaineWebber assumed that there had been no material change in the Company's, CT's or CTF's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to PaineWebber. PaineWebber relied upon the Company with respect to the accounting treatment to be accorded in the Acquisition. In addition, PaineWebber did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company, CT or CTF. In rendering its opinion, PaineWebber has not been engaged to act as an agent or fiduciary of, and the Company has expressly waived any duties or liabilities PaineWebber may otherwise be deemed to have had to, the Company's equity holders or any other third party.

        The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its fairness opinion, PaineWebber did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company, CT and CTF. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein, and none of PaineWebber, the Company, CT or CTF assumes responsibility for the accuracy of such estimates. In addition, analyses relating to the value of such businesses do not purport to be appraisals or to reflect the prices at which business may actually be sold.

        The following paragraphs summarize the significant analyses performed by PaineWebber in its presentations to the Special Transaction Committee of the Company and in delivering its written opinion dated January 18, 1994.

   The Acquisition

        Selected Comparable Public Company Analysis. Using publicly available information, PaineWebber compared selected historical and financial operating data of the Company and the CT Group and the stock market performance data of the Company to the corresponding data of certain publicly traded companies. These comparable companies consisted of Butler International, Inc., CRSS Services, Inc., Dycom Industries, Inc., L.E. Myers Co. Group and UTILX Corporation.

        Because of the inherent differences between the operations of the Company, CT Group and the selected comparable companies, PaineWebber believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Acquisition. As
   PaineWebber informed the Special Transaction Committee of the Board of Directors of the Company, an appropriate use of comparable public company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics which would affect the public trading values of the selected companies, the Company and CT Group.

        To determine a valuation range for the CT Group based upon comparable public company analysis but subject to the foregoing limitations, PaineWebber determined ranges of multiples of total value to revenues, total value to earnings before interest, taxes, depreciation and amortization ("EBITDA"), total value to earnings before interest and taxes ("EBIT"), and equity value to net income. The comparable public company analysis resulted in a total value range for the CT Group of $50.0 million to $65.0 million, from which PaineWebber deducted the CT Group's pro forma total outstanding debt and added back its cash balance (after giving effect to the transactions contemplated by the Acquisition Agreement), resulting in an equity value range of $54.9 million to $69.9 million. PaineWebber noted that the negotiated equity value for the CT Group as disclosed in the Acquisition Agreement was $58.8 million.

        Implied Stock Price Analysis. PaineWebber  noted   that  because  the
   stockholders of the CT Group will hold approximately 65% of the outstanding Common Stock of the Company on a pro forma basis after giving effect to the Acquisition and the Redemption, the historical market prices of the Company's Common Stock are not necessarily indicative of the fair value of the Company's Common Stock being issued in the Acquisition. Using the range of equity values that resulted from the comparable public company analysis and dividing by the 10.25 million shares of Common Stock to be issued in the Acquisition, PaineWebber determined an implied stock price range of $5.36 to $6.82 per share at which the shares of Common Stock were being issued in the Acquisition. PaineWebber then compared the implied stock price to the price of the Company's Common Stock on

   September 23, 1993 (the announcement date of the Transaction), and for an average of the Company's stock price for one month prior to the announcement to determine the premiums of the implied stock price over the price of the Company's Common Stock. This analysis indicated that the range of implied premiums to the September 23, 1993 stock market price is 64.8% to 109.9% and that the range to average stock market price is 96.2% to 149.8%.

        Multiples Paid Analysis. PaineWebber performed an analysis of the implied multiples of the Acquisition for various historical operating results for the CT Group's nine months ended September 30, 1993, and the estimated operating results for the fiscal year ended December 31, 1993. PaineWebber utilized the same range of values derived from the comparable public company analysis to analyze the resulting multiples. Using the CT Group's historical operating results for the twelve months ended September 30, 1993 resulted in the following ranges: 0.9x to 1.2x sales; 3.6x to 4.7x EBITDA; 3.8x to 5.0x EBIT; and 6.8x to 8.6x net income. Using the CT Group's estimated operating results for the fiscal year ended December 31, 1993 resulted in the following ranges: 1.1x to 1.5x sales; 4.3x to 5.7x EBITDA; 4.6x to 6.0x EBIT; and 8.2x to 10.4x net income.

        Discounted Cash Flow Analysis. PaineWebber analyzed the CT Group based on an unlevered discounted cash flow analysis of the projected financial performance of the CT Group. Because the management of CT Group did not provide projections other than an estimate of the financial results for the fiscal year ended December 31, 1993, PaineWebber performed several different discounted cash flow analyses utilizing a range of revenue growth rates and EBIT margins selected by PaineWebber based on discussions with the management of the Company and the CT Group.

        The discounted cash flow analysis determined the present value of the CT Group's unlevered after-tax cash flows generated over a five year period and then added to such discounted value the present value of the estimated residual valuation at the end of the five years for each scenario to provide a total value. "Unlevered after-tax cash flows" were calculated as tax-effected EBIT plus depreciation and amortization, plus (or minus) net changes in non-cash working capital, minus capital expenditures. The analysis utilized two methodologies for determining the terminal value. The first methodology calculated a terminal value based upon a range of multiples of EBIT from 6.0x to 7.5x. The second methodology calculated a terminal value based on a range of perpetual growth rates from 2.0% to 5.0% of the unlevered after-tax cash flows. The unlevered after-tax cash flows and the terminal values were discounted using a range of discount rates from 12.0% to 18.0% which were selected by PaineWebber based on PaineWebber's investment banking experience. This range also reflects the risk assumptions applied by PaineWebber to the financial forecasts. PaineWebber noted that because of the inherent uncertainties of the projections used in this analysis, the results of this analysis may not be considered particularly reliable.

   The Redemption

        PaineWebber noted that, as set forth in the Acquisition Agreement, the satisfaction of all of the conditions to the Redemption (other than consummation of the Acquisition), was a condition to consummation of the Acquisition and its analysis of the Redemption was performed in that context.


        PaineWebber reviewed the terms of the Subordinated Debenture in the principal amount of $17,500,000 and the Promissory Note in the then principal amount of $1,374,000 issued by NBC to the Company. PaineWebber noted that the terms of the Subordinated Debenture included a provision
   which  rendered   the  Subordinated   Debenture  callable  at   any  time.
   PaineWebber also noted that the Company carried the Subordinated Debenture at a discount on its books, but in arriving at the terms of the Redemption, the Company valued the Subordinated Debenture at its face amount.

        Break-up Analysis. PaineWebber analyzed the net book value per share of the Company assuming the termination of the Company's operating activities and the liquidation of the Company's assets and liabilities. This analysis was based upon: (i) the Company's October 31, 1993 balance sheet; (ii) discussions with the Company's management, including their estimates of the realizable value of certain assets and liabilities; (iii) real estate appraisals prepared by an outside appraisal firm and provided by the Company to PaineWebber; and (iv) assumptions made by PaineWebber as to the liquidation value of certain assets and liabilities. To determine the net book value per share of the Company in a break-up scenario, PaineWebber determined the realizable value (net of taxes) of the Company's assets, deducted the book value of the Company's liabilities and an estimate of liquidation expenses, and then divided the result by approximately 8.8 million shares, the number of outstanding shares of the Company's Common Stock as of December 1, 1993. In performing this analysis, PaineWebber applied a range of discounts from 0.0% to 15.0% to the appraised/estimated value of the Company's plant, property and equipment. This analysis resulted in a range of net book value per share from $4.61 to $5.34. The negotiated stock price of $5.74 reflected in the Acquisition Agreement was used by PaineWebber to determine the implied premium to the range of net book values per share. This analysis indicated a range of premiums of 7.5% to 24.5% to the negotiated stock price of $5.74 per share as reflected in the Acquisition Agreement. In addition, PaineWebber applied a 27.1% premium, the average premium for the four week period prior to the announcement of selected transactions of between $30 to $400 million from January 1, 1992 to November 9, 1993, to the range of net book value per share determined by the break-up analysis. This analysis resulted in a range of stock prices for the Company from $5.86 to $6.79 per share.

        Post-Acquisition; Pre-Redemption Analysis. PaineWebber analyzed the equity value per share of the Company assuming consummation of the Acquisition but prior to the consummation of the Redemption. In this analysis, the range of equity values ($54.9 million to $69.9 million) for the CT Group derived from the comparable public company analysis was added to the range of equity values ($40.4 million to $46.8) for the Company derived from the break-up analysis resulting in a combined equity value from $95.3 million to $116.7 million. Dividing this result by the number of shares outstanding after the Acquisition and prior to the Redemption (19.02 million shares) resulted in an equity value per share range of $5.01 to $6.14. PaineWebber used the resulting net book values per share to analyze the implied premiums to the negotiated stock price of the Company.

        On the basis of, and subject to the foregoing, PaineWebber delivered a written opinion to the Special Transaction Committee that each of the Acquisition, the Redemption, and the Transaction is fair, from a financial point of view, to the Company and holders of Common Stock, other than NBC and its affiliates.

        PaineWebber was selected by the Special Transaction Committee as its financial advisor in connection with the Acquisition because of its background, reputation and expertise as investment bankers and financial advisors. PaineWebber regularly provides a range of financial advisory and investment banking services, including providing financial advisory services to and valuations of companies involved in merger and acquisition transactions. PaineWebber has provided investment banking services to the Special Transaction Committee from time to time. During the past two years, PaineWebber was paid approximately $275,000 in connection with investment banking services provided.

        For financial advisory services in connection with the Acquisition, including the rendering of its opinion, the Company has agreed to pay PaineWebber a fee of $10,000 per month for twelve months and $125,000 upon delivery of their written opinion. The Company has also agreed to reimburse PaineWebber for its reasonable fees and expenses of legal counsel, and to indemnify it against certain expenses and liabilities in connection with its services, including those arising under federal securities laws.

   Terms of the Acquisition Agreement

        Sale and Purchase of Shares. The Acquisition Agreement provides that the Company shall acquire all of the issued and outstanding capital stock of CT and CTF for $58.8 million in exchange for 10,250,000 shares of the Common Stock of the Company.

        Representations and Warranties. The Acquisition Agreement contains various representations and warranties made by each of the Company, CT and CTF and relating to, among other things, organization and similar corporate matters, financial statements, taxes, title to property and certain other matters.

        Conditions of the Acquisition. The respective obligations of the Company, CT and CTF to effect the Acquisition are conditioned upon, among other things, (i) approval of the Acquisition Agreement and the transactions contemplated thereby by the Board of Directors of the Company and the holders of Common Stock; (ii) no order shall have been instituted to restrain or prohibit any of the transactions contemplated by the Acquisition Agreement; (iii) expiration or termination of the waiting period under the HSR Act and receipt of all material consents and approvals required to permit the consummation of the transactions contemplated by the Acquisition Agreement; (iv) the agreement effecting the Redemption having been duly executed and delivered and not having been terminated or amended, and all conditions to the consummation of the agreement between NBC and the Company contemplated thereby having been satisfied or waived to the satisfaction of CT and CTF, except the condition requiring the consummation of the Acquisition; (v) the receipt of a written fairness opinion from PaineWebber and (vi) the fulfillment or waiver of certain other conditions, including the receipt of the written consent of certain lenders to the Company and the CT Group. Under the terms and conditions of the First Amendment, the parties waived their rights under the Acquisition Agreement not to consummate the Acquisition pursuant to Article VII of the Acquisition Agreement as a result of the filing of the 1993 Complaint.

        Certain Covenants. Each of the Company, CT and CTF have agreed, among other things, that, during the period from the date of the Acquisition Agreement to the Closing Date, except as permitted by the Acquisition Agreement or as consented to in writing by the other party, each will conduct its operations in the ordinary course of business, use its best efforts to do all things necessary in order to consummate the Acquisition and refrain from entering into certain transactions in excess of certain specified amounts.

        Directors and  Management of  The Company Following  the Acquisition.
   The  Acquisition   Agreement  provides  that  upon   consummation  of  the

   Acquisition, the Board of Directors will hold a meeting at which (i) Jorge Mas will be elected as President and Chief Executive Officer of the Company and the Board will determine his compensation and (ii) the size of the Board will be expanded from five to seven members. The directors intend to appoint Jorge L. Mas Canosa as a Class II Director and Jorge Mas as a Class I Director. Prior to the conducting of any other business at such meeting, Nick A. Caporella (a Class I Director) and Leo J. Hussey (a Class III Director) will resign from the Board of Directors. The remaining directors will appoint Eliot C. Abbott as a Class II Director and Arthur B. Laffer as a Class III Director, to fill the resulting vacancies. Messrs. Canosa and Mas are controlling stockholders of CTF and CT, respectively.


        Registration Rights. The Acquisition Agreement provides that within six months of the Closing Date, the Company would effect a shelf registration of 2,000,000 Burnup Shares on behalf of the CT and CTF stockholders pursuant to Rule 415 of the Securities Act of 1933. The Company is required to maintain such registration effective until such shares are sold, during which period the CT and CTF stockholders would be able to, but not obligated to, sell Burnup Shares in the market.

        The Acquisition Agreement also provides that commencing six months following the Closing Date, if the Company shall conduct an offering of its securities, the Company will allow the CT and CTF stockholders, subject to certain conditions, to include a minimum of 50,000 shares in any such registration at the Company's expense.

        Indemnification. The Acquisition Agreement provides that (i) the Company shall indemnify and hold harmless CT, CTF and their respective stockholders and (ii) the CT and CTF stockholders shall indemnify and hold harmless the Company, its subsidiaries and their respective officers and directors from all damages arising out of a misrepresentation or breach of a warranty or covenant, agreement or obligation contained in the Acquisition Agreement. The CT and CTF stockholders shall be deemed to have made a misrepresentation or breached a warranty only if the damages suffered by the Company exceed $1,000,000 and the aggregate liability of the CT and CTF stockholders is limited to the sum of $1,000,000 plus the aggregate fair market value of 350,000 Burnup Shares on the date of payment. The Company shall be deemed to have made a misrepresentation or have breached a warranty only if the damages suffered by the CT and CTF stockholders exceed $2,750,000 and the Company's aggregate liability is limited to the sum of $2,500,000. The Acquisition Agreement provides that at Closing, the Company will enter into an Indemnification Agreement with certain current and former directors and officers of the Company pursuant to which the Company is obligated to indemnify and hold harmless such directors and officers to the fullest extent permitted under Delaware law, subject to certain limitations, for a period of six years after Closing for all damages and costs which arise by reason of the fact that they were or are a director or officer of the Company.

        Termination; Expenses. The Acquisition Agreement will terminate if the Closing does not occur prior to March 31, 1994 unless extended by mutual agreement of the Company and the CT Group. The Acquisition Agreement also provides that in the event the Closing does not occur due to the failure of the Company or CT and CTF to fulfill certain conditions (other than approval of the Acquisition Agreement by the Company's stockholders) or due to a party's failure to close, the breaching/non-fulfilling party will pay the sum of $500,000 in damages (the "Expense Reimbursement"). The Company and the CT and CTF stockholders have agreed to execute a Third Amendment to the Acquisition Agreement which provides for, among other things, (i) changing the termination date from February 28, 1994 to March 31, 1994 and (ii) eliminating the Expense Reimbursement provision.


        Government Approvals. The Acquisition is subject to the requirements of the HSR Act and the rules and regulations thereunder. On January 21, 1994, the Company and the CT Group made the necessary filings under the HSR Act with the Federal Trade Commission and Justice Department and on February 2, 1994, the Company was notified that early termination of the waiting period had been granted.

   Certain Effects of the Acquisition

        General Effect. Upon consummation of the Acquisition, all the issued and outstanding capital stock of CT and CTF will be acquired by the Company and each of CT and CTF will be wholly-owned subsidiaries of the Company.

        Change of Control. Upon consummation of the Acquisition and the Redemption, the former stockholders of CT and CTF will own approximately 65% of the outstanding Common Stock, and to the extent they act in concert, will be controlling stockholders of the Company. Accordingly, the former stockholders of CT and CTF will have the ability to control the affairs of the Company and control the election of the Company's directors regardless of how the other stockholders may vote. Furthermore, such persons will have the ability to control other actions requiring stockholder approval, including certain fundamental corporate transactions such as a merger or sale of substantially all of the assets of the Company, regardless of how the other stockholders may vote. This ability may be enhanced by the adoption of the proposed amendments to the Certificate, including those which would (i) increase the number of authorized shares of the Company's Common Stock from twenty-five million (25,000,000) to fifty million (50,000,000) and (ii) eliminate all designations, powers, preferences, rights, qualifications, limitations and restrictions in the Certificate relating to the Company's preferred stock. See "PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION."

        These proposed amendments to the Certificate may be deemed to have the effect of making more difficult the acquisition of control of the Company after the consummation of the Acquisition by means of a hostile tender offer, open market purchases, a proxy contest or otherwise. On the one hand, these amendments may be seen as encouraging persons seeking to acquire control of the Company to initiate such an acquisition through arms-length negotiations with the Company; on the other hand, the amend-ments may have the effect of discouraging a third party form making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt may be economically beneficial to the Company and its stockholders. Furthermore, the proposed amendments to the Certificate and the fact that the CT and CTF stockholders will own approximately 65% of the Common Stock of the Company after the consummation of the Acquisition may have a negative effect on the market price and liquidity of the Common Stock of the Company.

        Dilution. The issuance, pursuant to the Acquisition Agreement of the Burnup Shares to the stockholders of CT and CTF, will dilute proportionately the aggregate voting power of present holders of Common Stock. The stockholders of CT and CTF will have the ability to elect the entire Board of Directors and to approve certain transactions at meetings of the Company's stockholders regardless of how the other stockholders may vote.

        Outstanding Stock Options. Pursuant to the terms of the Acquisition Agreement, the Company is required to take such action as is necessary so that its 1976 Stock Option Plan and 1978 Stock Option Plan (the "Current
   Plans") provides that each option to purchase Common Stock (an "Option") and each right to elect an alternate settlement method ("SAR") held by
   (i) any employee of the Company who is terminated other than for just cause by the Company at any time during the twelve (12) month period subsequent to October 15, 1993 shall become immediately exercisable and vested, whether or not previously exercisable or vested, on the date of receipt by such employee of notice of termination of employment by the Company or receipt by the Company of notice of voluntary termination, as the case may be, and such employee shall, for a period of three months thereafter, have the right to exercise such Option or SAR, and (ii) any employee who is terminated for just cause, or who voluntarily terminates his employment subsequent to the Closing Date shall not become exercisable or vested except as currently provided under such plans. The Acquisition Agreement states that "termination for just cause" includes termination by reason of a material breach by the employee of his duties (after 10-day notice thereof and opportunity to cure), gross negligence, fraud or willful misconduct by the employee in the performance of his duties, excessive absences by the employee not related to illness, misappropriation by the employee of any assets of the Company or any of its subsidiaries, commission by the employee of any crime involving moral turpitude and conviction of a felony. On November 16, 1993, the
   Compensation and Stock Option Committee and the Board of Directors authorized amendments to the Current Plans to comply with the terms of the Acquisition Agreement.

        Federal Income Tax Considerations. The Company, CT and CTF do not intend to request a ruling from the Internal Revenue Service (the "IRS") regarding the federal income tax consequences of the Acquisition. CT and CTF have received an opinion from Price Waterhouse to the effect that the Acquisition constitutes a "reorganization" within the meaning of Section 368(a) of the Code as defined herein. This opinion (referred to herein as the "Tax Opinion") will neither bind the IRS nor preclude the IRS from successfully asserting a contrary position. In addition, the Tax Opinion is subject to certain assumptions and qualifications and is based on the truth and accuracy of representations made by CT and CTF and the CT and CTF stockholders.

        A successful IRS challenge to the reorganization status of the Acquisition would result in each of the CT and CTF stockholders recognizing gain or loss with respect to each share of common stock of CT and CTF equal to the difference between such stockholder's basis in such share and the aggregate amount of consideration received in exchange therefor. Such stockholder's aggregate basis in the Common Stock so received would then equal its fair market value and his holding period for such stock would begin the day after the Acquisition.

        Accounting Treatment. The Acquisition will be accounted for as a "purchase", as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Because of certain factors, including the fact that the former stockholders of the CT Group will hold a majority of the Common Stock subsequent to the closing of the Acquisition and that they or their designees will constitute a majority of the Board of Directors, it is anticipated that the Acquisition will be treated as a "reverse acquisition," with the CT Group considered to be the acquiring entity. As a result, the Company will establish a new accounting basis for its assets and liabilities based upon the fair values thereof and the CT Group's purchase price (based on the market value of Common Stock immediately prior to Closing), including the costs of acquisition incurred by CT and CTF. A final determination of required purchase accounting adjustments and of the fair value of the assets and liabilities of the Company has not been made as of the date of this Proxy Statement. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma financial information appearing elsewhere in this Proxy Statement are preliminary and have been made solely for purposes of developing such pro forma financial information to comply with disclosure requirements of the Securities and Exchange Commission ("SEC"). The Company will undertake a study to determine the fair value of its assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. For financial purposes, the Company will consolidate the results of operations of CT and CTF with those of the Company's operations beginning with the consummation of the Acquisition, and the Company's financial statements for prior periods will reflect the historical results of CT and CTF. See "THE COMPANY, CT AND CTF UNAUDITED COMBINED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS."

        Bonus Service Pool. At or prior to Closing, the Company may pay compensation in recognition of loyalty and past service in the aggregate amount of up to $1,000,000, to such executive officers and employees of the Company and in such amounts, as Nick A. Caporella shall determine in his sole discretion (after consultation with Jorge Mas). No bonuses will be awarded to Mr. Caporella.

   Interest of Certain Persons in Matters to be Acted Upon

        The Acquisition Agreement provides as a condition to the consummation of the Acquisition by the stockholders of CT and CTF and the Company that
   (i) the Company shall have entered into an agreement with NBC pursuant to which the Company shall have agreed to redeem and purchase 3,153,847 shares of Common Stock owned by NBC, (ii) all of the conditions to the consummation of the Redemption shall have been satisfied or waived, except the condition requiring consummation of the Acquisition, and (iii) the stockholders of CT and CTF shall have received a written certificate from the Chief Executive Officer and Chief Financial Officer of the Company that all of the conditions to the consummation of the Redemption shall have been satisfied or waived, except the condition to the Redemption that the Acquisition shall have occurred, which certificate shall be supported by a certificate from the Chief Executive Officer of NBC, to the same effect. Accordingly, the Acquisition will be consummated prior to the Redemption and approval by stockholders of the Acquisition Agreement shall result in consummation of the Redemption. A vote in favor of the Acquisition Agreement may preclude a stockholder of the Company from challenging the Acquisition, the Redemption and the other transactions described in this Proxy Statement and from participating in, and receiving damages, if any, as a result of any action which has been or may be filed on behalf of any or all of the stockholders with respect to such transactions. See "CERTAIN TRANSACTIONS AND LITIGATION" for a description of a class action and derivative complaint relating to, among other things, the Acquisition, the Redemption and certain other transactions described in this Proxy Statement.


        The Redemption was negotiated and approved by the Special Transaction Committee on behalf of the stockholders of the Company (other than NBC and its affiliates). The Redemption will not be consummated unless the Acquisition shall have occurred. Accordingly, assuming satisfaction of all other conditions to the consummation of the Acquisition, approval by stockholders of the Acquisition Agreement shall result in consummation of the Redemption. NBC, which currently holds approximately 36% of the Common Stock, will vote in connection with the proposal to approve the Acquisition Agreement. The consideration for the Redemption will be the cancellation of $18,092,313 of indebtedness owed by NBC to the Company, consisting of (x) the outstanding principal of $17,500,000 under the Subordinated Debenture owed to the Company by NBC and (y) a credit of the next succeeding principal payments in the amount of $592,313 of Other Indebtedness with an outstanding principal amount of $1,371,430 owed to the Company by NBC. Nick A. Caporella, the Chairman of the Board of Directors, President and Chief Executive Officer of the Company is also the Chairman of the Board of Directors, President, Chief Executive Officer and controlling stockholder of NBC. On November 16, 1993, the Board of Directors of the Company approved the Redemption. The Board of Directors of NBC has not yet approved the terms of the Redemption. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Interest of Certain Persons in Matters to be Acted

   Upon." For a discussion of the negotiations relating to the Acquisition and the Redemption and a description of the terms of the Acquisition Agreement, see "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Background of Transaction; Terms of the Acquisition Agreement."

   Operations Following the Acquisition

        Following consummation of the Acquisition, each of CT and CTF will be a wholly-owned subsidiary of the Company. Other than as described below, it is the present intention of the Company to operate CT and CTF under their present names and related trade names in substantially the same manner following consummation of the Acquisition as currently being operated.

        Following consummation of the Acquisition, it is anticipated that the Board of Directors will attempt to integrate the businesses of the Company, CT and CTF as promptly and cost efficiently as is practicable, to assess the strengths and weaknesses of the combined enterprise and, in light of the foregoing, to attempt to capitalize on emerging opportunities both in the United States and abroad. In the process, changes may be effected in the Company's capitalization, dividend policy, corporate structure, business or management as the Board of Directors may from time to time determine to be necessary or desirable. However, except as noted in this Proxy Statement, the proposed Board of Directors (after the Acquisition) has no present plans or proposals which would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation, relocation of operations, or sale or transfer of assets involving the Company, or any material changes in the Company's corporate structure, or business.

   Appraisal Rights

        Holders of Common Stock are not entitled to dissenters' rights of appraisal or other dissenters' rights under Delaware law with respect to the Acquisition or any transactions contemplated by the Acquisition Agreement.

   Restrictions on Resales of Burnup Shares to be Issued in the Acquisition

        The Burnup Shares to be issued in the Acquisition shall be restricted from transfer, subject to the resale limitations of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from the registration requirements of the Securities Act.

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares for at least two years, including an "affiliate" as that term is defined under the Securities Act, is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Rule 144 also generally permits a person (other than an affiliate of the Company) who has owned restricted shares for at least three years to sell such shares without any volume limitation. For purposes of Rule 144, some or all of the stockholders of CT and CTF prior to Closing will be deemed to be affiliates of the Company following the consummation of the Acquisition. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Terms of the Acquisition Agreement - Registration Rights."

   Certain Expenses of the Acquisition

        It is estimated that the expenses to be incurred in connection with the Acquisition and Redemption will be approximately $900,000. Included in this amount are legal, accounting, printing, solicitation and other costs in connection with the preparation and dissemination of this Proxy Statement, and the fees for financial advisory services and fairness opinions.

   Memorandum of Understanding

        The Company's Certificate requires the affirmative vote or consent of the holders of four-fifths of all classes of the Company's stock entitled to vote in elections of directors of the Company (the "Voting Shares") in connection with certain transactions with any person, corporation or other entity ("Affiliated Entity") beneficially owning 10% or more of the outstanding Voting Shares. The Certificate provides, however, that the foregoing provision is not applicable to such transactions if the Board of Directors has approved by resolution a memorandum of understanding (a "Memorandum of Understanding") with such Affiliated Entity with respect to such transactions prior to the time such Affiliated Entity became an
   Affiliated Entity. In order to induce the stockholders of CT and CTF to enter into the Acquisition Agreement and by eliminating the effects of the foregoing provisions of the Certificate, the Company entered into a Memorandum of Understanding with each of Neff Machinery, Inc., Neff Rental, Inc. and Atlantic Real Estate Holding Corp. ("Neff Machinery," "Neff Rental" and "Atlantic," respectively) prior to the execution of the Acquisition Agreement. Each of Neff Machinery, Neff Rental and Atlantic is controlled by one or more stockholders of CT and CTF and accordingly, following consummation of the Acquisition and by virtue of the ownership of the Burnup Shares by the CT Group, would be deemed affiliates of the Company. Although the stockholders of CT and CTF have no present intention of selling these companies to the Company, following consummation of the Acquisition, the Company will purchase and lease equipment and parts from, and obtain services from, these companies upon such terms and conditions as the Board of Directors shall approve, which terms and conditions will be no less favorable to the Company than those that would be obtained in transactions of a similar type with unaffiliated third parties.

        THE BOARD OF DIRECTORS OF THE COMPANY, BY THE UNANIMOUS VOTE OF ALL DIRECTORS (OTHER THAN WITH RESPECT TO THE REDEMPTION, MR. CAPORELLA, WHO ABSTAINED) HAVE CONCLUDED THAT THE TRANSACTIONS CONTEMPLATED BY THE ACQUISITION AGREEMENT ARE FAIR AND IN THE BEST INTEREST OF THE COMPANY'S STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS APPROVE AND ADOPT THE ACQUISITION AGREEMENT. THE COMPANY'S DIRECTORS AND NAMED EXECUTIVE OFFICERS ARE THE RECORD OWNERS OF 296,877 SHARES OF COMMON STOCK (APPROXIMATELY 3.3% OF THE OUTSTANDING SHARES) AND HAVE INDICATED THAT THEY INTEND TO VOTE THEIR SHARES FOR THE APPROVAL OF THE ACQUISITION AGREEMENT.

                      PROPOSAL TO APPROVE AMENDMENTS TO THE
                     COMPANY'S CERTIFICATE OF INCORPORATION

        As a condition to the consummation of the Acquisition, the Company is required to have approved each of the amendments to its Certificate proposed by the CT and CTF stockholders. The Board of Directors has approved a resolution proposing to amend and restate the Certificate, as described below, subject to approval of the Acquisition by the Company's stockholders. The proposed amendments to the Certificate will not be effected unless a majority of the shares of outstanding Common Stock vote in favor of each amendment. The Board of Directors believes that it is advisable and in the best interest of the Company to approve each of the amendments to the Certificate in order to assure that, assuming the requisite stockholder vote is obtained and all other conditions to the Acquisition Agreement are fulfilled, the Acquisition can be consummated. The adoption of the amendments is contingent upon the consummation of the Acquisition and, as such, will not be approved unless the Acquisition Agreement is approved by a vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting.

        Upon consummation of the Acquisition, the former stockholders of CT and CTF will own approximately 65% of the issued and outstanding shares of voting common stock of the Company. Accordingly, the former stockholders of CT and CTF will have the ability to control the affairs of the Company and control the election of the Company's directors regardless of how the other stockholders may vote. Furthermore, such persons will have the ability to control other actions requiring stockholder approval, including certain fundamental corporate transactions such as a merger or sale of substantially all of the assets of the Company, regardless of how the other stockholders may vote. This ability may be enhanced by the adoption of the proposed amendments to the Certificate, including those which would
   (i) increase the number of authorized shares of the Company's common stock from twenty-five million (25,000,000) to fifty million (50,000,000), and
   (ii) eliminate all designations, powers, preferences, rights, qualifications, limitations and restrictions in the Certificate relating to the Company's preferred stock.

        These proposed amendments to the Certificate may be deemed to have the effect of making more difficult the acquisition of control of the Company after the consummation of the acquisition by means of a hostile tender offer, open market purchases, a proxy contest or otherwise. On the one hand, these amendments may be seen as encouraging persons seeking to acquire control of the Company to initiate such an acquisition through arms-length negotiations with the Company; on the other hand, the amendments may have the effect of discouraging a third party form making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt may be economically beneficial to the Company and its stockholders. Furthermore, the proposed amendments to the Certificate and the fact that the CT and CTF stockholders will own approximately 65% of the Common Stock of the Company after the consummation of the Acquisition may have a negative effect on the market price and liquidity of the Common Stock of the Company.

        The principal features of the proposed amendments are described below but this discussion is qualified in its entirety by reference to the text of the proposed Amended and Restated Certificate set forth in Appendix D hereto.

        Generally.  The proposed amendment to the Certificate would:

        1.   Change the name of the Company to MasTec Inc.;

        2. Increase the total number of shares of Common Stock which the Company is authorized to issue from 25,000,000 to 50,000,000;

        3. Eliminate all designations, powers, preferences, rights, qualifications, limitations and restrictions prescribed in the Certificate relating to the 5,000,000 shares of preferred stock authorized by the Certificate and which may in the future be issued by the Company; and

        4. Approve the provisions of Section 102(b)(7) of the DGCL relating to the liability of directors.

        In addition to the foregoing amendments, the Board of Directors has approved resolutions proposing to restate the Certificate in order to (i) clarify and/or shorten certain provisions of the Certificate, (ii) update the language of certain provisions of the Certificate to conform with applicable sections of the DGCL, (iii) incorporate into a single document various amendments made to the original Certificate since July 26, 1968, and (iv) renumber the various articles and paragraphs of the Certificate for ease of reference.

        A copy of the proposed Amended and Restated Certificate is set forth in Appendix D hereto.

        Change of Corporate Name. The first of the proposed amendments to the Certificate would change the name of the Company to MasTec Inc.

        The CT and CTF stockholders have required this amendment to the Certificate because they believe that (i) the proposed name will make it easier for the financial community and others with whom the Company does business to associate the Company with its principal business, (ii) the proposed name, by indicating the Company's principal business, also indicates the technological and other resources of the Company, thus making it easier to attribute such resources to the Company's subsidiaries and affiliates and (iii) the founders of the Company, whose surnames form the current name of the Company, are no longer involved in its management.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE FOREGOING AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT. THE COMPANY'S DIRECTORS AND NAMED EXECUTIVE OFFICERS ARE THE RECORD OWNERS OF 296,877 SHARES OF COMMON STOCK (APPROXIMATELY 3.3% OF THE OUTSTANDING SHARES) AND HAVE INDICATED THAT THEY INTEND TO VOTE THEIR SHARES FOR THE APPROVAL OF THE FOREGOING AMENDMENT.

        Increase In Authorized Capital Stock. The second of the proposed amendments to the Certificate would amend existing Article FIRST of the Certificate to increase the number of shares of Common Stock authorized to be issued by the Company from 25,000,000 to 50,000,000 shares. Such additional shares of Common Stock will be a part of the existing class of Common Stock of the Company and, if and when issued, will have the same rights and privileges as the shares of Common Stock of the Company presently outstanding.

        As of the Record Date, the Company had 8,768,339 shares of Common Stock outstanding, 1,459,000 shares of Common Stock reserved for issuance upon conversion of the Company's 12% Convertible Subordinated Debentures due November 15, 2000, and 547,000 shares of Common Stock reserved for issuance under the Company's 1976 and 1978 Non-Qualified Stock Option Plans. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - "Certain Effects of the Acquisition - Outstanding Stock Options."

        Set forth below are the number of shares of capital stock authorized, issued and outstanding, and unissued, as of the Record Date, and assuming the Certificate is amended as proposed and the Acquisition and the Redemption are consummated:

                               At January  31, 1994            If Acquisition is Consummated

                                                Authorized                          Authorized
                                    Issued and     & Not                Issued and     & Not
           Class        Authorized  Outstanding Outstanding Authorized  Outstanding Outstanding
   Common Stock          25,000,000  8,768,339  16,231,661   50,000,000 15,864,492  34,135,508

   Preferred Stock        5,000,000         0           0     5,000,000         0           0


        Once authorized, the additional shares of Common Stock will be issuable without further authorization of the stockholders and on such terms and for such consideration as may be determined by the Board of Directors provided that such consideration is at least equal to the par value thereof. No stockholder has preemptive rights.

        The proposed increase in the number of authorized but unissued shares of Common Stock of the Company could have the effect of frustrating or discouraging an attempt to take over control of or merge with the Company because such shares could be issued to dilute the stock ownership of any person seeking to obtain control of or merge with the Company.

        CT and CTF have required, as a condition of the Acquisition, that the Company increase the number of authorized and unissued shares of Common Stock of the Company. Such shares would be available for possible use in the future in connection with the raising of additional capital, the acquisition of other companies or assets, the payment of stock dividends, the subdivision of outstanding shares through stock splits, the adoption and implementation of additional share incentive plans and other corporate purposes approved by the Board of Directors. Except as discussed elsewhere in this Proxy Statement, the CT and CTF stockholders have no present plan to utilize any of the additional shares of Common Stock for which authorization is sought.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE FOREGOING AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT. THE COMPANY'S DIRECTORS AND NAMED EXECUTIVE OFFICERS ARE THE RECORD OWNERS OF 296,877 SHARES OF COMMON STOCK (APPROXIMATELY 3.3% OF THE OUTSTANDING SHARES) AND HAVE INDICATED THAT THEY INTEND TO VOTE THEIR SHARES FOR THE APPROVAL OF THE FOREGOING AMENDMENT.

        Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions Relating to Preferred Stock. The third of the proposed amendments to the Certificate would delete paragraphs 3 through 14 from Section B of existing Article FOURTH of the Certificate. Paragraphs 3 through 14 prescribe certain powers, preferences, rights, qualifications, limitations and restrictions for all series of preferred stock issued by the Company, including, among other things, (i) the declaration and payment of dividends on preferred stock, (ii) the distribution of the assets of the Company with respect to the preferred stock upon any liquidation, dissolution or winding up of the Company,
   (iii) the status of shares of preferred stock upon redemption or purchase thereof by the Company, (iv) restrictions on the declaration and payment of dividends on, and the redemption or purchase of, any shares of common stock or other class of stock of the Company ranking junior to the preferred stock, (v) restrictions concerning the creation of other classes of preferred stock, (vi) restrictions concerning the ability of the Company to increase the authorized number of shares of preferred stock and
   (vii) the automatic right of holders of preferred stock to elect, as a separate class, two additional directors to the Board of Directors under certain circumstances. No shares of preferred stock are currently issued and outstanding.


        By deleting paragraphs 3 through 14 of Section B of existing Article FOURTH of the Certificate, the Board of Directors would have the authority to determine, among other things, with respect to each series of preferred stock which may be issued (i) the distinctive designation and number of shares constituting such series, (ii) the dividend rates, if any, on the shares of that series and whether dividends would be payable in cash, property, rights or securities, (iii) whether dividends would be non-cumulative, cumulative to the extent earned, partially cumulative or cumulative and, if cumulative, the date from which dividends on the series would accumulate, (iv) whether, and upon what terms and conditions, the shares of that series would be convertible into or exchangeable for other securities or cash or other property or rights, (v) whether, and upon what terms and conditions, the shares of that series would be redeemable, (vi) the rights and the preferences, if any, to which the shares of that series would be entitled in the event of voluntary or involuntary dissolution or liquidation of the corporation, (vii) whether a sinking fund would be provided for the redemption of the series and, if so, the terms of and amounts payable into such sinking fund, (viii) whether the holders of such securities would have voting rights and the extent of those voting rights,
   (ix) whether the issuance of any additional shares of such series, or any other series, would be subject to restrictions as to issuance or as to the powers, preferences or rights of any such other series and (x) any other preferences, privileges and relative rights of such series as the Board of Directors may deem advisable.

        It is not possible to state the precise effect of the deletion of paragraphs 3 through 14 of Section B of existing Article FOURTH upon the rights of holders of Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of one or more series of the preferred stock. Such effect might include, however, (i) reduction of the amount otherwise available for payment of dividends on Common Stock, (ii) restrictions on dividends on Common Stock if dividends on the preferred stock are in arrears, (iii) dilution of the voting power of the Common Stock to the extent that the preferred stock has voting rights and (iv) reduction in the interests of the holders of Common Stock in the Company's assets upon liquidation to the extent of any liquidation preference granted to the preferred stock.

        Deletion of paragraphs 3 through 14 of Section B of existing Article FOURTH may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Issuances of authorized preferred shares can be implemented with voting or conversion privileges which make acquisition of control of the Company more difficult or more costly. Such an issuance could discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by a majority of the stockholders, and could enhance the ability of officers and directors to retain their positions with the Company.

        The CT and CTF stockholders believe that paragraphs 3 through 14 of Section B of existing Article FOURTH of the Certificate overly restrict the ability of the Board of Directors to issue shares of preferred stock with such powers, preferences and rights as may be suitable for achieving a valid corporate purpose. The CT and CTF stockholders believe that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. By deleting paragraphs 3 through 14 of Section B of Article FOURTH, the Board of Directors would have the authority to issue shares of preferred stock from time to time with such powers, preferences and rights as the Board of Directors may determine appropriate to achieve a valid corporate purpose, including, the raising of additional capital and the acquisition of other companies or assets. The CT and CTF stockholders do not presently have any plan to issue any shares of preferred stock.


   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE FOREGOING AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT. THE COMPANY'S DIRECTORS AND NAMED EXECUTIVE OFFICERS ARE THE RECORD OWNERS OF 296,877 SHARES OF COMMON STOCK (APPROXIMATELY 3.3% OF THE OUTSTANDING SHARES) AND HAVE INDICATED THAT THEY INTEND TO VOTE THEIR SHARES FOR THE APPROVAL OF THE FOREGOING AMENDMENT.


        Liability of Directors for Monetary Damages for Certain Breaches of Fiduciary Duty. Pursuant to Section 102(b)(7) of the DGCL, the Company is permitted to include in its Certificate a provision limiting the liability of its directors for monetary damages for breaches of their fiduciary duty of care.

        In accordance with such statute, it is proposed that the Certificate be amended by adding thereto the following:

        No director of the Company shall have personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of such director's duty of loyalty to the Company or its stockholders,
        (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware Law relating to unlawful distributions and (iv) for any transaction from which such director derives an improper personal benefit.

        The proposed limitations on a director's liability to the Company and its stockholders (i) will have no effect on the availability of equitable remedies such as injunction or rescission in the event of a breach of a director's fiduciary duty of care and (ii) relates only to future conduct and will not eliminate liability, even monetary, for conduct which pre-dates the effectiveness of the proposed amendment. The Company is not aware of any pending or threatened claims which would be affected or covered by the proposed amendment.

        The proposed limitations will reduce the availability of remedies to the Company and its stockholders for negligent misconduct by directors in certain circumstances. However, the CT and CTF stockholders believe that it is in the best interests of the Company to approve such limitations for two reasons. First, although the CT and CTF stockholders have received no indications that qualified persons would be unwilling to serve as independent directors in the absence of such limitations, the CT and CTF stockholders believe, based on discussions with some of the proposed nominees, that the presence of such provisions makes it easier to attract qualified independent directors to serve on the Company's Board of Directors. Second, the CT and CTF stockholders believe that such limitations may reduce the Company's cost to maintain directors' and officers' liability insurance coverage.


   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE FOREGOING AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT. THE COMPANY'S DIRECTORS AND NAMED EXECUTIVE OFFICERS ARE THE RECORD OWNERS OF 296,877 SHARES OF COMMON STOCK (APPROXIMATELY 3.3% OF THE OUTSTANDING SHARES) AND HAVE INDICATED THAT
   THEY INTEND  TO  VOTE THEIR  SHARES  FOR  THE APPROVAL  OF  THE  FOREGOING
   AMENDMENT.

        Restatement of Certificate. The Company, directly or through one or more of its subsidiaries, conducts a variety of businesses. The conduct of some of those businesses is specifically authorized under Paragraphs 1 through 9 of existing Article THIRD of the Certificate while others are conducted under Paragraph 10 of existing Article THIRD which authorizes the Company "to conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized."

        The authority granted under Paragraph 10 of existing Article THIRD of the Certificate is sufficiently broad to authorize the Company to conduct all businesses in which it is currently engaged or may in the future engage. Accordingly, the CT and CTF stockholders believe that Paragraphs 1 through 9 of existing Article THIRD are unnecessary and have proposed that they be deleted from the Certificate and that the text of Article THIRD of the Certificate be restated to read in its entirety as follows:

        The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under Delaware Law.

        The CT and CTF stockholders have proposed that the text of paragraph 3 of Section A of existing Article FOURTH of the Certificate be restated as follows in order to clarify its meaning and conform it with Sections 243 and 244 of DGCL:

        The Board of Directors may retire any and all shares of Common Stock that are issued but are not outstanding, including shares of Common Stock purchased or otherwise reacquired by the Company, and may reduce the capital of the Company in connection with the retirement of such shares in the manner provided for under Delaware Law.

        The CT and CTF stockholders have proposed that the text of paragraph 4 of Section A of existing Article FOURTH of the Certificate be restated in order to clarify that upon liquidation of the Company each holder of Common Stock will be entitled, after payment or provision for payment of the debts and other liabilities of the Company and the amounts to which the holders of the preferred stock are entitled, to share in the remaining net assets of the Company on a pro-rata basis based on the number of shares of Common Stock held by such holder and the total number of shares of Common Stock then outstanding.


        Section 245 of DGCL permits the Company to omit from a restated certificate of incorporation any provision of the original certificate of incorporation which named the incorporator. Accordingly, the CT and CTF stockholders have proposed that Article FIFTH of the existing Certificate be deleted from the proposed Amended and Restated Certificate of the Company.

        In addition to the amendments and restatements described above, the CT and CTF stockholders have proposed that (i) certain other provisions of the Certificate be restated for the purpose of clarifying such provisions or making them consistent with the proposed amendments described above, without changing the substance of such provisions, (ii) the various amend-ments made to the original Certificate since July 26, 1968 to the extent not amended in the foregoing amendments be incorporated into a single document, and (iii) the various articles and paragraphs of the Certificate be renumbered for ease of reference.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE FOREGOING AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENTS. THE COMPANY'S DIRECTORS AND NAMED EXECUTIVE OFFICERS ARE THE RECORD OWNERS OF 296,877 SHARES OF COMMON STOCK (APPROXIMATELY 3.3% OF THE OUTSTANDING SHARES) AND HAVE INDICATED THAT THEY INTEND TO VOTE THEIR SHARES FOR THE APPROVAL OF THE FOREGOING AMENDMENTS.

                      PROPOSAL TO APPROVE 1994 STOCK OPTION
                         PLAN FOR NON-EMPLOYEE DIRECTORS

        The CT and CTF Stockholders have proposed, subject to approval by the holders of Common Stock, the Burnup & Sims Inc. 1994 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"). The Directors' Plan is
   designed  to  maintain the  Company's ability  to  attract and  retain the services of experienced and highly qualified non-employee or outside directors and to increase the proprietary interest of such directors in the Company's continued success. The Directors' Plan will have been approved if a majority of the shares present, or represented, and entitled to vote at the Meeting are voted in favor of it. The adoption of the Directors' Plan is contingent upon consummation of the Acquisition and, as such, will not be approved unless the Acquisition Agreement is approved by a vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting.

        The principal features of the Directors' Plan are summarized below, but this summary is qualified in its entirety by reference to the terms of the Directors' Plan, which is attached hereto as Appendix E.

   Summary of Directors' Plan

        If authorized at the Meeting, grants of stock options will automatically be made to each individual who is elected to the Board of Directors at a meeting of stockholders held at any time after the day on which the Directors' Plan is approved by the stockholders, provided the individual (i) is not and has not been an employee of the Company or any of its subsidiaries and (ii) is not otherwise eligible to participate in any plan of the Company or any of its subsidiaries which would entitle such director to acquire securities or derivative securities of the Company. Grants of stock options will also be automatically made to each director who is at any time after the Directors' Plan is approved by the stockholders appointed by the Board of Directors to fill a vacancy on the Board, subject to the same eligibility requirements stated above.

        An aggregate of 400,000 shares of Common Stock (subject to adjustment as described below and provided in the Directors' Plan) will be subject to the Plan. Shares subject to options which terminate or expire unexercised will become available for future option grants. Subject to the maximum number of shares which are subject to the Plan, options will be granted to each then eligible director on the day after the day on which the Directors' Plan is approved by the stockholders and on the day after each annual meeting of stockholders held thereafter, until that held in the year 2004.

        Subject to certain restrictions and limitations set forth below, each option will permit the non-employee director, for a period of up to ten years from the date of grant (unless the period is shortened as indicated below), to purchase from the Company 15,000 shares of the Company's Common Stock (subject to adjustment as provided in the Directors' Plan) at the fair market value of such shares on the date the option is granted as reported on NASDAQ.


        Except as noted below, an option shall not be exercisable prior to the expiration of one year from the date of grant. One third of the total number of shares covered by the option shall become exercisable on the first anniversary date of the grant and an additional one-third of the total number of shares covered by the option shall become exercisable on each of the two succeeding anniversary dates of the grant date. Except as noted below, an option may be exercised, only if the optionee at the time of exercise is, and at all times since the grant of the option, has been a director of the Company. Each option is nonassignable and non-transferable other than by will or the laws of descent and distribution.

        In the event a non-employee director terminates service on the Board of Directors by reason of retirement, each unexpired option held by the optionee will, to the extent otherwise exercisable on such date, remain exercisable until the earlier of ten years from the date of grant or three years following such retirement. The term "retirement" means termination after at least six years of service as a director.

        In the event a non-employee director terminates service on the Board of Directors by reason of death or disability, any then unexpired option that has been outstanding for at least one year (six months in the case of death) will become exercisable in its entirety and those and all other exercisable options will continue to be exercisable until the earlier of ten years from the date of grant or three years after such termination. In the event a non-employee director terminates service on the Board of Directors other than by reason of retirement, death or disability, all unexercised options shall terminate upon such termination of service.

        In the event of a "change in control" of the Company at any time on or after March 15, 1994, then all of the optionee's outstanding options become immediately exercisable. However, the provisions regarding termination of service as a director continue to apply and in no event may an option be exercised prior to the expiration of six months from the date of grant or after ten years from the date of grant. Change in control is generally defined to include (i) a merger or consolidation in which the Company is not the surviving corporation or pursuant to which any shares of the Company are to be converted into cash, securities or other property, or any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company, (ii) the approval by the stockholders of any plan for the liquidation or dissolution of the Company, (iii) the acquisition by a "person" or "group," as defined in the Directors' Plan, of 33% or more of the Company's Common Stock or (iv) if individuals constituting the "Incumbent Board," as defined in the Directors' Plan, cease to constitute a majority of the whole Board of Directors of the Company.

        Payment of the option price upon exercise may be made in cash, by the delivery of Common Stock already owned by the non-employee director, a combination of cash and shares, or in accordance with a cashless exercise program under which shares of Common Stock may be issued directly to the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer. No optionee shall have any rights to dividends or other rights of a stockholder with respect to his or her shares subject to the option until the optionee has given written notice of exercise and has paid in full for such shares. The optionee shall be required to pay to the Company, such amount as the Company may demand to satisfy any tax withholding obligation. Tax withholding obligations may be met by a withholding of stock otherwise deliverable to the optionee under procedures approved by the Board of Directors.

        The Directors' Plan will be administered by the Board of Directors who will be authorized to interpret the Directors' Plan. However, the Board will have no authority in respect of the selection of directors to receive options, the number of shares subject to the Directors' Plan, the number of options to be granted, the number of shares in each grant, the option price for shares subject to options, the period during which options may be granted or exercised, or the class of persons eligible to receive options. The Board also may not materially increase the benefits under the Directors' Plan or, without further approval of the stockholders, amend the Plan in any of the foregoing respects provided, however, that the Directors' Plan provisions affecting the amount of Common Stock to be awarded to eligible directors, the timing of those awards or the determination of those eligible to receive such awards may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. No stockholder approval will be required, however, if the Board of Directors obtains a legal opinion stating that such approval is not required under the Securities Exchange Act of 1934, as amended, in order for the options granted under the Plan to continue to be exempt from the operation of Section 16(b) of such Act.

        Adjustments shall be made in the number and class of shares available under the Directors' Plan and the number, class and price of shares subject to outstanding option grants, in each such case to reflect changes in the Company's Common Stock through changes in the Company's corporate structure or capitalization, such as through a merger or stock split.

   Federal Income Tax Consequences

        The following is a brief description of the federal income tax consequences, under existing law, of the Directors' Plan:

        The options under the Directors' Plan are nonstatutory options not intended to qualify as incentive stock options under Section 422 of the Code. The grant of options will not result in taxable income to the non-employee director or a tax deduction to the Company. The exercise of an option by a non-employee director will result in taxable ordinary income to the non-employee director and, if applicable withholding requirements are satisfied, a corresponding deduction for the Company, in each case equal to the difference between the fair market value of the acquired shares on the date the option was exercised and the fair market value of such shares on the date the option was granted (the option price).

        An optionee's tax basis for shares acquired upon exercise of an option will be equal to the fair market value of such shares on the date the option is exercised. The holding period for such shares will commence on such date and, accordingly, will not include the period during which the option was held. The payment of the option exercise price by delivery of Common Stock of the Company will constitute a non-taxable exchange by the optionee. Use of Common Stock in payment of the option price will result in the same tax consequences to the Company as if the exercise were effected by a cash payment.

        In the event of a sale of shares received upon exercise of an option, any gain or loss will generally be a capital gain or loss. The capital gain or loss will be a long-term capital gain or loss if the shares were held for more than one year after the date on which the option was exercised.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF COMMON STOCK VOTE FOR APPROVAL OF THE COMPANY'S 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. THE COMPANY'S DIRECTORS AND NAMED EXECUTIVE OFFICERS ARE THE RECORD OWNERS OF 296,877 SHARES OF COMMON STOCK (APPROXIMATELY 3.3% OF THE OUTSTANDING SHARES) AND HAVE INDICATED THAT THEY INTEND TO VOTE THEIR SHARES FOR THE APPROVAL OF THE 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                               PROPOSAL TO APPROVE
                            1994 STOCK INCENTIVE PLAN

        The CT and CTF stockholders have proposed, subject to approval by the holders of Common Stock, the Burnup & Sims Inc. 1994 Stock Incentive Plan (the "Incentive Plan") for key employees, including officers, of the Company and its subsidiaries to replace the Current Plans. The Incentive Plan is more flexible than the Current Plans, containing provisions which the Company believes are similar to those presently approved by other large corporations. The Incentive Plan is designed to provide for the grant of options that qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code"), or options other than "incentive stock options," as well as provide for the award of restricted stock and bonuses payable in stock. In addition to the replacement of the Current Plans, the purpose of approving the Incentive Plan, consistent with the purposes of the Current Plans is to continue to have available a stock compensation plan that will encourage and enable participating employees of the Company to acquire a proprietary interest in the Company through stock ownership and will assist the Company in attracting and retaining key employees. The Incentive Plan will have been approved if a majority of the shares present or represented, and entitled to vote at the Meeting are voted in favor of it. The adoption of the Incentive Plan is contingent upon consummation of the Acquisition and, as such, will not be approved unless the Acquisition Agreement is approved by a vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting.

        The principal features of the Incentive Plan are summarized below, but this summary is qualified in its entirety by reference to the terms of the Incentive Plan, which is attached hereto as Appendix F.

   Summary of Incentive Plan

        Subject to adjustment as noted below, the total number of shares that may be optioned or awarded under the Incentive Plan is 800,000 shares of the Company's Common Stock of which 200,000 shares may be awarded as restricted stock. If the Incentive Plan is approved by stockholders, no further awards will be made under the Current Plans. However, approximately 252,000 shares will continue to be reserved with respect to the shares outstanding under Current Plans. No employee may receive, over the term of the Incentive Plan, awards in the form of options, whether incentive stock options or options other than incentive stock options, to purchase more than 200,000 shares of the Company's Common Stock. Any shares subject to an option under the Incentive Plan which for any reason expires, is relinquished or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Incentive Plan, provided, however, that forfeited shares shall not be available for further awards if the employee has realized any benefits of ownership from such shares.

        Key salaried employees, including officers, of the Company and its subsidiaries, shall be eligible to participate in the Incentive Plan. The Compensation Committee of the Board of Directors (the "Compensation Committee") will administer the Incentive Plan and determine the recipients of options and awards, their terms and conditions within the parameters of the Incentive Plan and the number of shares covered by each option or award. The Compensation Committee may approve rules and regulations to carry out the Incentive Plan and its decision with regard to any question arising under the Incentive Plan shall be final and conclusive on all employees of the Company or its subsidiaries participating or eligible to participate in the Incentive Plan. The Compensation Committee shall consist of not less than three outside non-employee directors of the Company. Such directors are not eligible to participate in the Incentive Plan. No award or option may be granted under the Incentive Plan after January, 2004, but awards or options theretofore granted may extend beyond that date.

        The Board of Directors of the Company may amend, alter or discontinue the Incentive Plan, but no amendment, alteration or discontinuation may be made which would (i) impair the rights of any recipient of restricted stock or option or stock bonus already granted, without his or her written consent, or (ii) without the approval of the stockholders (A) increase the total number of shares reserved for the Incentive Plan, (B) decrease the option price of an incentive stock option to less than 100% of the fair market value of the stock on the date the option was granted, (C) change the class of persons eligible to receive an award of restricted stock or options under the Incentive Plan, or (D) extend the duration of the Incentive Plan. The Compensation Committee may, retroactively or prospectively, amend the terms of any award of restricted stock or option already granted, provided no such amendment will impair the rights of any holder without his or her written consent.

        The option price per share shall be determined by the Compensation Committee, but shall not be less than 100% of the fair market value of a share of Common Stock at the time the option is granted as reported on NASDAQ. Options granted under the Incentive Plan will expire on a date fixed by the Compensation Committee, but not more than ten years from the date of grant in the case of incentive stock options or such later date as may be permitted under the Code. Each option will state whether it is immediately exercisable in full or when and to what extent it shall be exercisable. All options become exercisable over a five year period in equal increments of 20% per year beginning twelve months after the date of grant.

        Payment of the option price upon exercise of an option may be made in cash, by the delivery of Common Stock already owned by the optionee, a combination of cash and shares, or in accordance with a cashless exercise program under which shares of Common Stock may be issued directly to the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer. No optionee shall have any rights to dividends or other rights of a stockholder with respect to his or her shares subject to the option until the optionee has given written notice of exercise and has paid in full for such shares. Tax withholding obligations may be met by a withholding of stock otherwise deliverable to the optionee under procedures approved by the Compensation Committee.

        Each option granted under the Incentive Plan may provide for stock appreciation rights, that is, the right to exercise such option in whole or in part without payment of the option price. If an option is exercised without payment, the optionee shall be entitled to receive the excess of the fair market value of the stock covered by the option on the date of exercise over the option exercise price. Such amount is payable in stock or in cash or in a combination of stock and cash at the discretion of the Compensation Committee.

        If an optionee's employment terminates by reason of his or her retirement under a retirement plan of the Company or a subsidiary or death, the optionee's option may thereafter be exercised by the optionee or by his or her estate or beneficiary within the period specified in the option (not to exceed 3 years from the date of termination) but not beyond the termination date of the option. Unless otherwise determined by the Compensation Committee, if an optionee's employment terminates for any reason other than death or retirement, the optionee's option shall thereupon terminate. During the optionee's lifetime, the option is exercisable only by the optionee and shall not be transferable except by will or the laws of descent and distribution.

        No incentive stock option will be granted to an employee who owns or would own immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction will not apply if, at the time such incentive stock option is granted, the option price is at least 110% of the fair market value of one share of Common Stock on the date of grant and the incentive stock option by its terms is not exercisable after the expiration of five years from the date of grant.

        Awards of restricted stock may be in addition to or in lieu of option grants. During the restriction period (as set by the Compensation Committee) the recipient of restricted stock is not permitted to sell, transfer, pledge, or assign the shares. Shares of restricted stock shall become free of all restrictions if the recipient dies or his or her employment is terminated by reason of permanent disability during the restriction period, and to the extent set by the Compensation Committee, if the recipient retires under a retirement plan of the Company or any subsidiary. In the event of a termination of employment during the restriction period for any reason other than death, disability or, to the extent determined by the Compensation Committee, retirement under a retirement plan of the Company or a subsidiary, shares of restricted stock will be forfeited and revert to the Company, except to the extent that the Compensation Committee determines that such forfeiture is not in the best interests of the Company and waives the forfeiture provision with respect to all or some of the restricted stock held by the employee.

        The recipient of restricted stock shall be entitled to vote the shares and receive all dividends paid thereon, except that dividends paid in Company Common Stock or other property shall also be subject to the same restrictions. Tax withholding obligations shall be paid in cash by the recipient or may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Compensation Committee.

        In lieu of cash bonuses otherwise payable to eligible employees under the Company's compensation practices, the Compensation Committee may determine that such bonuses shall be payable in Common Stock or partly in Common Stock and partly in cash. Any such shares of Common Stock shall be free of any restrictions imposed by the Plan. The Company shall withhold from any such cash bonuses an amount of cash sufficient to meet its tax withholding obligations. If the cash portion of the bonus is not sufficient, the tax withholding obligations shall be paid in cash by the recipient or may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee.

        In the event of a "change in control" of the Company, in addition to any action required or authorized by the option or award, the Compensation Committee may in its discretion recommend that the Board of Directors take certain actions as a result of, or in anticipation of, the change in control, to assure fair and equitable treatment of the employees who hold options or restricted stock, including an offer to purchase any outstanding option or restricted stock granted or issued pursuant to the Incentive Plan for its cash value as determined by the Compensation Committee. However, in no event may an option be made exercisable prior to the expiration of six months from the date of grant or, in the case of an incentive stock option, after ten years from the date it was granted.

        Change in control is generally defined to include (i) a merger or consolidation in which the Company is not the surviving corporation or pursuant to which any shares of the Company are to be converted into cash, securities or other property, or any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Company,
   (ii) the approval by the stockholders of any plan for the liquidation or dissolution of the Company, (iii) the acquisition by a "person" or "group," as defined in the Incentive Plan, of 33% or more of the Company's Common Stock or (iv) if individuals constituting the "Incumbent Board," as defined in the Incentive Plan, cease to constitute a majority of the whole Board of Directors of the Company.

        Adjustments shall be made in the number and class of shares available under the Incentive Plan and the number, class and price of shares subject to outstanding option grants, in each such case to reflect changes in the Company's Common Stock through changes in the Company's corporate structure or capitalization such as through a merger or stock split.


   Federal Income Tax Consequences

        The following is a brief description of the federal income tax consequences, under existing law, of the Incentive Plan:

             Incentive Stock Options

        (a) Neither the grant nor the exercise (while the employee is employed or within three months after termination of employment, or twelve months in the case of termination on account of disability) of an incentive stock option will be treated as the receipt of taxable income by the employee or a deductible item by the Company. The amount by which the fair market value of the shares issued upon exercise exceeds the option price will constitute an item of "tax preference" to the employee for purposes of the alternative minimum tax. For alternative minimum tax purposes only the tax basis of the Common Stock acquired upon the exercise of such option, is increased by the amount of such excess.

        (b) If the employee holds shares acquired by him or her upon the exercise of an option for the two-year period from the date of grant of the option and the one-year period beginning on the day after such exercise, and if he or she has been an employee of the Company or its subsidiaries at all times from the date of grant to the day three months before exercise, or twelve months in the case of termination on account of disability, then any gain realized by the employee on a later sale or exchange of such shares will be a long-term capital gain and any loss sustained will be a long-term capital loss. The Company will realize no tax deduction with respect to any such sale or exchange of option shares.

        (c) If the employee disposes of any shares acquired upon the exercise of an option during the two-year period from the date of grant of the option or the one-year period beginning on the day after such exercise, the employee will generally be obligated to report as ordinary income for the year in which the disposition occurred the amount by which the fair market value of such shares on the date of the exercise of the option (or, as noted in clause (d) below, in the case of certain sales or exchanges of such shares for less than such fair market value, the amount realized upon such sale or exchange) exceeds the option price, and the Company will be entitled to a deduction equal to the amount of such ordinary income. Any such ordinary income will increase the employee's tax basis for the purpose of determining gain or loss.

        (d) If an option holder who has acquired stock upon the exercise of an incentive stock option makes a disposition within the two-year period described above, and the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized to the option holder, then the amount includible in the option holder's gross income, and the amount deductible by the Company, will not exceed the excess (if any) of the amount realized on the sale or exchange over the tax basis of the stock.

             Non-Qualified Stock Options

             In the case of an option granted under the Incentive Plan that is not an incentive stock option, the grant of the option will not result in taxable income to the option holder or a tax deduction to the Company. The option holder recognizes ordinary income at the time the option is exercised in the amount by which the fair market value of the shares acquired exceeds the option price. The Company is entitled to a corresponding ordinary income tax deduction at that time, if applicable withholding requirements are satisfied. The option holder's tax basis for purposes of determining gain or loss on a subsequent sale of the shares is the fair market value of the shares at the date of exercise of the option. The holding period for such shares will commence on such date and, accordingly, will not include the period during which the option was held. In the event of a sale of shares received upon exercise of the option, any gain or loss will generally be a capital gain or loss. The capital gain or loss will be a long-term capital gain or loss if the shares were held for more than one year after the date on which the option was exercised.

             Use of Stock to Exercise Options

             The payment of the option exercise price by delivery of Common Stock of the Company will constitute a non-taxable exchange by the optionee and will not affect the incentive stock option status of the Common Stock acquired in the case of an incentive stock option. However, if the Common Stock delivered in payment was previously acquired pursuant to the exercise of an incentive stock option and has not been held for the requisite one-year period, the exchange would constitute a premature disposition of such Common Stock for purposes of the incentive stock option holding requirements. Use of Common Stock in payment of the option price will result in the same tax consequences to the Company as if the exercise were effected by a cash payment.

             Stock Appreciation Rights

             The amount received by an optionee who exercises a stock appreciation right with respect to his or her option is taxable as ordinary income at the time of exercise and the Company is entitled to a corresponding ordinary income tax deduction.

             Bonus Stock

             The grantee will realize ordinary income during his or her taxable year in which the shares of Common Stock are issued pursuant to the award of bonus stock in an amount equal to the fair market value of the shares of Common Stock at the date of issue. The Company is entitled to a corresponding ordinary income tax deduction. If the grantee thereafter disposes of such shares of Common Stock, any amount received in excess of the market value of the shares on the date of issue will be treated as long- or short-term capital gain depending upon the holding period of the shares.

             Restricted Stock

             A grantee will not realize any taxable income upon the award of Restricted Stock unless a grantee elects under Section 83(b) of the Code to have the fair market value of the Common Stock (determined without regard to the possibility of forfeiture) included in his or her gross income in the year the Restricted Stock is issued. In the absence of such an election, the grantee will realize ordinary income during his or her taxable year in which the possibility of forfeiture lapses. If the grantee thereafter disposes of the Common Stock, any amount received in excess of the fair market value of the shares on the date the possibility of forfeiture lapsed will be treated as long- or short-term gain depending upon the holding period (measured from the date the possibility of forfeiture lapsed) of the shares. The Company will be entitled to an ordinary tax deduction in the same amount and at the same time the grantee is considered to have realized ordinary income.

             Change in Control

             Under certain circumstances, accelerated vesting or exercise of options or stock appreciation rights, or the accelerated lapse of restrictions on restricted stock, in connection with a "change in control" of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the optionee or grantee may be subject to a 20% excise tax and the Company may be denied a tax deduction.


        THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF COMMON STOCK VOTE FOR APPROVAL OF THE COMPANY'S 1994 STOCK INCENTIVE PLAN. THE COMPANY'S DIRECTORS AND NAMED EXECUTIVE OFFICERS ARE THE RECORD OWNERS OF 296,877 SHARES OF COMMON STOCK (APPROXIMATELY 3.3% OF THE OUTSTANDING SHARES) AND HAVE INDICATED THAT THEY INTEND TO VOTE THEIR SHARES FOR THE APPROVAL OF THE 1994 STOCK INCENTIVE PLAN .

                              ELECTION OF DIRECTOR

        The Board of Directors is currently comprised of five directors elected in three classes (the "Classes"), with two Class I, one Class II and two Class III directors. Directors in each Class hold office for three-year terms. The terms of the Classes are staggered so that the term of one Class terminates each year. The term of the current Class II Director expires at the Meeting and when his respective successor has been duly elected and qualified.

        Samuel C. Hathorn, Jr., the current Class II Director, has been nominated by the Board of Directors to be reelected as the Class II Director at the Meeting. The Company has no reason to believe that Mr. Hathorn will refuse or be unable to accept election; however, in the event he is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for such other person as may be designated by the Board of Directors.


                                   MANAGEMENT

   Information as to Nominees and Other Directorships

        The following information concerning principal occupation or employment during the past five years, other directorships and age, has been furnished to the Company by the nominee for director in Class II, by the directors in Classes III and I whose terms expire at the Company's Annual Meetings of Stockholders in 1994 and 1995, respectively, and when their respective successors have been duly elected and qualified, all executive officers of the Company, and the individuals who will become additional executive officers and directors of the Company if the Acquisition is consummated.

   Nominee for Director

        Class II (Term, if elected, expires at the Annual Meeting of Stockholders in 1996)

                                   Principal Occupation
                                       or Employment          Director
           Name          Age    During the Past Five Years      Since

    Samuel C. Hathorn,   50   President of Trendmaker Homes,    1981
    Jr.                       and  since  December  1, 1990,
                              President of Centennial Homes,
                              Inc.,      subsidiaries     of
                              Weyerhaeuser Co., Houston  and
                              Dallas,   Texas,  homebuilders
                              and real estate developers

   Directors Whose Terms of Office will Continue After the Annual Meeting

        Class  III (Terms  expire at  the Annual  Meeting of  Stockholders in
   1994)

                                   Principal Occupation
                                       or Employment          Director
           Name          Age    During the Past Five Years      Since

    Cecil D. Conlee      57   Chairman,     CGR    Advisors,    1973
                              Atlanta, Georgia, real  estate
                              investment advisors

    Leo J. Hussey        54   Executive  Vice  President  of    1976
                              the  Company and  President of
                              Southeastern Printing Company,
                              Inc., and The Deviney Company,
                              wholly-owned  subsidiaries  of
                              the Company

        Class I (Terms expire at the Annual Meeting of Stockholders in 1995)

                                   Principal Occupation
                                       or Employment          Director
           Name          Age    During the Past Five Years      Since

    Nick A. Caporella    57   Chairman   of  the   Board  of    1974
                              Directors,   Chief   Executive
                              Officer  and President  of the
                              Company  and  Chairman  of the
                              Board  of   Directors,   Chief
                              Executive      Officer     and
                              President of NBC

    William A. Morse     66   Attorney-at-Law,     Danville,    1977
                              California President, Behring-
                              Hofmann Educational Institute,
                              Danville, California


        Mr. Caporella  is a  director of NBC.   Mr.  Conlee is a  director of
   Cousins  Properties, Inc.  and Oxford  Industries, Inc.    Mr. Morse  is a
   director of Behring-Hofmann Educational Institute, Inc.

   Executive Officers



                                           Principal Occupation
                                               or Employment
            Name            Age         During the Past Five Years

    George R. Bracken       48   Vice  President  &   Treasurer  of   the
                                 Company,   since    March   1992;   Vice
                                 President  Financial   Planning  of  the
                                 Company since May 1985

    Michael Brenner         45   General  Counsel  of  the  Company since
                                 June 1988

    Gerald W. Hartman       53   Senior  Vice  President  of  the Company
                                 since September 1988

    Margaret M. Madden      41   Vice  President  of  the  Company  since
                                 September   1987;  Corporate   Secretary
                                 since August 1984

    Linda L. Rine           46   Vice  President  -   Insruance  of   the
                                 Company since September 1987

   Proposed Directors and Executive Officers

        The following individuals will be appointed as officers and directors of the Company, in the capacities indicated below, assuming consummation of the Acquisition. See "ELECTION OF DIRECTOR" and "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Terms of the Acquisition Agreement -- Directors and Management of the Company Following the Acquisition."

                                                                  Percentage     Percentage
                                                                  Ownership     Ownership of
                            Principal Occupation                   of Common       Common
                                or Employment         Proposed   Stock Before   Stock After
         Name       Age  During the Past Five Years    Class      Acquisition   Acquisition

    Jorge L. Mas    54  Proposed Director; during the    II          -0-           33.6%
    Canosa              past five years has served as
                        President and Chief Executive
                        Officer of CTF

    Jorge Mas       30  Proposed  Director, President     I          -0-           24.8%
                        and Chief  Executive Officer;
                        during  the  past five  years
                        has served for part or all of
                        such period  as President and
                        Chief Executive Officer of CT
                        (and its  predecessor company
                        Communication    Contractors,
                        Inc.),  Neff  Rental,   Inc.,
                        Neff     Machinery,     Inc.,
                        Atlantic Real  Estate Holding
                        Corp.  and  U.S.  Development
                        Corp.,    each   a    company
                        controlled by the CT  and CTF
                        stockholders



                                                   86

                                                                  Percentage     Percentage
                                                                  Ownership     Ownership of
                            Principal Occupation                   of Common       Common
                                or Employment         Proposed   Stock Before   Stock After
         Name       Age  During the Past Five Years    Class      Acquisition   Acquisition

    Eliot C. Abbott 44  Proposed Director; during the    II          -0-            -0-
                        past  five  years has  been a
                        stockholder  in the  law firm
                        of  Carlos &   Abbott,  P.A.,
                        Miami, Florida

    Arthur B.       53  Proposed Director; President,    III         -0-            -0-
    Laffer              Canto  Advisors Incorporated,
                        an investment advisor,  since
                        May  1993;   Chief  Executive
                        Officer,     Calport    Asset
                        Management,      a      money
                        management  firm, since  June
                        1992; Chairman,  A.B. Laffer,
                        V.A.  Canto &  Associates, an
                        economic     research     and
                        financial   consulting   firm
                        (formerly   known   as   A.B.
                        Laffer   Associates),   since
                        1979;     Chief     Executive
                        Officer,    Laffer   Advisors
                        Incorporated,  an  investment
                        advisor   and  broker-dealer,
                        since 1975


        Mr. Laffer is a director of U.S. Filter Corporation, Nicholas Applegate Growth Equity Fund and Nicholas Applegate Mutual Fund. Mr. Mas Canosa is a director of The Wackenhut Corporation and Landair Transport, Inc.

        Jorge L. Mas Canosa is the father of Jorge Mas.

   Directors Following Consummation of the Acquisition

        In   the  event  Mr. Hathorn  is  elected   and  the  Acquisition  is
   consummated, the Company's Board of Directors will be comprised of the following individuals:

             Name                Class          Term Expires

        Cecil D. Conlee          III                 1994
        Arthur B. Laffer         III                 1994
        Jorge Mas                  I                 1995
        William A. Morse           I                 1995
        Eliot C. Abbott           II                 1996
        Jorge L. Mas Canosa       II                 1996
        Samuel C. Hathorn, Jr.    II                 1996

   Meetings and Committees of the Board of Directors

        During Fiscal 1993 (i) the Board of Directors held four meetings and all of the members of the Board of Directors attended each of such meetings and (ii) each member of the Board of Directors also attended all meetings of those committees of which he was a member. The Board of Directors has standing Audit, Compensation and Stock Option, Finance, Stock Purchase Plan, Nominating, Special Transaction and Executive Strategic Planning Committees.

        The members of the Company's Audit Committee are Messrs. Conlee, Hathorn and Morse. During Fiscal 1993, the Audit Committee met four times. The principal functions of the Audit Committee are to review with management and the Company's independent accountants the scope of proposed audits, the Company's annual financial statements, the results of audits and the Company's system of internal accounting controls and to be available to meet with the independent accountants to resolve matters, if any, that may arise in connection with audits or otherwise.

        The members of the Company's Compensation and Stock Option Committee are Messrs. Hathorn and Morse. During Fiscal 1993, the Compensation and Stock Option Committee met twice. The principal functions of the Compensation and Stock Option Committee are to recommend to and review with the Board of Directors the compensation arrangements for the executive officers of the Company, and to review with management grants under the Company's non-qualified stock option plans, and overall compensation arrangements and employee benefits for the Company's employees.

        The members of the Company's Finance Committee are Messrs. Morse, Conlee, Hathorn and Hussey. The principal function of the Finance Committee, which met twice during Fiscal 1993, is to review the Company's long and short-term financial strategies with management and the Board of Directors.

        The members of the Company's Stock Purchase Plan Committee are Messrs. Morse, Hussey and Hathorn. During Fiscal 1993, the Stock Purchase Plan Committee, whose principal function is to monitor the administration of the Company's Employee Stock Purchase Plan, met once.

        The members of the Company's Nominating Committee are Messrs. Hathorn, Caporella and Hussey. The Nominating Committee, which met once during Fiscal 1993, recommends to the Board of Directors candidates for election to the Board of Directors. The Committee considers candidates recommended by the stockholders pursuant to written applications submitted to the Corporate Secretary.

        The members of the Company's Special Transaction Committee are Messrs. Conlee, Morse and Hathorn. The primary function of the Special Transaction Committee, which met twice during Fiscal 1993, is to review related party transactions between the Company and any officer, director or affiliate of the Company. The Committee was responsible for reviewing and approving the terms of the Acquisition and negotiating and approving the Redemption on behalf of stockholders of the Company (other than NBC and its affiliates).

        The members of the Executive Strategic Planning Committee are Messrs. Conlee, Morse, Hathorn, and Caporella. During Fiscal 1993, the Executive Strategic Planning Committee met twice. The principal function of the Executive Strategic Planning Committee is to review future strategic courses available to the Company.

        If the Acquisition is consummated, the composition of some or all of the foregoing committees may change.

   Director Compensation

        The directors, except directors who are employees of the Company or of any subsidiary, are paid attendance fees at the rate of $600 for each meeting of the Board of Directors and $400 for each committee meeting attended ($1,000 for Executive Strategic Planning Committee meetings), regardless of the number of committees on which they serve. In addition, directors who are not employees of the Company or any of its subsidiaries are paid retainer fees at the rate of $15,000 per annum and Chairmen of committees are paid an additional $200 for each meeting of their respective committees attended by them.

                             EXECUTIVE COMPENSATION

   Summary Compensation Table

        The following table sets forth certain information for the last three fiscal years concerning the compensation earned by or awarded to the Chief Executive Officer of the Company and each of the other three most highly compensated executive officers of the Company whose combined salary and bonus exceeded $100,000 in such fiscal year. The table does not set forth certain of the tabular formats set forth in the SEC's recently expanded rules on executive compensation disclosure in proxy statements dealing with other annual compensation and long-term compensation awards and pay-outs, since none of these executive officers received any such compensation during such three-year period.

                                                       Annual Compensation
   Name and                                    _______________________________
   Principal Position                    Year     Salary ($)     Bonus ($)

   Nick A. Caporella, Chairman of the    1993           0               0
   Board, President and Chief            1992           0               0
   Executive Officer                     1991     600,000         375,000

   Gerald W. Hartman, Senior Vice
   President of the Company and
   President of Burnup & Sims ComTec,    1993     211,870          60,000
   Inc. and Burnup & Sims of California, 1992     200,922          40,000
   Inc., wholly-owned subsidiaries       1991     200,288          70,000
   of the Company

   Leo J. Hussey, Executive Vice President,
   and Director of the Company, and      1993     193,694          30,000
   President of Southeastern Printing    1992     155,000          25,000
   Company, Inc. and The Deviney         1991     155,000          25,000
   Company, wholly-owned subsidiaries
   of the Company

   George R. Bracken, Vice President &   1993     105,945          28,000
   Treasurer                             1992     101,345          25,000
                                         1991     101,474          20,000

   Options Granted in Last Fiscal Year

        No stock options were granted during Fiscal 1993.

   Aggregate Fiscal Year-End Stock Option Value Table

        The following table summarizes the options held at April 30, 1993 by individuals named in the Summary Compensation Table; no stock options were exercised by such persons during Fiscal 1993.

                            Number of Unexercised           Value of Unexercised
                                  Options at                In-the-Money Options
                              April 30, 1993(#)            at April 30, 1993 ($)

    Name                 Exercisable    Unexercisable   Exercisable    Unexercisable
    Nick A. Caporella        200,000          0              0               0

    Leo J. Hussey              2,000          0              0               0

    Gerald W. Hartman          2,800          0              0               0
    George R. Bracken            500          0              0               0

   Long-Term Incentive and Pension Plans

        The Company does not have any long-term incentive or pension plans.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation and Stock Option Committee Report and Performance
   Graph on page 55 shall not be incorporated by reference into any such filings.



                                       92

   Report of the Compensation and Stock Option Committee

        The Compensation and Stock Option Committee of the Board of Directors
   is  responsible  for approving  the compensation  levels of  the executive
   officers  of  the Company,  including the  Chief  Executive Officer.   The
   Compensation  Committee  also reviews  with  the  Chief Executive  Officer guidelines for salary adjustments and aggregate bonus awards applicable to management and employees other than  executive officers.  The Compensation
   Committee, which is composed of two non-employee directors of the Company, reviews its recommendations with the members of  the Board.  The following report is  submitted by the Compensation  Committee regarding compensation paid during fiscal year 1993:

        The compensation program  of the  Company is designed  to enable  the
   Company to  attract, motivate, reasonably reward,  and retain professional personnel  who will  effectively  manage the  assets  of the  Company  and
   maximize   corporate  performance   and  stockholder   value  over   time.
   Compensation packages include a mix of salary, incentive bonus awards, and stock options.

        Salaries  of   executive  officers   are  established  based   on  an
   individual's performance and general market conditions.  Salary levels are determined based upon the challenge and responsibility of  an individual's position  with the Company and are dependent on subjective considerations.
   In addition to paying  a base salary, the Company provides incentive bonus awards as a component of overall  compensation.  Bonus awards are measured based  upon  overall  performance  of  the  executive  officer's  area  of responsibility or operating performance of the operation under control  of
   the  executive, if  any.   Due to  the fact  that the  Company's financial
   results for the last three years  reflect volume declines and net  losses, salaries of executive officers during fiscal 1994 (with certain exceptions
   for outstanding merit)  are frozen at  previous levels.   In addition,  in
   light  of  these factors,  the  Company's  President  and Chief  Executive
   Officer and Chairman  of the Board, Nick A.  Caporella, declined to accept any salary or bonus compensation for either fiscal year 1992 and 1993.



                                       93

        Long-term incentive  compensation for  executives consists  of stock-
   based awards made under the Company's two non-qualified stock option plans
   (the  "Option  Plans").   The Option  Plans  provide for  the  granting of
   options  to purchase Common Stock to key  employees at prices equal to the
   fair market  value  on the  date  of grant.   The  Compensation  Committee
   believes that the maximization  of stockholder wealth through appreciation in the value of Common Stock is created  through the use of stock options.
   At  April 30,  1993, there  were 205,300  stock options granted  under the
   Option Plans held by executive officers.

   Compensation and Stock Option Committee
   Samuel C. Hathorn, Jr.
   William A. Morse

























                                       94

   Executive Compensation Subsequent to the Acquisition


        The proposed Board of Directors has no plans to materially change the
   Company's overall compensation structure after the Acquisition.  The Board of  Directors, however, will meet  after the Acquisition  to determine the compensation  of  Jorge Mas  who  will serve  as  the President  and Chief
   Executive Officer of the Company.  It is  anticipated that Mr. Mas will be paid  annual  base compensation  of  $300,000  and bonus  compensation  as determined by the Compensation and Stock  Option Committee of the Board of
   Directors.  If the 1994 Stock Incentive Plan is approved, both Mr. Mas and other key  salaried employees of  the Company will be  eligible to receive options and awards as determined from time to time by the Compensation and
   Stock Option Committee of the  Board of Directors, which shall  consist of
   not less than three non-employee directors.   If the Stock Option Plan for
   Non-Employee  Directors  is  approved,   directors  who  have  never  been
   employees  of the  Company or  any of  its subsidiaries,  and who  are not
   otherwise eligible to  participate in any plan   of the Company  or any of
   its subsidiaries which would entitle such directors  to receive securities of  the  Company, would  automatically  receive stock  options  upon their election as directors.


















                                       95

                                PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on Common Stock from April 30, 1988 through April 30, 1993 with the cumulative total return of the S & P 500 Stock Index and a Company constructed index of two peer companies consisting of Dycom Industries, Inc. and the L.E. Myers Company. The graph assumes that the value of the investment in Common Stock was $100 on April 30, 1988 and that all dividends were reinvested.





























                                       96

              Comparison of Five Year Cumulative Total Return Among
       Burnup & Sims Inc., S & P 500 Stock Index, and Peer Group Companies


             210

   DOLLARS   190

             170

             150

             130    (PAPER COPY OF GRAPH PREVIOUSLY FILED IN THE
                     DEFINITIVE PROXY MATERIALS FILED ON FEBRUARY 14,
             110     1994 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP
                     EXEMPTION, AND IS HEREBY INCORPORATED BY REFERENCE.)
              90

              70

              50

              30

              10
                  1988      1989      1990      1991      1992      1993


                          * Burnup & Sims  + S & P 500    = (A) Peer Group


                       CERTAIN TRANSACTIONS AND LITIGATION

        The  Company  has  billed  NBC  approximately  $662,000  for  certain
   services rendered and  expenses for the  year ended April  30, 1993.   NBC


                                       97

   owns  approximately  36%  of  the  outstanding  Common  Stock.    Nick  A.
   Caporella, the  President, Chief  Executive Officer  and  Chairman of  the
   Board of  the Company is also  the Chairman of the  Board, Chief Executive
   Officer, President and the controlling stockholder of NBC.

        As described elsewhere in this Proxy Statement, it is a  condition to the consummation of the Acquisition by the stockholders of CT  and CTF and the  Company  that (i)  the  Company  shall have  entered  into a  written agreement with NBC, pursuant to which the Company will redeem and purchase
   3,153,847 shares of  Common Stock owned by  NBC (which constitutes all  of the  Common  Stock owned  by  NBC),  (ii) all  of  the  conditions to  the consummation  of the Redemption shall  have been satisfied  or waived, and
   (iii)  the stockholders  of  CT  and CTF  shall  have received  a  written certificate  from the Chief Executive Officer  and Chief Financial Officer
   of  the Company  that all  of the  conditions to  the consummation  of the
   Redemption  shall have been satisfied  or waived, except  the condition to the Redemption that the Acquisition shall have occurred, which certificate shall  be supported by a  certificate from the  Chief Executive Officer of
   NBC, to the same effect.  Accordingly, the Acquisition will be consummated prior to  the Redemption.  The  Redemption was negotiated and  approved by the Special Transaction  Committee on  behalf of the  stockholders of  the
   Company  (other than NBC and its affiliates).   The Redemption will not be
   consummated  unless the  Acquisition  shall have  occurred.   Accordingly,
   assuming satisfaction of all  other conditions to the consummation  of the
   Acquisition, approval by  stockholders of the  Company of the  Acquisition
   Agreement shall  result in  consummation of  the Redemption.    A  vote in
   favor  of  the Acquisition  Agreement may  preclude  a stockholder  of the
   Company  from challenging  the Acquisition, the  Redemption and  the other transactions described  in this Proxy Statement and from participating in, and receiving damages, if any, as a result of any action which has been or may be filed on  behalf of any or all of the  stockholders with respect to
   such transactions.   See  below for  a description of  a class  action and
   derivative  complaint relating  to,  among other  things, the  Acquisition
   Agreement  and   certain  other  transactions  described   in  this  Proxy
   Statement.  The consideration  for the redemption of the  3,153,847 shares will be the cancellation of $18,092,313 of indebtedness owed by NBC to the
   Company, consisting of (x) the outstanding principal of $17,500,000  under

                                       98

   the Subordinated Debenture owed to the Company by NBC and (y) a credit of the next succeeding principal payments in the amount of $592,313 of Other
   Indebtedness with an outstanding principal amount of $1,371,430 owed to the Company by NBC. On November 16, 1993, the Board of Directors of the
   Company approved the Redemption. The Board of Directors of NBC has not yet approved the terms of the Redemption. See "PROPOSAL TO APPROVE ACQUISITION
   AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF  FLORIDA, INC. -
   Interest of Certain Persons in Matters to be Acted Upon."


        Albert  H. Kahn v. Nick A. Caporella,  et al., Civil Action No. 11890
   was filed in December 1990 by a stockholder of the Company in the Court of
   Chancery of the State of Delaware in and for New Castle County against the
   Company, the members of the Board of Directors, and against NBC, as a pur-
   ported class action and  derivative lawsuit.  In May 1993, plaintiff filed a  motion to amend its  class action and  stockholder derivative complaint
   (the  "Amended Complaint").  The  class action claims  allege, among other things, that  the Board of Directors, and  NBC as its largest stockholder,
   breached  their   respective  fiduciary   duties  in  approving   (i)  the
   distribution to the Company's stockholders of  all of the common stock  of
   NBC  owned by  it (the  "Distribution") and  (ii) the  exchange by  NBC of
   3,846,153 shares of Common  Stock for certain indebtedness of NBC  held by the  Company  (the  "Exchange") (the  Distribution  and  the Exchange  are
   hereinafter  referred to as the "1991  Transaction"), in allegedly placing the interests of NBC ahead  of the interests of the other  stockholders of
   the Company.   The derivative  action claims allege,  among other  things, that the Board of Directors has breached its fiduciary duties by approving executive officer compensation arrangements, by financing NBC's operations on a current basis, and by  permitting the interests of the Company  to be
   subordinated to those of NBC.   In the lawsuit, plaintiff seeks to rescind
   the 1991 Transaction and to recover damages in an unspecified amount.

        The Amended Complaint alleges  that the Special Transaction Committee that  approved the 1991 Transaction  was not independent  and that, there-
   fore, the 1991 Transaction was not protected by the business judgment rule or  in accordance  with  a settlement  agreement  (the "1990  Settlement")
   entered into in 1990  pertaining to certain prior litigation.  The Amended
   Complaint  also   makes  other  allegations  which   involve  (i)  further

                                       99

   violations of the 1990 Settlement by the Company's engaging in certain transactions not approved by the Special Transaction Committee; (ii) the sale of a subsidiary of the Company to a former officer of the Company;
   (iii) the timing of the 1991 Transaction and (iv) the treatment of executive stock options in the 1991 Transaction.

        In  November  1993, plaintiff  filed  a class  action  and derivative complaint,  Civil Action  No.  13248 (the  "1993  Complaint") against  the
   Company, the members of the Board of Directors, CT, CTF, Jorge Mas Canosa,
   Jorge  Mas and Juan Carlos Mas  (CT, CTF, Jorge Mas  Canosa, Jorge Mas and
   Juan Carlos  Mas are  referred to  as the "CT  Defendants").   In December
   1993,  plaintiff amended  the 1993  Complaint ("1993  Amended Complaint").
   The 1993 Amended Complaint alleges, among other things, that (i) the Board of Directors and NBC, as the Company's largest stockholder, breached their respective fiduciary duties by approving the Acquisition Agreement and the
   Redemption  which, according  to the  allegations of  the  1993 Complaint, benefits  Mr. Caporella at the expense of the Company's stockholders, (ii)
   the CT  Defendants had knowledge of  the fiduciary duties owed  by NBC and the  Board of  Directors and knowingly  and substantially  participated in their breach thereof; (iii) the Special Transaction Committee of the Board
   of Directors which  approved the Acquisition Agreement  and the Redemption was  not independent  and, as such,  was not  in accordance  with the 1990
   Settlement; (iv) the Board  of Directors breached its fiduciary  duties by failing to take an  active and direct role in the sale  of the Company and failing to ensure  the maximization  of stockholder value  in the sale  of control  of the Company;  and (v) the  Board of Directors  and NBC, as the
   Company's largest  stockholder, breached their respective fiduciary duties by failing  to disclose completely all material  information regarding the
   Acquisition  Agreement and the Redemption.  The 1993 Complaint also claims derivatively  that  each  member of  the  Board  of  Directors engaged  in mismanagement,  waste and breach of their fiduciary duties in managing the
   Company's  affairs.  The 1993 Amended Complaint seeks, among other things, to enjoin the Acquisition and Redemption or in the alternative, rescission and damages in an unspecified amount.




                                       100

        The Company believes that the allegations in the complaint, the Amended Complaint, the 1993 Complaint and the 1993 Amended Complaint are without merit, and intends to vigorously defend these actions.


                         CERTAIN CT AND CTF TRANSACTIONS

        CT currently  leases equipment storage  facilities from Jorge  L. Mas
   Canosa and his spouse, Irma Mas.  The term of the lease expires on October
   31, 1998, and the annual rent under the lease is $48,000.

        The Company's Certificate requires the affirmative vote or consent of the holders  of four-fifths of all classes of the Company's stock entitled to vote in elections of directors  of the Company (the "Voting Shares") in connection with certain transactions with any person, corporation or other entity ("Affiliated  Entity")  beneficially  owning 10%  or  more  of  the outstanding Voting  Shares.  The  Certificate provides, however,  that the foregoing provision is not applicable to such transactions if the Board of
   Directors has  approved by  resolution  a memorandum  of understanding  (a
   "Memorandum of Understanding") with such Affiliated Entity with respect to such  transactions  prior to  the time  such  Affiliated Entity  became an
   Affiliated Entity.   In order to induce the  stockholders of CT and CTF to
   enter into the Acquisition  Agreement and by   eliminating the effects  of
   the  foregoing provisions of the  Certificate, the Company  entered into a
   Memorandum of Understanding with  each of Neff Machinery, Neff  Rental and
   Atlantic prior  to execution of the  Acquisition Agreement.  Each  of Neff
   Machinery, Neff Rental and Atlantic is a Florida corporation controlled by the  stockholders of CT and CTF and accordingly, following consummation of the Acquisition and by virtue of the ownership of the Burnup Shares by the
   CT Group, would be deemed affiliates of the Company.  CT and CTF currently rent  and  purchase construction  equipment from  Neff Machinery  and Neff
   Rental.   The  Company  anticipates that,  following the  Acquisition, the
   Company and its subsidiaries, including CT and CTF, will from time to time purchase  and lease equipment and  parts, and obtain  services from, these companies upon such terms and  conditions as the Board of  Directors shall approve,  which terms  and conditions  will be  no less  favorable  to the stockholders  of  the  Company  than  those  that  would  be  obtained  in

                                       101

   transactions  of  a similar  type with  unaffiliated  third parties.   The
   stockholders of  CT and  CTF have  no present intentions  of selling  Neff
   Machinery, Neff Rental  or Atlantic to the  Company following consummation
   of the Acquisition.   See "PROPOSAL TO APPROVE ACQUISITION  AGREEMENT WITH
   CHURCH  & TOWER, INC. AND CHURCH & TOWER  OF FLORIDA, INC. - Memorandum of
   Understanding."

        Carlos &  Abbott, P.A.  a law  firm  of which  Eliot C.  Abbott is  a stockholder,  has  provided  legal  services  to  CT  and  CTF  and  their stockholders since  1983, and such representation  will continue following
   the Acquisition.   For the  fiscal year ended  March 31, 1993,  such legal
   fees were approximately $52,000.  It is anticipated that Carlos &  Abbott,
   P.A. will also provide legal services to the Company if the Acquisition is consummated.
























                                       102

                             SELECTED FINANCIAL DATA

        The following information sets forth selected consolidated historical data  of the Company, the selected combined  historical data of CT and CTF and  the pro forma consolidated  selected financial data  giving effect to
   the Acquisition and  the Redemption.   This information should be  read in
   conjunction with the unaudited  pro forma condensed consolidated financial statements and the separate historical consolidated financial statements of  the Company incorporated  by reference  herein and  combined financial statements of CT and CTF and the notes thereto appearing elsewhere herein.
   The financial information relating to the CT Group contained in this Proxy
   Statement was provided to the  Company by the CT Group in  connection with the  Acquisition for  the  preparation of  this  Proxy Statement  and  the
   Company has relied upon  such financial information in the  preparation of this Proxy Statement.























                                       103

                                   The Company
                       Selected Historical Financial Data

    (Dollars in Thousands Except Per Share Amounts)

                                   Six Months
                                Ended Oct. 31,             Fiscal Years Ended April 30

                                  1993       1992     1993      1992      1991      1990      1989
    Statement of Operations
    Data:

    Revenues                   $ 72,004  $ 73,834  $140,987  $153,521  $175,236  $192,712  $178,380

    Costs and Expenses           74,023    73,439   151,917   157,114   174,155   192,007   174,695

    Interest Expense              2,043     2,402    4,583      4,847     6,161     8,362     6,616

    Interest and Other Income(1)(5,256)   (2,781)   (2,255)   (6,833)   (2,388)  (10,411)  (15,503)

    Income (Loss) Before Income
    Taxes and Equity in Net       1,194       774  (13,258)   (1,607)   (2,692)     2,754    12,572
    Income of NBC

    Provisions (Credit) for         284       286   (3,950)     (560)   (1,082)     2,120     4,858
    Income Taxes

    Income (Loss) Before
    Equity in Net Income of NBC     910       488   (9,308)   (1,047)   (1,610)       634     7,714

    Equity in Net Income of NBC       0         0        0          0       828       151     1,525



                                                  104

    Net Income (Loss)              $910      $488  $(9,308)  $(1,047)  $  (782)  $    785  $  9,239

    Average Shares                8,815     8,768    8,768      8,768     9,460     9,662    10,304
    Outstanding (000)

    Earnings (Loss) Per Share    $ 0.10    $ 0.06   $(1.06)  $  (.12)  $  (.08)  $    .08  $    .90

    Balance Sheet Data
      (at end of period):

    Capital Expenditures         $1,133             $ 4,338  $  4,493  $  4,395  $  7,449  $  9,533

    Working Capital              14,220              16,199    21,798    21,103    50,907    48,934

    Property - Net               17,904              18,036    19,211    23,933    28,544    30,202

    Total Assets                103,393             108,917   118,460   122,673   158,922   150,697
    Non-Current Debt             32,085              36,756    40,030    37,087    43,784    50,079

    Deferred Income Taxes-        4,390               3,612     3,218     4,272     4,424     4,766
    Non-Current
    Stockholders' Equity         34,574              33,664    41,788    42,835    60,135    58,955

    Number of Employees           2,225               2,255     2,250     2,565     3,151     3,174

    Book Value Per Share          $3.94               $3.84     $4.77     $4.89     $4.77     $4.69


        See the Notes to Consolidated Financial Statements for information relating to accounting policies and other disclosures.

        (1) Includes gains on real estate transactions of $2.4 million for the six months ended October 31, 1993 and $5.6 million for the fiscal year ended April 30, 1989. Also includes gains (losses) related to subsidiaries sold of $1.1 million and ($7.4) million for the fiscal years ended April 30, 1992 and 1991 respectively.

                                    CT Group

                       Selected Historical Financial Data

    (Dollars In Thousands, Except Earnings Per Common Share)


                               Nine Months Ended
                                  September 30                 Years Ended December 31

                                 1993      1992      1992      1991      1990      1989      1988
    Statement of Income Data:

    Contract Revenue            $37,034   $17,325   $34,136   $31,588   $18,640   $15,670   $14,807
    Costs and Expenses           28,358    12,856    25,474    26,124    14,196    12,896    12,180

    Income from Operations        8,676     4,469     8,662     5,464     4,444     2,774     2,627

    Other Income (Expense) -    (1,240)     (154)     (340)       462       350       319       766
    Net

    Income before Minority        7,436     4,315     8,322     5,926     4,794     3,093     3,393
    Interest

    Minority Interest               (4)      (43)      (42)     (625)      (37)         0         0

    Net Income                   $7,432    $4,272    $8,280    $5,301    $4,757    $3,093    $3,393
    Common Shares Outstanding     1,100     1,100     1,100     1,100     1,100     1,100     1,100

    Earnings per Common          $6,756    $3,884    $7,527    $4,819    $4,325    $2,812    $3,085
    Share (1)



                                                  107

    Balance Sheet Data
      (at end of period):

    Working Capital             $15,354             $13,752  $  7,154    $5,209    $4,254    $3,762

    Property - Net                4,867               3,656     2,406     2,100     2,039     1,752
    Total Assets                 27,499              24,432    11,733     8,849     7,613     6,849

    Non-Current Debt              1,076               1,840       371       333       323       276

    Stockholders' Equity         19,203              15,690     9,436     7,296     6,127     5,292
    Book Value Per Share        $17,457             $14,264   $ 8,578    $6,633    $5,570    $4,811



        See the Notes to the Combined Financial Statements of the Church & Tower Group.

   (1) Reflects the exchange of shares pursuant to a business combination effected June 1, 1992.

                            The Company and CT Group

                 Pro Forma Consolidated Selected Financial Data

        The following pro forma consolidated statement of operations information reflects the effects of the Acquisition and the Redemption as if they had occurred on January 1, 1992. The amounts are provided for comparative purposes only and do not purport to be indicative of results which may be obtained in the future. The following pro forma consolidated balance sheet information which is presented reflects amounts as if the Acquisition and the Redemption occurred on September 30, 1993. See "Unaudited Pro Forma Condensed Consolidated Financial Statements" and the notes thereto for a description of assumptions and adjustments.


   (Dollars in thousands except per share data)


                                  Nine Months                Twelve Months
                                 Ended 9/30/93            Ended 12/31/92

   Revenues                        $143,415                   $178,126
   Earnings (Loss) from Continuing
     Operations                     (3,427)                        525
   Earnings (Loss) per  Share
     from Continuing Operations      ($.22)                       $.03


                                9/30/93

   Working Capital             $ 22,483
   Total Assets                 137,984
   Non-Current Debt              35,160
   Stockholders' Equity          43,231
   Book Value per Share        $   2.73

                           COMPARATIVE PER SHARE DATA

   The following table sets forth certain historical per share data for the Company and the CT Group and combined unaudited pro forma per share data giving effect to the Transaction. This data should be read in conjunction with the Selected Financial Data, Unaudited Pro forma Condensed Consolidated Financial Statements, and the historical Financial Statements of the Company and the CT Group and the notes thereto included elsewhere herein. The amounts are provided for comparative purposes only and do not purport to be indicative of results which may be obtained in the future.

                                    CT Group             The Company

                               Year    Nine Months    Year    Nine Months
                               Ended      Ended       Ended      Ended
                             12/31/92    9/30/93     1/31/93    10/31/93

   Earnings (Loss) per Share
   from Continuing Operations
        Historical (1)       $4,592      $4,122     ($.34)       ($0.77)
        Pro Forma                                    0.03         (0.22)
        Equivalent Pro Forma(2) 308      (2,013)


                                          As of                    As of
                                         9/30/93                 10/31/93

   Book Value per Share
        Historical                       $17,457                   $3.94
        Pro Forma                                                   2.73
        Equivalent Pro Forma (2)          25,392


        (1) Includes pro forma provision for income taxes for the CT Group as if it were taxed as a C corporation.

        (2) Equivalent pro forma per share amounts are calculated by multiplying the pro forma amounts by the exchange ratio of 9,318 shares of Company Common Stock to be issued for each share of CT Group common stock.

                          THE COMPANY AND THE CT GROUP
                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS



        The following pro forma condensed consolidated statements of operations of the Company and the CT Group for the year ended December 31, 1992 and the nine months ended September 30, 1993 are presented as if the Acquisition and the Redemption had occurred on January 1, 1992. The pro forma condensed consolidated balance sheet is presented as if the Acquisition and Redemption had occurred on September 30, 1993.

        It is anticipated that the Acquisition will be treated as a "reverse acquisition" for financial reporting purposes, with the CT Group
   considered  to  be the  acquiring  entity.   As  a result,  the  pro forma
   adjustments include adjustments to reflect the estimated fair values of certain assets of the Company and the capital structure of the CT Group has been adjusted to reflect the outstanding capital structure of the surviving legal entity. A final determination of required purchase accounting adjustments and of the fair value of the assets and liabilities of the Company has not been made as of the date of this Proxy Statement. In addition, certain purchase accounting adjustments have been made assuming a fair value of $5.74 per share for the Company's Common Stock. Actual adjustments will be made based on the market price of the Common Stock immediately prior to Closing. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial information are preliminary and have been made solely for purposes of developing such pro forma financial information to comply with disclosure requirements of the SEC. The Company will undertake a study to determine the fair value of its assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study.

        The pro forma condensed consolidated financial statements are derived from the historical financial statements of the Company and the CT Group which are included elsewhere in this Proxy Statement. The pro forma condensed consolidated balance sheet combines the Company's October 31,

   1993 balance sheet with the CT Group's September 30, 1993 balance sheet. The pro forma condensed consolidated statements of operations combine the Company's historical statements of operations for the twelve months ended January 31, 1993 and the nine months ended October 31, 1993 with the CT Group's historical statements of operations for the fiscal year ended
   December   31,  1992  and  the  nine  months  ended  September  30,  1993, respectively.

        The financial information relating to the CT Group contained in this Proxy Statement was provided to the Company by the CT Group in connection with the Acquisition for the preparation of this Proxy Statement and the Company has relied upon such financial information in the preparation of this Proxy Statement.

        The pro forma data is presented for informational purposes only and may not be indicative of the future results of operations or financial position of the Company or the CT Group, or what the results of operations or financial position of the Company would have been if the Acquisition and Redemption had occurred on the dates set forth.

        These pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and the CT Group included elsewhere herein. See "Index to Financial Statements."

                                            Burnup & Sims/CT Group
                                        Pro Forma Financial Statements
                                Unaudited Condensed Consolidated  Balance Sheet
                                                (In thousands)

                                           CT        Burnup     Pro Forma        Combined
                                          Group      & Sims     Adjust's         Pro Forma
                  ASSETS

    Current Assets
      Cash                                $14,163    $  6,853     ($4,580)  (1)   $ 16,436
      Receivables                           7,811      19,300           0           27,111
      Other Current Assets                    582      11,179           0           11,761

         Total Current Assets              22,556      37,332      (4,580)          55,308

    Investment in NBC                                  31,134     (18,918)  (2)     12,216
    Property - Net                          4,867      17,904      21,499   (3)     44,270
    Real Estate Investments                            12,514      12,402   (3)     24,916
    Goodwill                                            3,209     (3,209)   (3)          0

    Other Assets                               76       1,300       (102)   (3)      1,274

                                          $27,499    $103,393     $ 7,092         $137,984

          LIABILITIES AND EQUITY

    Current Liabilities
      Current Portion of Debt                $597      $4,006       $1,000  (1)    $ 5,603
      Accounts Payable and Accrued          5,286      12,749        1,900  (4)     19,935
          Expenses
      Other Current Liabilities             1,320       6,357        (390)  (5)      7,287



                                                      114

         Total Current Liabilities          7,203      23,112        2,510          32,825

    Other Liabilities                          18      13,622       13,128  (6)     26,768

    Long-Term Debt                          1,075      32,085        2,000  (1)     35,160
    Stockholders' Equity
      Common Stock                              6       1,602      (1,047)  (7)      1,586
                                                                     1,025  (8)
      Capital Surplus                          42      72,860     (73,429)  (9)     41,645
                                                                    30,933  (8)
                                                                    11,239 (10)

      Retained Earnings                    19,169      34,252     (34,252) (11)          0
                                                                   (7,930) (12)
                                                                  (11,239) (10)
      Treasury Stock                          (14)    (74,140)      74,154 (13)          0


         Total Stockholders' Equity        19,203      34,574     (10,546)          43,231

                                          $27,499     $103,393     $ 7,092        $137,984



        See Notes to  Pro Forma Financial Statements.

                             Burnup & Sims/CT Group
                         Pro Forma Financial Statements
            Unaudited Condensed Consolidated  Statement of Operations
                                  Twelve Months
                      (In thousands except per share data)

                               CT           Burnup   Pro Forma      Combined
                              Group         & Sims   Adjust's       Pro Forma
    Revenues                  $34,136       $143,990 $       0       $178,126
    Costs and Expenses
      Cost of Sales            22,163        126,233         0        148,396
      General and               2,937         17,075         0         20,012
        Administrative
      Depreciation and            371          6,600     (207) (14)     6,764
        Amortization
      Interest Expense             35          4,718       240 (15)     4,993
      Other - Net                 350        (5,906)     2,681 (16)   (2,875)
         Total Costs and       25,856        148,720     2,714        177,290
           Expenses
    Income (Loss) Before        8,280        (4,730)   (2,714)            836
      Income Taxes

    Provision (Credit) for      3,229 (17)   (1,738)   (1,180)  (18)      311
      Income Taxes
    Earnings (Loss)
      from Continuing        $  5,051       ($2,992)  ($1,534)       $    525
      Operations


    Earnings (Loss) per
      Share from               $4,592        ($0.34)                 $   0.03
      Continuing Operations

    Average Shares                  1          8,768     7,095 (19)    15,864
      Outstanding (000's)

         See Notes to Pro Forma Financial Statements.

                             Burnup & Sims/CT Group
                         Pro Forma Financial Statements
            Unaudited Condensed Consolidated  Statement of Operations
                                   Nine Months
                      (In thousands except per share data)

                                      CT              Burnup     Pro Forma         Combined
                                     Group            & Sims      Adjust's         Pro Forma

    Revenues                         $37,034          $106,381    $      0          $143,415
    Costs and Expenses
      Cost of Sales                   23,730            97,991           0          121,721
      General and Administrative       4,075            14,695           0           18,770
      Depreciation and                   553             4,013        (53)  (14)      4,513
    Amortization
      Interest Expense                   115             3,108         180  (15)      3,403
      Other - Net                      1,129           (4,045)       2,011  (16)       (905)

       Total Costs and Expenses       29,602           115,762       2,138          147,502

    Income (Loss) Before Income        7,432           (9,381)     (2,138)           (4,087)
    Taxes

    Provision (Credit) for             2,898  (17)     (2,673)       (885)  (18)       (660)
    Income Taxes
    Earnings (Loss)
      from Continuing Operations      $4,534          ($6,708)   $ (1,253)          ($3,427)

    Earnings (Loss) per Share
      from Continuing Operations      $4,122           ($0.77)                      ($ 0.22)

    Average Shares Outstanding             1             8,768      7,095   (19)     15,864
    (000's)


     See Notes to Pro Forma Financial Statements.

                                         Burnup & Sims/CT Group
                                Notes to Pro Forma Financial Statements

   Balance Sheet:

        (1) CT Group dividend to be paid prior to Closing, including notes payable of $3 million, payable in semi-annual installments of $500,000.

        (2) Exchange of Subordinated Debenture in the face amount of $17,500,000 (book value of $17,291,000) and $592,000 reduction of Other Indebtedness for 3,153,847 shares of Common Stock ($17,883,000), net of the allocation of the excess of estimated fair value over the purchase price ($1,035,000). (See (3) below).

        (3) Adjust Company's net assets to estimated fair value, net of the excess of fair value over the purchase price as follows (in thousands):

                  Company's equity at October 31,  1993        $34,574
                  Bonus service pool and other costs,
                    net of tax                                    (685)
                  Adjustment of net assets to fair value
                       Property, net                  $24,838
                       Real estate investments         14,513
                       Goodwill                        (3,209)
                       Deferred taxes related to property and
                          real estate adjustments     (15,347)
                       Net asset step up in basis               20,795
                  Redemption of 3,153,847 shares of Common
                    Stock                                      (17,958)

                  Estimated fair value of Company's net assets  36,726

                  Purchase Price
                       Value of Common Stock

                         (See (8) below)         $32,208
                       Estimated CT Group transaction
                         costs                       500

                       Total purchase price                     32,708

                  Excess of estimated fair value over
                    purchase price                             $ 4,018

                  Allocation of excess of estimated fair value over
                    purchase price:
                       Investment in NBC                       $ 1,035
                       Property, net                             3,339
                       Real estate investments                   2,111
                       Other assets                                102
                       Deferred taxes related to above
                         adjustments                            (2,569)

                       Total                                   $ 4,018



        (4) Estimated transaction costs of $900,000 including CT Group costs of $500,000 included in the purchase price, and establishment of Company's bonus service pool of $1,000,000.

        (5) Current tax benefit of deductible transaction costs incurred by the Company.

        (6) Deferred taxes relating to step up in basis ($12,778,000) and estimated deferred tax liability of CT Group upon termination of Subchapter S status ($350,000).

        (7) Eliminate par values of CT Group common stock ($6,000) the Company's retired treasury stock ($726,000) and the shares redeemed from NBC ($315,000).

        (8) Record issuance of 10,250,000 shares of Common Stock, based on the value of 5,614,492 shares of Common Stock to be outstanding after the Redemption, assuming a market price of $5.74 per share at Closing as follows (in thousands):

                  Value of  equity of the Company
                       (5,614,492 x $5.74)           $32,208
                  Par value of shares issued
                       (10,250,000 x $.10)            (1,025)
                  Estimated transaction costs related to
                       Common Stock issued              (250)

                  Credit to capital surplus          $30,933

        (9) Adjust capital surplus for retirement of Company's treasury stock ($73,414,000), retirement of shares redeemed from NBC ($17,643,000, including estimated transaction costs of $75,000) and elimination of the resulting negative capital surplus ($18,197,000); elimination of CT Group treasury stock ($14,000); and adjustment to reflect par value of Common Stock outstanding subsequent to Closing ($555,000).

        (10) Reclassify undistributed earnings of CT Group upon termination of Subchapter S status at date of Closing.

        (11) Record Company's bonus service pool, net of tax ($610,000) and estimated transaction costs ($325,000), and eliminate resulting retained earnings ($33,317,000).

        (12) Record  CT   Group  dividend  to   be  paid  prior   to  Closing
             ($7,580,000) and estimated deferred tax liability of CT Group upon termination of Subchapter S status ($350,000).

        (13) Record retirement of Company's and CT Group's treasury stock.


   Statement of Operations:

        (14) Elimination of Company's historical goodwill amortization, net of adjustment for additional depreciation assuming an average life of 20 years for depreciable tangible assets (primarily buildings).

        (15) Increase in interest expense for notes payable issued in connection with CT Group dividend.

        (16) Decrease in interest income for reduction of Subordinated Debenture and Other Indebtedness, and decrease in cash.

        (17) Pro forma CT Group tax provision, assuming 39% overall rate.

        (18) Tax benefit of pro forma adjustments.

        (19) Shares of Common Stock issued (10,250,000) net of shares redeemed from NBC (3,153,847) and CT Group shares eliminated (1,100).

                    CT AND CTF'S MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

        Management's discussion and analysis of financial condition and results of operations should be read in conjunction with the selected financial data and financial statements and notes to financial statements included elsewhere herein.

        Results of Operations

        Nine months ended September 30, 1993 compared to September 30, 1992.

        Results of operations for the nine months ended September 30, 1993, reflect the continued growth of the companies' revenue base. Revenues for the nine months ended September 30, 1993, were $37,034,193 compared to $17,324,936 for the nine months ended September 30, 1992. This increase resulted primarily from an increase in the companies' customer base and in the volume of work from Southern Bell arising in connection with the rebuilding necessitated by Hurricane Andrew, the expansion of outside plant systems approved under Southern Bell's increased Master Budget Plan and the growth in private sector telecommunication projects. The revenues generated by the Southern Bell work constitutes substantially all of the increase in total combined revenues of CT and CTF. Accordingly, the loss of all or a significant portion of work from Southern Bell could have a material adverse impact on the Company's results of operations.

        Cost of revenues increased from $11,822,810 in the prior year's period to $24,213,091 for the nine months ended September 30, 1993, and was 34% as a percentage of revenues as of September 30, 1993, and 31% as a percentage of revenues as of September 30, 1992. Consequently, the increase in gross profit from $5,502,126 in the prior year's period to $12,821,102 for the nine months ended September 30, 1993 was due primarily to an increase in revenues without a commensurate increase in fixed costs.

        General and administrative expenses for the period increased by $3,112,193 from $1,033,105 in the prior year's period to $4,145,298 due primarily to increases in certain personnel costs related to the companies performance.

        Depreciation (included in Cost of Contract Revenue) increased by $276,628 from $276,867 in the prior year's period to $553,495 primarily as a result of the acquisition of construction equipment and vehicles required to support the volume increase.

        Net income for the period in the amount of $7,431,869 includes a loss of approximately $1,392,852 from the OCT Joint Venture (described below).

        Fiscal Year Ended December 31, 1992, Compared to Fiscal Year Ended December 31, 1991.

        Revenues for the fiscal year ended December 31, 1992 were $34,135,788 compared to $31,588,228 for the preceding fiscal year. The increase resulted primarily from an increase in the volume of business from existing customers. Cost of revenues decreased from $23,328,758 for the prior fiscal year to $22,460,792, primarily as a result of overall improvements in operational efficiency.

        Gross profit increased from $8,259,470 in the prior fiscal year to $11,674,996 and, as a percentage of revenues increased from 26% to 34% primarily due to the successful completion of certain construction and telecommunications projects.

        General and administrative expenses increased from $2,795,528 in the prior fiscal year to $3,012,651 primarily as a result of an increase in the variable costs associated with increased revenues, but remained constant as a percentage of revenues (9%).

        Other income in fiscal year 1992 increased from $283,238 in the prior fiscal year to $382,800 due primarily to a gain on sale of assets of approximately $85,000 and interest income of approximately $200,000.

        In fiscal year 1992, as a result of non-payment of certain change orders disputed by Dade County in the aggregate amount of approximately $9,500,000 with respect to the Metro-Mover and landfill project, the OCT

   Joint Venture incurred a loss. CT's portion of such loss was $372,972 representing its twenty percent (20%) interest in the OCT Joint Venture. The OCT Joint Venture is contesting Dade County's position with respect to the change orders. In October 1993, the claims relating to the landfill project were settled. The claims relating to the Metro-Mover project currently remain unresolved.

        Net income for the period increased from $5,300,689 to $8,279,555 primarily as a result of improved gross profit.

        Also in fiscal year 1992, CTF negotiated a settlement of certain outstanding litigation. In accordance with the terms of the settlement CTF paid $350,000, which amount is reflected as an expense.

        Fiscal Year Ended December 31, 1991, Compared to Fiscal Year Ended December 31, 1990.

        Revenues for the year ended December 31, 1991 were $31,588,228 compared to $18,639,593 for the fiscal year ended December 31, 1990. The increase reflects revenues recognized in consolidation by the 9001 Joint Venture in connection with construction of the detention facility. Cost of revenues increased from $11,820,932 in the prior fiscal year to $23,328,758 and, as a percentage of revenues, increased from 63% to 74% primarily as a result of the increased variable costs associated with the detention facility project.

        Gross profit for the period increased from $6,818,661 in the prior fiscal year to $8,259,470. The increase is the result primarily of the increase in revenues recognized by the 9001 Joint Venture.

        General and administrative expenses for the period increased from $2,375,315 in the prior fiscal year to $2,795,528 primarily as a result of increased variable costs associated with higher revenues.

        In fiscal year 1991, other income decreased from $349,915 in the prior fiscal year to $283,238 due primarily to a decrease in interest income.

        Net income for the period in the amount of $5,300,689 includes income of $179,051 from the OCT Joint Venture and a loss of $625,542 incurred in connection with the 9001 Joint Venture.


        Liquidity and Capital Resources

        Liquidity and capital resources increased in the nine months ended September 30, 1993 relative to the fiscal year ended December 31, 1992.

        Total  assets increased  from  $24,431,977 at  December  31, 1992  to
   $27,499,394 at September 30, 1993 or 20%. This growth in total assets resulted primarily from an increase in cash and cash equivalents from $10,190,412 at December 31, 1992 to $14,163,536 at September 30, 1993.
   The increase in cash and cash equivalents is attributable primarily to the retention of earnings generated from operations.


        Prior to the Closing of the Acquisition, the CT Group shall declare and pay dividends in the aggregate amount of $11,500,000. Such dividends will be paid as follows: (i) $8,500,000 shall be paid in cash to the stockholders of CT and CTF (of which approximately $3,920,000 had been paid as of September 30, 1993), and (ii) $3,000,000 will be paid by issuance of a promissory note by the CT Group. The note will be payable in semi-annual equal principal payments of $500,000 bearing interest at the prime rate plus two percent but in no event less than 8% per annum. See Note 8 to the Unaudited Financial Statements for the CT Group.

        Working capital increased from $13,751,962 at December 31, 1992 to $15,353,567 at September 30, 1993. This increase resulted primarily from an increase in current assets. The current ratio of assets to liabilities approximated 3 to 1 for both periods presented.

        CT and CTF each are privately-held companies and, consequently, there is no public market for their capital stock.

        The  companies'  principal  sources   of  liquidity  were  internally
   generated cash, and, to a lesser extent, trade financing.

        In April 1993, CTF obtained an unsecured line of credit for its general working capital needs which currently provides for borrowings of up to $2,000,000. Interest on borrowings under the line of credit is at the prime interest rate. No borrowings are currently outstanding under the line. Following consummation of the Acquisition, the Company intends to explore various financing alternatives available to it. Management of the CT Group has held preliminary discussions with various lenders and other third party financing sources with respect to the working capital needs of the Company following consummation of Acquisition. There can be no assurances that following consummation of the Acquisition that the Company will be able to obtain a line of credit on terms acceptable to it.

        CTF believes that there are no known material trend variances with respect to its capital resources. Management expects to meet its future working capital needs as it has in the past, primarily through cash flow from operations.

        To the extent that additional sources of capital are required, funding is anticipated to be available via bank lines of credit or term financing.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

        The Board of Directors has set the close of business on January 31, 1994 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the Meeting. As of the Record Date, there were 8,768,339 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Meeting. Stockholders do not have the right to cumulate their votes for directors.

        The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. The Class II director will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Meeting will be required for approval of the Acquisition Agreement and the affirmative votes of the holders of a majority of the outstanding Common Stock will be required for approval of each of the amendments to the Certificate. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Meeting will be required for approval of the Company's 1994 Stock Option Plan for Non-Employee Directors and the Company's 1994 Stock Incentive Plan. The proposed amendments to the Certificate and the adoption of the 1994 Stock Option Plan for Non-Employee Directors and the 1994 Stock Incentive Plan are contingent upon the consummation of the Acquisition and, as such, will not be effected unless the terms of the Acquisition Agreement are approved at the Meeting. Any other matter that may be submitted to a vote of the stockholders will be approved if a majority of the shares of Common Stock represented in person or by proxy at the Meeting vote in favor of the matter. The Board of Directors does not know of any matter, except those enumerated in this Proxy Statement, that will be submitted to a vote of the stockholders at the Meeting. If less than a majority of outstanding shares entitled to vote are represented at the Meeting, a majority of the shares so represented may adjourn the Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before the adjournment is taken.

        The Company's directors and named executive officers are the record owners of 296,877 shares, representing approximately 3.3% of the outstanding Common Stock and have indicated that they intend to vote their shares in favor of the reelection of Samuel C. Hathorn, Jr. to the Board of Directors, the approval of the terms of the Acquisition Agreement, the approval of each of the proposed amendments to the Certificate, the 1994 Stock Option Plan for Non-Employee Directors and the 1994 Incentive Stock
   Plan.   See "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF."

        Prior to the Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes to determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Meeting and will be counted as votes cast at the Meeting, but will not be counted as votes cast for or against any given matter.

        A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to all matters addressed at the Meeting. Any such shares which are not represented at the Meeting either in person or by proxy will not be considered as shares present at the Meeting, and will not be considered to have cast votes on any matters addressed at the Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The following tables set forth, as of the Record Date, information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers whose total annual salary and bonus for Fiscal 1993 was $100,000 or more, (iii) each director of the Company, and
   (iv) all directors and executive officers of the Company as a group. The Company is not aware of any beneficial owner of more than five percent of the outstanding Common Stock other than as set forth in the following table.


   Security Ownership of Certain Beneficial Owners

                                                            Percentage of      Percentage of
                                      Amount and Nature     Class Prior to      Class After
       Name of              Title       of Beneficial        Acquisition        Acquisition
   Beneficial Owner        of Class      Ownership(1)        and Redemption     and Redemption

   Nick A. Caporella          Common       3,540,565(2)          40.4%              2.4%
   One North University Drive
   Fort Lauderdale, FL 33324

   National Beverage Corp.    Common       3,153,847             36.0%               -0-
   One North University Drive
   Fort Lauderdale, FL 33324

   Estate of Riley V. Sims(3) Common         673,743              7.7%              4.2%
   2000 Presidential Way
   West Palm Beach, FL 33401


   Security Ownership of Management

                                                                                    Percentage of
                                                            Percentage of Class      Class After
     Name and Address      Title    Amount and Nature of   Prior to Acquisition     Acquisition
    of Beneficial Owner  of Class  Beneficial Ownership(1)     and Redemption       and Redemption

   Samuel C. Hathorn, Jr. Common           5,200(4)                  *                    *

   Cecil D. Conlee        Common            2,000                    *                    *

   Leo J. Hussey(5)       Common            2,049                    *                    *

   William A. Morse       Common                                     *                    *

   George R. Bracken(5)   Common              605                    *                    *

   Gerald W. Hartman(5)   Common              -0-                   -0-                  -0-

   All executive officers
   and directors as a group
   (nine persons)         Common        3,450,824                 39.4%                 1.9%

   ________________________________


   *    Less than 1%.
   (1) Unless otherwise indicated, each person has sole voting and investment power with respect to such shares.

   (2) Includes (i) 3,153,847 shares owned by NBC (Mr. Caporella is the general partner of IBS Partners, Ltd., an entity which beneficially owns 74.7% of the outstanding capital stock of NBC), (ii) options to purchase 100,000 shares (which were issued in cancellation of options to purchase 200,000 shares previously held by Mr. Caporella) at an exercise price at the time of grant equal to $2.00 per share (which exercise price decreases to the extent of a corresponding increase in the market price of the Common Stock in excess of $2.00 as reported on NASDAQ) and (iii) 12,500 shares held by the wife of Mr. Caporella, as to which Mr. Caporella disclaims beneficial ownership.

   (3)   Mr. Sims passed away on the 13th day of January 1993.

   (4) Includes 200 shares held by the children of Mr. Hathorn, as to which Mr. Hathorn disclaims beneficial ownership.

   (5) In July 1993, Messrs. Hussey, Bracken and Hartman were issued options to purchase 40,000, 4,500 and 25,000 shares of Common Stock, respectively under the Company's then existing stock option plan and all options previously held by them were canceled. See "EXECUTIVE COMPENSATION - Aggregate Fiscal Year-End Stock Option Value Table." The exercise price of such options at the time of grant was $2.00 per share (which exercise price decreases to the extent of a corresponding increase in the market price of the Common Stock in excess of $2.00 as reported on NASDAQ) and the options are scheduled to vest at various times. The Acquisition Agreement provides that all of these options will become immediately exercisable if such employee's employment with the Company is terminated under certain circumstances during the twelve month period after October 15, 1993. The foregoing table does not reflect ownership of these options. See "PROPOSAL TO APPROVE ACQUISITION AGREEMENT WITH CHURCH & TOWER, INC. AND CHURCH & TOWER OF FLORIDA, INC. - Certain Effects of the Acquisition -- Outstanding Stock Options."


   Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the outstanding Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with.

   INDEX TO FINANCIAL STATEMENTS

   CHURCH & TOWER GROUP


                                                               PAGE


   Independent Auditors' Reports                                    F-2

   Combined Financial Statements:

     Combined Balance Sheets as of December 31, 1992 and 1991       F-4

     Combined Statements of Income and Retained Earnings
       for the Years Ended December 31, 1992, 1991 and 1990         F-5

     Combined Statements of Cash Flows
       for the Years Ended December 31, 1992, 1991 and 1990         F-6

     Notes to Combined Financial Statements                         F-7

     Combined Balance Sheets as of September 30, 1993 (Unaudited)   F-13

     Combined Statements of Income and Retained Earnings
       for the Nine Months Ended September 30, 1993 and
       1992 (Unaudited)                                             F-14

     Combined Statements of Cash Flows for the Nine
       Months Ended September 30, 1993 and 1992 (Unaudited)         F-15

     Notes to Combined Financial Statements
       September 30, 1993 (Unaudited)                               F-16

                          INDEPENDENT AUDITORS' REPORT


   To the Stockholders
   Church & Tower Group
   Miami, Florida


        We have audited the combined balance sheets of Church & Tower Group (the "Group"), as of December 31, 1992 and 1991, and the related combined statements of income and retained earnings, and of cash flows for each of the three years ended December 31, 1992. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We did not audit the financial statements of 9001 Joint Venture, a partnership that is majority-owned by a company in the Group, which statements reflect total assets of $3,064,573 and $2,737,787 as of December 31, 1992 and 1991, respectively, and total revenues of $8,240,290 and $14,495,378 for the two years ended December 31, 1992. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for 9001 Joint Venture, is based solely on the report of the other auditors.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

        In our opinion, based on our audits and the reports of other auditors, the combined financial statements referred to above present fairly, in all material respects, the financial position of Church & Tower Group as of December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the three years ended December 31, 1992 in conformity with generally accepted accounting principles.

                            VICIANA & SHAFER


                            CERTIFIED PUBLIC ACCOUNTANTS





   Coral Gables, Florida
   June 15, 1993 (except for Note 7, as to
       which the date is January 10, 1994)

                          INDEPENDENT AUDITORS' REPORT



   To the partners
   9001 Joint Venture


        We have audited the balance sheets of 9001 Joint Venture as of December 31, 1992 and 1991 and the related statements of earnings, partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 9001 Joint Venture as of December 31, 1992 and 1991 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                      E.F. ALVAREZ & COMPANY



   March 15, 1993
   Miami, Florida

    The financial information relating to the CT Group contained in this Proxy Statement was provided to the Company by the CT Group in connection with the Acquisition for the preparation of this Proxy Statement and the Company has relied upon such financial information in the preparation of this Proxy Statement.

                  Required Historical Financials for CT and CTF

                              CHURCH & TOWER GROUP

                             COMBINED BALANCE SHEETS

                                                                   December 31,

                                                                1992           1991
    Assets

    Current Assets
     Cash and cash equivalents                              $10,190,412    $ 5,610,961
     Accounts receivable                                      6,091,821      1,538,800
     Contract receivable from Metro-Dade County               2,542,833      1,784,188
     Balance due from commercial bank on a
       promissory note                                          989,271            -
     Other receivables and current assets                       821,643         86,272

        Total Current Assets                                 20,635,980      9,020,221
    Investment in joint ventures                                  5,000        262,727
    Property and equipment, net                               3,655,855      2,406,117
    Other non-current assets                                    135,142         44,105

        Total Assets                                        $24,431,977    $11,733,170
    Liabilities and Stockholders' Equity




                                                  F-5

    Current Liabilities
     Accounts payable and accrued expenses                  $ 4,097,885    $ 1,447,476
     Billings in excess of costs and estimated earnings
       on uncompleted contracts with Metro-Dade County        1,527,012        242,917
     Current maturities of long-term notes payable              696,387          8,804
     Other current liabilities                                  346,962        167,338
     Deficit in joint venture's capital account                 215,772            -

        Total Current Liabilities                             6,884,018      1,866,535
    Minority interest in consolidated joint venture              17,751         59,496
    Notes payable                                             1,839,770         33,379
    Due to The Mas Group, Inc., a related entity                    -          337,743

        Total Liabilities                                     8,741,539      2,297,153

    Stockholders' Equity
     Common stock                                                 6,000          5,400
     Additional paid-in capital                                  42,000         42,000
     Treasury stock                                             (14,169)       (14,169)
     Retained earnings                                       15,656,607      9,402,786
        Total Stockholders' Equity                           15,690,438      9,436,017

        Total Liabilities and Stockholders' Equity          $24,431,977    $11,733,170

       The accompanying notes are an integral part of these financial statements.

                              CHURCH & TOWER GROUP

               COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                            Years Ended December 31,


                                                      1992           1991           1990
    Contract Revenue                             $34,135,788    $31,588,228    $18,639,593

    Cost of Contract Revenue                      22,460,792     23,328,758     11,820,932

    Gross Profit                                  11,674,996      8,259,470      6,818,661
    General and Administrative expenses            3,012,651      2,795,528      2,375,315

    Income from operations                         8,662,345      5,463,942      4,443,346
    Income (loss) from joint ventures               (372,972)       179,051            -

    Other income                                     382,800        283,238        349,915

    Settlement of litigation                        (350,000)           -              -
    Income before minority interest                8,322,173      5,926,231      4,793,261

    Minority interest in net income of
    consolidated joint venture                       (42,618)      (625,542)       (36,530)
    Net income                                     8,279,555      5,300,689      4,756,731

    Retained earnings at beginning of year         9,402,786      7,262,852      6,094,184

    Less:
     Distributions to stockholders                 2,025,134      3,160,755      3,588,063
     Additional stock issued upon merger of
       CCI and CT                                        600            -              -
    Retained earnings at end of year             $15,656,607    $ 9,402,786    $ 7,262,852


                                                  F-7


       The accompanying notes are an integral part of these financial statements.


                                          CHURCH & TOWER GROUP

                                   COMBINED STATEMENTS OF CASH FLOWS



                                                                   Years Ended December 31,
                                                                1992           1991         1990
    Cash flows from operating activities:
     Net Income                                           $ 8,279,555    $ 5,300,689 $ 4,756,731
     Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization                          371,488        359,236     281,098
       (Increase) decrease in accounts receivable          (4,553,021)       994,082    (961,462)
       (Increase) in contract receivable from Metro-Dade     (758,645)    (1,423,863)   (360,352)
       County
       (Increase) decrease in other assets                   (550,032)       111,775      14,996
       Decrease in net value of equipment                       2,772         27,774         -
       Increase (decrease) in accounts payable and          2,618,009        667,310    (100,759)
       accrued expenses
       Increase (decrease) in other current liabilities       111,747       (167,472)     23,313

       Minority Interest in net Income                         42,618        625,542      36,530
       Acquisition of minority partner interest               (84,363)           -           -
       Increase (decrease) in joint venture capital           621,077       (155,000)    155,000
       account
       Increase in billings in excess of costs and
       estimated earnings on uncompleted contracts          1,284,095         56,109     186,808
       The net of various minor amounts                       (23,194)            -           -

    Net cash provided by operating activities               7,362,106      6,396,182   4,031,903



                                                  F-9

    Cash flows from Investing activities:
     Paid in capital                                               -              -          300
     Cash inflow from principal received on mortgage               -              -       24,000
     Return of investment in unconsolidated venture            48,000             -           -
     Investment in unconsolidated venture                    (190,578)            -           -
     Investment in joint venture                               (5,000)            -           -
     Investment in note receivable                            (50,000)            -           -
     Deposit on equipment                                    (168,000)            -           -
     Purchase of equipment                                 (1,574,636)      (355,062)   (342,773)

    Net cash used in investing activities                  (1,940,214)      (355,062)   (318,473)

    Cash flows from financing activities:
     Loan to related entity                                        -              -     (229,525)
     Proceeds received from notes payable                   1,700,000             -           -

     Payments received from related company                    47,246             -           -
     Principal payments on notes payable                     (201,751)       (14,728)   (227,818)
     Insurance proceeds for repairs of hurricane damages       50,000             -           -
     Repairs of hurricane damages                             (17,038)            -           -
     Expenses paid for related company                        (61,154)            -           -
     Distributions to stockholders                         (2,025,134)    (3,160,755) (3,588,063)
     Distributions to partners of consolidated joint               -        (602,549)         -
     venture
     Payment to The Mas Group, Inc.                          (334,610)            -           -

    Net cash used in financing activities                    (842,441)    (3,778,032) (4,045,406)

    Net increase (decrease) in cash and cash equivalents    4,579,451      2,263,088    (331,976)

    Cash and cash equivalents at beginning of year          5,610,961      3,347,873   3,679,849

    Cash and cash equivalents at end of year              $10,190,412    $ 5,610,961 $ 3,347,873

    Supplemental Disclosure of Cash Flow Information:
     Cash paid for Interest                               $    33,525    $     4,496 $        -


                                                  F-10

      The accompanying notes are an integral part of these financial statements.

   CHURCH & TOWER GROUP
   NOTES TO COMBINED FINANCIAL STATEMENTS
   Years Ended December 31, 1992 and 1991




   NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

   Church & Tower Group (the "Group") represents the combination of two Florida Corporations (three at December 31, 1991), Church & Tower of Florida, Inc. ("CT Florida") and Church & Tower, Inc. (CT), which are owned by members of the Mas family.

   CT Florida is engaged in the construction and maintenance of outside plant for utility companies servicing the geographical areas of Dade County and Broward County's southeast area.

   CT Florida holds three Master Contracts with the telephone company (Southern Bell), its principal client, which will expire at various times through 1995, and provide for CT Florida to receive price increases based on the annual increment in the Consumer Price Index. CT Florida also provides services under individual contracts with the telephone company in Dade and Broward Counties which are not covered by the aforementioned contracts, and is subcontracted by Miami-Dade Water & Sewer to do paving and sidewalk repairs. Total revenues and accounts receivable recognized from Southern Bell and Miami-Dade Water & Sewer were approximately as follows:

                                      December 31         December 31        December 31
                                         1992                1991               1990
   Southern Bell:
     Revenues for the year ended      $22.3 million       $15.7 million      $15.7 million
     Accounts receivable                5.7 million         1.4 million        2.1 million


                                                  F-12

   CHURCH & TOWER GROUP
   NOTES TO COMBINED FINANCIAL STATEMENTS
   Years Ended December 31, 1992 and 1991




   Miami-Dade Water & Sewer:
     Revenues for the year ended        1.9 million         1.1 million        1.8 million
     Accounts receivable                108,000             19,000             209,000

   CT was incorporated in August of 1990 under the laws of the State of Florida to engage in construction contracts.

   In July of 1990, CT, together with another construction contractor, formed a partnership known as "9001 Joint Venture" for the purpose of constructing a detention center for the Metro-Dade County government.
   From its initial 60% interest in the partnership, CT increased its participation to 89.8% for 1991 and to 99.7% for 1992. Total revenues recognized with the Metro-Dade County government were approximately $9.6 million, $14.5 million and $0.5 million for the years ended December 31, 1992, 1991 and 1990, respectively.

   CT is also in partnership, since September of 1990, with an international construction contractor in a venture known as "OCT Joint Venture." In this venture, CT has had a 20% interest in the two governmental projects undertaken thus far: an extension to the Downtown Miami Metromover (98% complete as of December 31, 1992), and a landfill in the southern section of Dade County (39% complete as of the aforementioned date). The results of operations of this venture are reported under the equity method of accounting.

   Effective June 1, 1992, CT merged its operations with those of Communication Contractors, Inc. (CCI). CCI, which was wholly owned by a member of the Mas family, provided construction subcontractor services (manpower and equipment) to CT Florida during the year ended December 31,

   CHURCH & TOWER GROUP
   NOTES TO COMBINED FINANCIAL STATEMENTS
   Years Ended December 31, 1992 and 1991




   1991 and for the period from January 1, 1992 through May 31, 1992. The business combination between CT and CCI was accounted for under the pooling-of-interests method. The 100 common shares owned by the sole stockholder of CCI were exchanged for 700 common shares of the surviving corporation (CT).

   Principles of Combination

   The combined financial statements include the accounts of CT Florida, CT consolidated (which includes the accounts of CT and of its majority owned subsidiary, "9001 Joint Venture", and wherein all significant intercompany transactions and balances have been eliminated) and CCI (as applicable). All significant intercompany transactions and balances have been eliminated.

   Revenue and Cost Recognition

   CT Florida recognizes revenues and related costs whenever specific work orders, as covered by the Master Contracts, are completed. Indirect costs and administrative expenses are charged to operations as incurred.

   Revenue from long-term construction contracts, as reported by CT's consolidated venture ("9001 Joint Venture") is recognized under the percentage-of-completion method. Under this method, the percentage of contract revenue to be recognized currently is computed as that percentage of estimated total revenue that incurred costs to date bear to estimated total costs, after giving effect to estimates of costs to complete based upon most recent information. General and administrative costs of the venture are expensed as incurred.

   CHURCH & TOWER GROUP
   NOTES TO COMBINED FINANCIAL STATEMENTS
   Years Ended December 31, 1992 and 1991




   Revenue Increase

   As a result of Southern Bell's rehabilitation program in South Florida in the aftermath of Hurricane Andrew, and CT Florida's ability to successfully bid on many new projects, revenue in 1992 increased approximately 32% over prior year's revenues.

   Income Taxes

   The companies in the Group (CT Florida, CT consolidated and CCI, until its merger with CT) have elected to be taxed under the Subchapter S provisions of the Internal Revenue Code, which provides that corporate earnings are to be included in the Federal Income Tax Returns of the individual stockholders. Accordingly, no provision for income taxes has been recorded in the accompanying combined statements of income.

   As further explained in Note 7, the stockholders of the Group have entered into an agreement under which the Group will be acquired by Burnup & Sims Inc., a publicly traded company. As a result of this acquisition, the Group will be taxed as a C corporation.

   In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," effective for years beginning after December 15, 1992. The adoption of SFAS 109 by the Group is expected to result in a deferred tax liability of approximately $350,000 due to the tax effect of temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes.

   Cash and Cash Equivalents

   CHURCH & TOWER GROUP
   NOTES TO COMBINED FINANCIAL STATEMENTS
   Years Ended December 31, 1992 and 1991




   For the purpose of reporting cash flows, the Group has defined cash equivalents as those highly liquid investments purchased with an original maturity of three months or less.

   NOTE 2 - RELATED PARTY TRANSACTIONS

   The Group has rented and purchased construction equipment from other entities related to it by common management and control. During the years 1992, 1991 and 1990, these related transactions amounted to $1,817,867, $1,102,197 and $472,305, respectively.

   NOTE 3 - BACKLOG

   The backlog of uncompleted contracts in progress for the "9001 Joint Venture" at December 31, 1992, 1991 and 1990 amounted to approximately $9 million, $18.5 million and $14.6 million, respectively.

   CHURCH & TOWER GROUP
   NOTES TO COMBINED FINANCIAL STATEMENTS
   Years Ended December 31, 1992 and 1991




   NOTE 4 - NOTES PAYABLE
                                                 December 31,

                                               1992          1991

    CT is liable to a commercial bank on
    a 7.7% interest rate note, requiring
    monthly payments of principal of
    $41,667 plus accrued interest,
    beginning in February 1993 and
    maturing in January 1997.  The face
    amount of the note is $2 million, of  $2,000,000          -
    which $989,271 was received
    subsequent to December 31, 1992.
    The note is collateralized with all
    receivables and equipment of CT.

    CT is also liable to a commercial
    bank on a note with interest at 0.5%
    over the prime rate (6.5% at
    December 31, 1992).  The note is
    payable in monthly payments of
    principal of $19,444 plus accrued        502,778          -
    interest beginning in May 1992 and
    maturing in April 1995.  The note is
    collateralized with all receivables
    and equipment of CT.

   CHURCH & TOWER GROUP
   NOTES TO COMBINED FINANCIAL STATEMENTS
   Years Ended December 31, 1992 and 1991




    CT Florida is indebted to a
    financial institution on a 10%
    interest rate note payable,
    requiring monthly payments of $689,
    including interest.  The note is          33,379      42,183
    collateralized with a mortgage on
    the land, building and improvements
    where the administrative offices are
    located.

                                           2,536,157      42,183

    Less: current portion                   (696,387)     (8,804)

                                          $1,839,770  $   33,379

    Principal maturities for the
    following years are as follows:

              1993                          $696,387
              1994                           738,548
              1995                           541,872
              1996                           506,365
              1997                            48,696
              1998                             4,289
                                          $2,536,157

   CHURCH & TOWER GROUP
   NOTES TO COMBINED FINANCIAL STATEMENTS
   Years Ended December 31, 1992 and 1991




   NOTE 5 - PROPERTY AND EQUIPMENT

   Property and equipment are recorded at cost, and consist of:


                                                December 31,
                                            1992             1991

    Land, buildings and improvements    $  682,489       $  714,956
    Construction and excavation          1,702,430        1,604,870
    equipment
    Trucks, automobiles and radio        2,412,003          995,056
    equipment
    Tools and portable equipment           147,707          147,705
    Office furniture and equipment         457,471          399,318
    Leasehold improvements                  60,847           60,847

                                         5,462,947        3,922,752
    Less accumulated depreciation       (1,807,092)      (1,516,635)
                                        $3,655,855       $2,406,117


   Depreciation estimates for property and equipment (excluding land) were computed using the straight-line method, with useful lives of 10-31 years for buildings and improvements, 5 years for leasehold improvements, 7 years for trucks and automobiles, and 10 years for all other assets.

   NOTE 6 - CONTINGENCIES

   CHURCH & TOWER GROUP
   NOTES TO COMBINED FINANCIAL STATEMENTS
   Years Ended December 31, 1992 and 1991




   In connection with certain construction contracts entered into by affiliates through common ownership, the company has signed jointly and severally, together with other affiliates, certain agreements of indemnity (Agreements) in the aggregate amount of approximately $75,000,000, of which approximately $54,000,000 have been performed. The Agreements are to secure the affiliates' fulfillment of obligations and performance of the related contracts.

   Management believes that no losses will be sustained from these Agreements.

   NOTE 7 - SUBSEQUENT EVENTS

   On August 17, 1993 and December 27, 1993, the Group declared dividends of $3,900,000 and $7,600,000. Of the dividends declared, $8,500,000 has been paid in cash and $3,000,000 remains payable in the form of two promissory notes, payable in semi-annual principal payments commencing August 1, 1994 of $500,000, bearing interest at the prime rate plus 2%, but in any event not less than 8%.

   On October 15, 1993 (with amendments on November 23, 1993), the stockholders of the Group entered into an agreement, under which the Group will be acquired by Burnup & Sims Inc., a publicly traded company with business activities similar to the Group. As a result of the acquisition, the shareholders of the Group will obtain approximately 65% of the combined entity. The acquisition is subject to approval of, among others, the shareholders of Burnup & Sims Inc.

   As a result of this acquisition, the Group will be taxed as a C corporation. Undistributed earnings at December 31, 1992, after giving effect to the above-mentioned dividends, amount to approximately $3,800,000.

                  Required Historical Financials for CT and CTF

                              CHURCH & TOWER GROUP
                             COMBINED BALANCE SHEETS
                            as of September 30, 1993
                                   (Unaudited)

    ASSETS

    CURRENT ASSETS

      Cash and Cash Equivalents                         $14,163,536
      Accounts Receivable                                 5,300,855
      Contract Receivable from Metro-Dade County          2,510,009
      Other Receivables and Current Assets                  582,040
          Total Current Assets                           22,556,440

    Property and Equipment, net                           4,866,810
    Other Non-Current Assets                                 76,144

          Total Assets                                  $27,499,394

    LIABILITIES AND STOCKHOLDERS' EQUITY
    CURRENT LIABILITIES

      Accounts Payable and Accrued Expenses             $ 5,285,956
      Current Maturities of Long-Term Notes Payable         596,699
      Other Current Liabilities                             311,594
      Deficit in Joint Venture's Capital Account          1,008,624

           Total Current Liabilities                      7,202,873
    Minority Interest in Consolidated Joint Venture          18,399
    Notes Payable                                         1,075,593

           Total Liabilities                              8,296,865

    STOCKHOLDERS' EQUITY

    Common Stock                                              6,000
    Additional Paid-in Capital                               42,000
    Treasury Stock                                         (14,169)
    Retained Earnings                                    19,168,698

           Total Stockholders' Equity                    19,202,529
       Total Liabilities and Stockholders' Equity       $27,499,394



    The accompanying notes are an integral part of these financial statements

                              CHURCH & TOWER GROUP
               COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                   (Unaudited)

                                          Nine Months Ended September 30,

                                                 1993           1992
    Contract Revenue                          $37,034,193    $17,324,936

    Cost of Contract Revenue                   24,213,091     11,822,810

      Gross Profit                             12,821,102      5,502,126
    General and Administrative Expenses         4,145,198      1,033,105

      Income from Operations                    8,675,804      4,469,021
    Income (Loss) from Joint Venture          (1,392,852)      (304,920)

    Other Income                                  153,331        150,965

      Income Before Minority Interest           7,436,283      4,315,066
    Minority Interest in Net Income of
      Consolidated Joint Venture                  (4,414)       (42,880)

    Net Income                                  7,431,869      4,272,186
    Retained Earnings at Beginning of          15,656,607      9,402,786
    Period

    Less:                                       3,919,778      1,055,213
      Distributions to Stockholders

    Retained EArnings at End of Period        $19,168,698    $12,619,759


   The accompanying notes are an integral part of these financial statements.

                              CHURCH & TOWER GROUP
                        COMBINED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                         Nine Months Ended September 30

                                                                            1993              1992
    Cash Flows from Operating Activities:
      Net Income                                                         $7,431,869      $4,272,186
      Adjustments to Reconcile Net Income to Net Cash
       Provided (Used) in Operating Activities:
         Depreciation                                                       553,495         276,867
         (Increase) Decrease in Accounts and Contracts Receivable           823,790     (1,650,163)
         (Increase) Decrease in Other Receivables & Current Assets          239,603       (199,073)
         (Increase) Decrease in Other Assets                                 58,998          38,719
         Increase (Decrease) in Accounts Payable & Accrued Expenses       1,188,071         (4,829)
         Increase (Decrease) in Billings in Excess of Costs             (1,527,012)         678,770
         Increase (Decrease) in Other Current Liabilities                  (35,368)       (106,656)
         Minority Interest in Net Income                                        648          42,882
         Deficit in Unconsolidated Venture                                1,392,852               0

    Net Cash Provided by Operating Activities                            10,126,946       3,348,703


    Cash Flows from Investing Activities:
         Investment in Joint Venture                                          5,000         209,712
         Investment in Unconsolidated Venture                             (600,000)               0
         Purchase of Equipment                                          (1,764,450)          53,088

    Net Cash Provided (Used) in Investing Activities                    (2,359,450)         262,800






                                                  F-25

    Cash Flows from Financing Activities:
         Debt Borrowings                                                    989,271         257,238
         Debt Repayments                                                  (863,865)               0
         Distributions to Stockholders                                  (3,919,778)     (1,055,213)

    Net Cash Provided (Used) in Financing Activities                    (3,794,372)       (797,975)
    Net Increase in Cash & Cash Equivalents                               3,973,124       2,813,528
    Cash & Equivalents - Beginning of period                             10,190,412       5,610,961
    Cash & Equivalents - End of period                                  $14,163,536      $8,424,489





   The accompanying notes are an integral part of these financial statements.

   CHURCH & TOWER GROUP
   NOTES TO COMBINED
   FINANCIAL STATEMENTS
   September 30, 1993 (Unaudited)




   1.   General

        The accompanying combined financial statements for Church & Tower Group (the "Group") have been prepared in accordance with generally accepted accounting principles for interim financial information. They do not include all information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations are not necessarily indicative of results which might be expected for the entire fiscal year. The condensed consolidated financial statements should be read in conjunction with the combined financial statements and notes thereto for the year ended December 31, 1992.

   2.   Principles of Combination

        The combined financial statements include the accounts of Church & Tower of Florida, Inc. ("CT Florida") and Church & Tower, Inc. ("CT Consolidated") (which includes the accounts of CT and of its majority owned subsidiary, "9001 Joint Venture," and wherein all significant intercompany transactions and balances have been eliminated). All significant intercompany transactions and balances have been eliminated. The financial statements of 9001 Joint Venture, a partnership that is majority-owned by a company in the Group reflect total assets of $3,064,573 as of September 30, 1993, and total revenues of $10,672,627 and $4,127,700 for the nine months ended September 30, 1993 and 1992, respectively.

   3.   Income Taxes

        The companies in the Group have elected to be taxed under the Subchapter S provisions of the Internal Revenue Code, which provides that corporate earnings are to be included in the Federal Income Tax Returns of the individual stockholders. Accordingly, no provision for income taxes has been recorded in the accompanying combined statements of income.

   4    Related Party Transactions

        The Group has rented and purchased construction equipment from other entities related to it by common management and control. During the nine months ended September 30, 1993 and September 30, 1992 these related transactions amounted to $1,352,399 and $1,375,292 respectively.

   CHURCH & TOWER GROUP
   NOTES TO CONSOLIDATED
   FINANCIAL STATEMENTS
   September 30, 1993 (Unaudited)

   (Continued...)


   5.   Notes Payable
                                              September 30, 1993


                Note Due to Bank 7.7%                 $1,672,292
                Less:  Current portion                   596,699

                Non-Current Notes Payable             $1,075,593



   6.  Property and equipment

        Property and equipment
        are recorded at cost, and
        consists of:

                                                     September 30, 1993

           Land, buildings and improvements                $  682,489
           Construction and excavation equipment            2,889,128
           Truck, automobiles and radio equipment           2,816,437
           Tools and portable equipment                       297,046
           Office furniture and equipment                     481,450
           Leasehold improvements                              60,847
                                                            7,227,397

           Less accumulated depreciation                  (2,360,587)
           Property and equipment - Net                   $ 4,866,810


        Depreciation expense amounted to $553,495 and $276,867 for the nine months ended September 30, 1993 and 1992, respectively.

   7.   Contingencies

        In connection with certain construction contracts entered into by affiliates through common ownership, the company has signed jointly and severally, together with other affiliates, certain agreements of indemnity ("Agreements") in the aggregate amount of approximately $75,000,000, of which approximately $13,000,000 remains incomplete. The Agreements are to secure the affiliates' fulfillment of obligations and performance of the related contracts.

        Management believes that no losses will be sustained from these Agreements.




   CHURCH & TOWER GROUP
   NOTES TO CONSOLIDATED
   FINANCIAL STATEMENTS
   September 30, 1993 (Unaudited)

   (Continued...)

   8.   Subsequent Events

        On December 27, 1993, the Group declared dividends of $7,600,000. Of the dividends declared, $4,600,000 has been paid in cash and $3,000,000 remains payable in the form of a promissory note, payable in semi-annual payments of $500,000, bearing interest a the prime rate plus 2%, but in any event not less than 8%.

        A pro forma balance sheet at September 30, 1993, after giving effect to this dividend is as follows:

             Current Assets           $17,956,440
             Total Assets              22,899,394
             Current Liabilities        7,702,873
             Total Liabilities         11,296,865
             Stockholders' Equity      11,602,529

        On October 15, 1993, the stockholders of the Group entered into an agreement under which the Group will be acquired by Burnup & Sims Inc., a publicly traded company with business activities similar to the Group. As a result of this acquisition, the stockholders of the Group will obtain approximately 65% of the combined entity. The acquisition is subject to approval of, among other things, the stockholders of Burnup & Sims.

        As a result of this acquisition, the Group will be taxed as a C corporation. Undistributed earnings at December 31, 1992, after giving effect to the above mentioned dividends amount to approximately $3,800,000.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING


        Proposals of stockholders intended to be presented at the 1994 Annual Meeting of Burnup Stockholders must be received by Burnup at its principal executive offices within a reasonable time before the 1994 Annual Meeting of Stockholders for inclusion in the proxy materials. Such proposals should meet the applicable requirements of the Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder.



                              INDEPENDENT AUDITORS

        The firm of Deloitte & Touche currently serves as independent auditors of the Company. Representatives of Deloitte & Touche are expected to attend the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. No accountant has been selected or recommended for the Company's 1994 fiscal year.

        The consolidated financial statements of the Company as of April 30, 1993 and 1992 and for each of the three years in the period ended April 30, 1993 incorporated by reference in this Proxy Statement have been audited by Deloitte & Touche, independent auditors.

        The combined financial statements of the CT Group as of December 31, 1992 and 1991 and for each of the three years in the period ended December 31, 1992 included in this Proxy Statement have been audited by Viciana & Shafer, P.A., independent auditors.


                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance therewith, files reports, proxy statements and other financial information with the SEC.

   Such reports, proxy statements and other information may be inspected and copies at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information should also be available for inspection and copying at the regional offices of the SEC located at 1375 Peachtree Street, N.E., Suite 788, Atlanta, Georgia 30367 and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                           INCORPORATION BY REFERENCE

        The following documents are hereby incorporated by reference into and made a part of this Proxy Statement:

        1. The Company's Annual Report on Form 10-K for the year ended April 30, 1993, as amended.

        2. The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1993, as amended.



                                 By Order of the Board of Directors,

                                 /s/ Nick A. Caporella
                                 _____________________
                                 Nick A. Caporella
                                 Chairman of the Board of Directors
                                 President and Chief Executive Officer


   Fort Lauderdale, Florida
   February 10, 1994

   APPENDICES


   Appendix A -   Agreement dated as of October 15, 1993, among Burnup &
                  Sims Inc., and the stockholders of Church & Tower, Inc.
                  and Church & Tower of Florida, Inc. and First and Second
                  Amendment each dated as of November 23, 1993 and the form
                  of a Third Amendment . . . . . . . . . . . . . . . . .  A-1

   Appendix B -   Opinion of PaineWebber Incorporated  . . . . . . . . .  B-1

   Appendix C -   Form of Agreement between
                  Burnup & Sims Inc. and National Beverage Corp. . . . .  C-1

   Appendix D -   Proposed Amended and Restated Certificate
                  of Incorporation . . . . . . . . . . . . . . . . . . .  D-1

   Appendix E -   1994 Stock Option Plan
                  for Non-Employee Directors . . . . . . . . . . . . . .  E-1

   Appendix F -   1994 Stock Incentive Plan  . . . . . . . . . . . . . .  F-1

                                  EXHIBIT INDEX


                                                        LOCATION OF
                                                         EXHIBIT IN
                                                         SEQUENTIAL
                                                         NUMBERING
                         EXHIBIT                           SYSTEM

    Exhibit 2      Agreement dated  as of  October  15,
                   1993, among Burnup  & Sims Inc., and
                   the stockholders of  Church & Tower,
                   Inc.  and Church & Tower of Florida,
                   Inc. and First  and Second Amendment
                   each dated as of  November 23,  1993
                   and the form of a Third Amendment.  CE


    Exhibit 99     Opinion of PaineWebber Incorporated  CE

    Exhibit 10(a)  Form of Agreement  between Burnup  &
                   Sims  Inc.   and  National  Beverage
                   Corp.  CE

    Exhibit 3(a)   Proposed   Amended   and    Restated
                   Certificate of Incorporation  CE

    Exhibit 10(b)  1994  Stock  Option  Plan  For  Non-
                   Employee Directors  CE

    Exhibit 10(c)  1994 Stock Incentive  CE